   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 18, 1994

                                                      REGISTRATION NO.
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                             SIBV/MS HOLDINGS, INC.
                 (TO BE RENAMED JEFFERSON SMURFIT CORPORATION)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

                 DELAWARE                                      2653                                     43-1531401
     (STATE OR OTHER JURISDICTION OF               (PRIMARY STANDARD INDUSTRIAL                      (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)               CLASSIFICATION CODE NUMBER)                    IDENTIFICATION NUMBER)

                            JEFFERSON SMURFIT CENTRE
                              8182 MARYLAND AVENUE
                           ST. LOUIS, MISSOURI 63105
                                 (314) 746-1100
       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
               CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 JOHN R. FUNKE
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                              8182 MARYLAND AVENUE
                           ST. LOUIS, MISSOURI 63105
                                 (314) 746-1100
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

                       LOU R. KLING, ESQ.                                                 FRED H. COHEN, ESQ.
              SKADDEN, ARPS, SLATE, MEAGHER & FLOM                                        SHEARMAN & STERLING
                        919 THIRD AVENUE                                                 599 LEXINGTON AVENUE
                    NEW YORK, NEW YORK 10022                                           NEW YORK, NEW YORK 10022
                         (212) 735-3000                                                     (212) 848-4000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933 check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

                                                                               PROPOSED
                                                                                MAXIMUM          PROPOSED
                                                                               OFFERING          MAXIMUM           AMOUNT OF
      TITLE OF EACH CLASS OF SECURITIES                                          PRICE          AGGREGATE        REGISTRATION
               TO BE REGISTERED                 AMOUNT TO BE REGISTERED(1)   PER SHARE(2)   OFFERING PRICE(2)         FEE

Common Stock, par value $.01 per share........       21,725,549 shares          $20.50         $445,373,755        $153,578

(1) Includes 2,197,500 shares of Common Stock which the U.S. Underwriters have the option to purchase to cover over-allotments, if any.

(2) Estimated solely for the purpose of calculating the registration fee.

                            ---------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

________________________________________________________________________________

                                EXPLANATORY NOTE

     This Registration Statement contains two forms of prospectus: one to be used in connection with an offering in the United States and Canada (the 'U.S. Prospectus') and one to be used in connection with a concurrent offering outside the United States and Canada (the 'International Prospectus'). The U.S. Prospectus and International Prospectus are identical except for the front cover page. The form of U.S. Prospectus is included herein and is followed by the front cover page to be used in the International Prospectus. The front cover page for the International Prospectus included herein is labeled 'Alternate Page for International Prospectus'.

     Prior to the date on which this Registration Statement is declared effective by the Securities and Exchange Commission, the Registrant, SIBV/MS Holdings, Inc., intends to change its name to 'Jefferson Smurfit Corporation', and the Registrant's subsidiary, Jefferson Smurfit Corporation, intends to change its name to 'Jefferson Smurfit Corporation (U.S.)'. All references in this Prospectus to the 'Company' refer to the corporation currently named SIBV/MS Holdings, Inc. and, when the context requires, its consolidated subsidiaries; all references in this Prospectus to 'JSC' refer to the corporation currently named Jefferson Smurfit Corporation.

                         JEFFERSON SMURFIT CORPORATION

                             CROSS REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

                        FORM S-1 PART I ITEM                                 PROSPECTUS LOCATION OR CAPTION
- ---------------------------------------------------------------------  ------------------------------------------
  1.  Forepart of the Registration Statement and Outside Front Cover
        Page of Prospectus...........................................  Outside Front Cover Page
  2.  Inside Front and Outside Back Cover Pages of Prospectus........  Inside Front Cover Page; Additional
                                                                         Information
  3.  Summary Information, Risk Factors and Ratio of Earnings to
        Fixed Charges................................................  Prospectus Summary; Risk Factors; Selected
                                                                         Historical Financial Data; Pro Forma
                                                                         Financial Data
  4.  Use of Proceeds................................................  Use of Proceeds
  5.  Determination of Offering Price................................  Underwriters
  6.  Dilution.......................................................  Dilution
  7.  Selling Security Holders.......................................  *
  8.  Plan of Distribution...........................................  Cover Page; Underwriters
  9.  Description of Securities to be Registered.....................  Description of Capital Stock
 10.  Interests of Named Experts and Counsel.........................  *
 11.  Information with Respect to the Registrant.....................  Outside Front Cover Page; Prospectus
                                                                         Summary; Risk Factors; Recapitalization
                                                                         Plan; Use of Proceeds; Dividend Policy;
                                                                         Capitalization; Selected Historical
                                                                         Financial Data; Pro Forma Financial
                                                                         Data; Management's Discussion and
                                                                         Analysis of Results of Operations and
                                                                         Financial Condition; Business;
                                                                         Management; Security Ownership of
                                                                         Certain Beneficial Owners; Certain
                                                                         Transactions; Description of Certain
                                                                         Indebtedness; Description of Capital
                                                                         Stock; Shares Eligible for Future Sale;
                                                                         Certain United States Federal Tax
                                                                         Considerations for Non-U.S. Holders of
                                                                         Common Stock; Index to Financial
                                                                         Statements
 12.  Disclosure of Commission Position on Indemnification for
        Securities Act Liabilities...................................  *

- ------------

*  Not applicable.

PROSPECTUS (SUBJECT TO COMPLETION)
ISSUED FEBRUARY 18, 1994

                               14,650,000 SHARES
                           JEFFERSON SMURFIT CORPORATION
                                  COMMON STOCK

- ----------------------------------------------------------
ALL SHARES OF COMMON STOCK OFFERED HEREBY ARE BEING SOLD BY THE COMPANY. OF THE 14,650,000 SHARES OF COMMON STOCK BEING OFFERED, 11,720,000 SHARES ARE BEING
   OFFERED   INITIALLY  IN  THE  UNITED  STATES  AND  CANADA  BY  THE  U.S.
     UNDERWRITERS AND 2,930,000 SHARES ARE BEING OFFERED INITIALLY  OUTSIDE
     OF  THE UNITED STATES AND  CANADA BY THE INTERNATIONAL UNDERWRITERS.
       SEE 'UNDERWRITERS'.  PRIOR TO  THIS OFFERING,  THERE HAS  BEEN  NO
       PUBLIC  MARKET  FOR  THE  COMMON STOCK  OF  THE  COMPANY.  IT IS
         CURRENTLY ESTIMATED THAT THE  INITIAL PUBLIC OFFERING  PRICE
           PER  SHARE  WILL BE  IN  THE RANGE  OF $                TO
           $          . SEE 'UNDERWRITERS' FOR A DISCUSSION OF THE
                      FACTORS CONSIDERED IN DETERMINING THE
                        INITIAL PUBLIC OFFERING  PRICE.

THE  COMPANY IS ALSO SELLING      SHARES OF  COMMON STOCK (ASSUMING THE PRICE TO
PUBLIC IS EQUAL  TO THE  MIDPOINT OF  THE RANGE  SET FORTH  ABOVE) TO  SMURFIT
  INTERNATIONAL, B.V. (OR A CORPORATE AFFILIATE), THE CURRENT BENEFICIAL OWNER OF 50% OF THE COMPANY'S OUTSTANDING STOCK, AT A PRICE PER SHARE EQUAL TO
    THE PRICE TO PUBLIC PER SHARE OF COMMON STOCK OFFERED HEREBY (OR FOR AN
     AGGREGATE PURCHASE PRICE OF $100  MILLION). FOR A FURTHER  DESCRIPTION
     OF  THE  TERMS  AND  CONDITIONS OF  SUCH  SALE  AND  CERTAIN RELATED
                     MATTERS, SEE 'RECAPITALIZATION PLAN'.

- ----------------------------------------------------------
    APPLICATION WILL BE MADE TO LIST THE COMMON STOCK ON THE NEW YORK STOCK
                                   EXCHANGE.

- ----------------------------------------------------------
          SEE 'RISK FACTORS' FOR INFORMATION THAT SHOULD BE CONSIDERED
                           BY PROSPECTIVE INVESTORS.

- ----------------------------------------------------------
THESE SECURITIES HAVE  NOT BEEN APPROVED  OR DISAPPROVED BY  THE SECURITIES  AND
   EXCHANGE  COMMISSION,  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES  COMMISSION
       PASSED  UPON  THE ACCURACY  OR  ADEQUACY OF  THIS  PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

- ----------------------------------------------------------
                             PRICE $        A SHARE

- ----------------------------------------------------------

                                                                         UNDERWRITING
                                                     PRICE TO           DISCOUNTS AND          PROCEEDS TO
                                                      PUBLIC            COMMISSIONS(1)          COMPANY(2)
                                               --------------------  --------------------  --------------------
Per Share....................................                     $                     $                     $
Total(3).....................................                     $                     $                     $

- ------------

  (1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

  (2) Before  deducting expenses payable  by the Company estimated  at $       .
      Excludes proceeds of sale of shares of Common Stock to Smurfit International, B.V. No underwriting discounts or commissions will be paid on the sale of such shares.

  (3) The Company has granted the U.S. Underwriters an option, exercisable within 30 days from the date hereof to purchase in the aggregate up to 2,197,500 additional shares of Common Stock, at the Price to Public less underwriting discounts and commissions, for the purpose of covering overallotments, if any. If the option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions, and Proceeds to
      Company will be  $         , $         and  $         , respectively.  See
      'Underwriters'.

- ----------------------------------------------------------
     The shares of Common Stock are offered, subject to prior sale, when, as and if accepted by the Underwriters and subject to approval of certain legal matters by Shearman & Sterling, counsel for the Underwriters. It is expected that
delivery of the Shares will be made on or about                  , 1994, at  the
office of Morgan Stanley & Co. Incorporated, New York, New York, against payment therefor in New York funds.

- ----------------------------------------------------------
MORGAN STANLEY & CO.

       INCORPORATED

                             KIDDER, PEABODY & CO.
                                     INCORPORATED

                                                            SALOMON BROTHERS INC

                , 1994

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF COMMON STOCK OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

- ----------------------------------------------------------
     No action has been or will be taken in any jurisdiction by the Company or any Underwriter that would permit a public offering of the Common Stock or possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons into whose possession this Prospectus comes are required by the Company and the Underwriters to inform themselves about and to observe any restrictions as to the offering of the Common Stock and the distribution of this Prospectus.

     In this Prospectus, references to 'dollar' and '$' are to United States dollars, and the terms 'United States' and 'U.S.' mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction. All tons referenced are short tons.

- ----------------------------------------------------------
     UNTIL                  ,  1994 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS),
ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

- ----------------------------------------------------------
                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
Prospectus Summary.............................     4
Risk Factors...................................    10
Recapitalization Plan..........................    17
Use of Proceeds................................    21
Dividend Policy................................    22
Dilution.......................................    23
Capitalization.................................    24
Selected Historical Financial Data.............    26
Pro Forma Financial Data.......................    28
Management's Discussion and Analysis of Results
  of Operations and Financial Condition........    33
Business.......................................    36
Management.....................................    55

                                                  PAGE
                                                  ----
Security Ownership of Certain Beneficial
  Owners.......................................    63
Certain Transactions...........................    65
Description of Certain Indebtedness............    70
Description of Capital Stock...................    78
Shares Eligible for Future Sale................    80
Certain United States Federal Tax
  Considerations for Non-U.S. Holders of Common
  Stock........................................    81
Underwriters...................................    83
Legal Matters..................................    86
Experts........................................    86
Additional Information.........................    87
Index to Financial Statements..................   F-1

                            ------------------------
     The Company intends to furnish to its stockholders annual reports containing audited consolidated financial statements and a report thereon by the Company's independent auditors and quarterly reports containing unaudited consolidated financial data for the first three quarters of each fiscal year.

- ----------------------------------------------------------
     The principal executive offices of the Company are located at 8182 Maryland Avenue, St. Louis, Missouri 63105, and the Company's telephone number is (314) 746-1100. The Company was incorporated in Delaware in 1989.

                               PROSPECTUS SUMMARY

     The following information is qualified in its entirety by the more detailed information and the financial statements and notes thereto that appear elsewhere in this Prospectus. Unless otherwise indicated, (i) all references in this Prospectus to per share amounts and numbers and percentages of shares outstanding reflect the Reclassification (as defined below) which will occur immediately prior to the consummation of the Equity Offerings (as defined below) and assume that there is no exercise of the over-allotment option by the U.S. Underwriters, and (ii) references to the 'Company' refer to Jefferson Smurfit Corporation, and where appropriate, its subsidiaries.

                                  THE COMPANY

     The Company believes it is one of the nation's largest producers of paperboard and packaging products and is the largest producer of recycled paperboard and recycled packaging products. The Company's system of 16 paperboard mills produces virgin and recycled containerboard, solid bleached sulfate ('SBS') and recycled boxboard, and recycled cylinderboard, which is sold to the Company's own converting operations or to third parties. The Company's converting operations consist of 52 corrugated container plants, 18 folding carton plants, and 16 industrial packaging plants located across the country, with three plants located outside the U.S. In 1993, the Company's container plants converted an amount of containerboard equal to approximately 105.5% of the amount the Company produced, its folding carton plants converted an amount of SBS, recycled boxboard and coated natural kraft equal to approximately 65.4% of the amount the Company produced, and its industrial packaging plants converted an amount of recycled cylinderboard equal to approximately 59.7% of the amount the Company produced. The Company's Paperboard/Packaging Products segment contributed 91.6% of the Company's net sales in 1993. The Company's paperboard operations are supported by its reclamation division and by its timber operations which manage approximately one million acres of owned or leased timberland located in close proximity to its virgin fibre mills.

     In addition, the Company believes it is one of the nation's largest producers of recycled newsprint. The Company's newsprint division includes two newsprint mills in Oregon and two facilities that produce Cladwood'r', a construction material produced from newsprint and wood by-products.

     The predecessor to the Company was founded in 1974 when Jefferson Smurfit Group plc ('JS Group'), a worldwide leader in the packaging products industry, commenced operations in the United States by acquiring 40% of a small paperboard and packaging products company. The remaining 60% of that company was acquired in 1977, and in 1978 net sales were $42.9 million. The Company implemented a strategy to build a fully integrated, broadly based, national packaging business, primarily through acquisitions, including Alton Box Board Company in 1979, the paperboard and packaging divisions of Diamond International Corporation in 1982, 80% of Smurfit Newsprint Corporation ('SNC') in 1986, and 50% of Container Corporation of America ('CCA') in 1986. The Company financed its acquisitions by using leverage, and in several cases, utilized joint venture financing whereby the Company eventually obtained control of the acquired company. While no major acquisition has been made since 1986, the Company has made 18 smaller acquisitions and started up five new facilities which had combined sales in 1993 of $280.3 million. Jefferson Smurfit Corporation (U.S.) ('JSC') was formed in 1983 to consolidate the operations of the Company, and today the Company ranks among the industry leaders in its two business segments, Paperboard/Packaging Products and Newsprint. In 1993, the Company had net sales of $2.9 billion, achieving a compound annual sales growth rate of 32.6% for the period since 1978.

     The principal components of the Company's business strategy include the following:

           Maintain Focus on Recycled Products. The Company believes that it is the largest recycler of wastepaper; the largest producer of coated recycled paperboard and one of the largest producers of recycled newsprint in the United States, and is well positioned to supply an increasing demand for environmentally friendly packaging.

           Focus on Cost Reduction. The Company is implementing a company-wide cost reduction program designed to improve the cost competitiveness of all the Company's operating facilities and staff functions. Additionally, in 1993 the Company began a restructuring program to realign and consolidate various manufacturing operations over the next 2 to 3 years.

           Continue to Pursue Vertical Integration. The Company's high level of integration assures the Company of top quality and economically priced supplies of fibre for its paperboard mills, and protects the Company from potential regional supply and demand imbalances for recycled fibre grades. Integration also reduces the volatility of pricing for the Company's containerboard products and allows the Company to run its mills at higher operating rates during industry downturns.

           Continue Growth in Core Businesses. The Company intends to continue its strategy of building its core packaging businesses primarily by pursuing acquisitions and through capital improvement programs.

           Maintain Leading Market Positions. The Company's prominence in the United States packaging industry provides the Company certain advantages in marketing its products, including excellent customer visibility, which has enabled the Company to enter into strategic alliances with select large national account customers. The Company's broad range of packaging products provides a single source option to supply all of a customer's packaging needs.

           Improve Financial Profile. The Recapitalization Plan (as defined below) will improve operating and financial flexibility by reducing the level and overall cost of its debt, extending maturities of its indebtedness, increasing stockholders' equity and increasing its access to capital markets.

     Prior to the consummation of the Equity Offerings, 50% of the stock of the Company was owned by direct and indirect subsidiaries of Smurfit International, B.V. ('SIBV') an indirect wholly-owned subsidiary of JS Group, a public corporation organized under the laws of the Republic of Ireland, % was beneficially owned by The Morgan Stanley Leveraged Equity Fund II, L.P., a Delaware limited partnership investment fund formed to make investments in industrial and other companies ('MSLEF II'), and certain related entities and
   % was beneficially owned by certain other investors. MSLEF II is an affiliate of both Morgan Stanley & Co. Incorporated ('MS&Co.'), a representative of the U.S. Underwriters, and Morgan Stanley & Co. International Limited, a representative of the International Underwriters.

     After the consummation of the Recapitalization Plan, including the Equity Offerings and the purchase by SIBV (or a corporate affiliate) of shares of Common Stock for $100 million (assuming a purchase price per share equal to the midpoint of the range of the anticipated high and low per share public offering prices set forth on the cover) (the 'SIBV Investment'), SIBV will beneficially own approximately %, MSLEF II and certain related entities will beneficially own in the aggregate approximately %, and all other stockholders (including public stockholders) will beneficially own approximately
  % of the outstanding shares of Common Stock. See 'Security Ownership of Certain Beneficial Owners' and 'Certain Transactions'.

     The Company conducts its business through its wholly-owned subsidiaries, JSC and CCA. The following chart illustrates the corporate structure of the Company, JSC and CCA, and the indebtedness of such corporations following the consummation of the Recapitalization Plan.

     [GRAPHIC REPRESENTATION of the corporate structure and principal assets and indebtedness of Jefferson Smurfit Corporation**** ('the Company'), Jefferson Smurfit Corporation (U.S.) **** ('JSC') and Container Corporation of America ('CCA'), illustrating that: (i) the principal assets of the Company include 100% of the stock of JSC, (ii) the principal assets of JSC include 100% of the stock of CCA, 80% of the stock of Smurfit Newsprint Corporation, paper mills, converting facilities and other operating assets, (iii) the principal assets of CCA include paper mills, converting facilities, timberland and other operating assets, (iv) JSC's indebtedness consists of Senior Obligations* (New Revolving Credit Facility, Guarantees of CCA debt under New Revolving Credit Facility, Initial Term Loan, Delayed Term Loan**, 1993 Notes and Senior Notes), other indebtedness *** and Subordinated Obligations (None**) and (v) CCA's
indebtedness  consists of  Senior Obligations*  (New Revolving  Credit Facility,
Initial Term Loan, Delayed Term Loan**, Guarantee of JSC debt under New Revolving Credit Facility, 1993 Notes and Senior Notes), other indebtedness and Subordinated Obligations (None**). The asterisks relate to the four footnotes following the graphic representation.]


- ------------

   * Includes those obligations (other than intercompany indebtedness) that are senior with respect to all subordinated obligations listed and rank equally with each other senior obligation listed (except that certain of such obligations, but not all, are secured).

  ** Prior to the consummation of the Subordinated Debt Refinancing (as defined below), CCA will have outstanding, and JSC will guarantee on a subordinated basis, subordinated obligations consisting of the Senior Subordinated Notes, the Subordinated Debentures and the Junior Accrual Debentures (each as defined below) and no indebtedness will be outstanding under the Delayed Term Loan (as defined below), except to the extent borrowings are made thereunder to fund purchases of such subordinated debt prior to December 15, 1994 pursuant to open market or privately negotiated transactions, and to repay amounts under the New Revolving Credit Facility which were borrowed prior to December 15, 1994 for such repurchases.

 *** A limited-purpose subsidiary of the Company has certain borrowings pursuant to the Company's accounts receivable securitization program. See 'Description of Certain Indebtedness -- Securitization' and 'Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources'.

**** Prior to April 1994,  the Company had been  named 'SIBV/MS Holdings,  Inc.'
     and Jefferson Smurfit Corporation (U.S.) had been named 'Jefferson Smurfit Corporation'. In this document, references to the 'Company' are to Jefferson Smurfit Corporation, and references to 'JSC' are references to its subsidiary, now called 'Jefferson Smurfit Corporation (U.S.)'.

                                 THE OFFERINGS

Common Stock offered by the Company:
     U.S. Equity Offering.........................  11,720,000 shares
     International Equity Offering................  2,930,000 shares
          Total...................................  14,650,000 shares
Common Stock to be outstanding following the
  Equity Offerings and the SIBV Investment........  shares
Use of Proceeds...................................  The net proceeds to the Company from the Equity Offerings  and the  SIBV Investment,  together with  the net  proceeds to the
                                                    Company from the  Debt Offerings (as  defined below), will  be used to effect certain of the transactions contemplated by the
                                                    Recapitalization Plan. See 'Recapitalization Plan'.
Proposed New York Stock Exchange Symbol...........

     The Company is also selling shares of Common Stock to SIBV (or a corporate affiliate), pursuant to the SIBV Investment, for an aggregate purchase price of $100 million. See 'Recapitalization Plan -- Sale of Stock to SIBV'.

                             RECAPITALIZATION PLAN

     The Company is implementing a recapitalization plan (the 'Recapitalization Plan') to refinance a substantial portion of its indebtedness in order to improve operating and financial flexibility by reducing the level and overall cost of its debt, extending maturities of indebtedness, increasing stockholders' equity and increasing its access to capital markets. For the year ended December 31, 1993, the Recapitalization Plan would, on a pro forma basis for such year, have resulted in $68.7 million of aggregate savings in interest expense, of which $53.8 million represents cash interest expense savings (in each case on a pre-tax basis).

     The Recapitalization Plan includes the following primary components:

          (i) (a) The offering by the Company of 14,650,000 shares of Common Stock pursuant to this Prospectus (the 'Equity Offerings');

                   (b) The SIBV Investment;

                   (c) The  offering by CCA of $500 million aggregate  principal amount of % Series A Senior Notes due 2004 (the 'Series A Senior Notes') and $100 million aggregate principal amount of
                       % Series B  Senior Notes  due 2002 (the  'Series B Senior
              Notes' and, together with the Series A Senior Notes, the 'Senior Notes') (the 'Debt Offerings'). The Equity Offerings and the Debt Offerings are collectively referred to herein as the 'Offerings';

                   (d) The entering into of a new credit agreement by CCA and JSC (the 'New Credit Agreement') consisting of a $450 million revolving credit facility (the 'New Revolving Credit Facility'), a $200 million term loan (the 'Initial Term Loan') and an $850 million delayed term loan (the 'Delayed Term Loan' and, together with the Initial Term Loan, the 'New Term Loans').

          (ii) The application of the net proceeds of the Offerings and the SIBV Investment, together with borrowings under the New Credit Agreement, to refinance (the 'Bank Debt Refinancing') all of the Company's indebtedness outstanding under (a) the Second Amended and Restated Credit Agreement, dated as of November 9, 1989, among the Company, JSC, CCA, the lenders which are parties thereto, Bankers Trust Company as agent and Chemical Bank and Bank of America National Trust and Savings Association as co-agents (the '1989 Credit Agreement'); (b) the Amended and Restated Note Purchase Agreement, dated as of December 14, 1989, among the Company, JSC, CCA and the purchasers of the secured notes (the 'Secured Notes') issued thereunder (the 'Secured Note Purchase Agreement'), and (c) the Loan and Note Purchase Agreement, dated as of August 26, 1992, among the Company, JSC, CCA, the lenders which are party thereto, Chemical Bank as agent and the managing agents and collateral trustee which are party thereto (the '1992 Credit Agreement' and, together with the 1989 Credit Agreement, the 'Old Bank Facilities').

          (iii) The application, on approximately December 1, 1994, of the borrowings under the Delayed Term Loan to redeem (the 'Subordinated Debt Refinancing') CCA's (a) 13 1/2% Senior Subordinated Notes due 1998 (the 'Senior Subordinated Notes'), (b) 14% Subordinated Debentures due 2001 (the 'Subordinated Debentures') and (c) 15 1/2% Junior Subordinated Accrual Debentures due 2004 (the 'Junior Accrual Debentures' and, together with the Senior Subordinated Notes and the Subordinated Debentures, the 'Subordinated Debt'). The earliest date the Subordinated Debt may be redeemed is December 1, 1994. Borrowings under the Delayed Term Loan will be subject to the satisfaction of certain limited conditions.

SOURCES AND USES

     The following table sets forth the sources and uses of funds to be used to effect the Recapitalization Plan:

                                                                                              ($ MILLIONS)
                                                                                              ------------
Sources of Funds
     The Equity Offerings(a)...............................................................      $  300
     SIBV Investment(a)....................................................................         100
     The Debt Offerings(a).................................................................         600
     New Revolving Credit Facility(b)......................................................          --
     New Term Loans........................................................................       1,050
                                                                                              ------------
          Total............................................................................      $2,050
                                                                                              ------------
                                                                                              ------------
Uses of Funds
     Prepayment of debt under Old Bank Facilities..........................................      $  810
     Prepayment of Secured Notes...........................................................         271
     Redemption of Subordinated Debt(c)....................................................         844
     Fees and expenses(d)..................................................................         104
     Increase in cash(e)...................................................................          21
                                                                                              ------------
          Total............................................................................      $2,050
                                                                                              ------------
                                                                                              ------------

- ------------

 (a) Assuming an initial public offering price of $ per share of Common Stock (which is equal to the midpoint of the range of the anticipated high and low per share public offering prices set forth on the cover) and, in the case of the Offerings, without deducting estimated underwriting discounts and commissions and expenses.

 (b) The maximum amount available under such facility will be $450 million, with up to $150 million of such amount being available for letters of credit. It is anticipated that immediately following the Offerings, letters of credit of approximately $90 million will be outstanding under such facility. See also (c) below.

 (c) Represents the outstanding principal amount and redemption premiums required to be paid on the Senior Subordinated Notes and the Subordinated Debentures, and the estimated accreted value of the Junior Accrual Debentures as of December 1, 1994. The Company expects that accrued and unpaid interest at June 1 and December 1, 1994 on the Senior Subordinated Notes and the Subordinated Debentures will be paid through internal cash flow or with additional borrowings under the New Revolving Credit Facility.

 (d) Expenses include estimated underwriting discounts and commissions relating to the Equity Offerings and the Debt Offerings, respectively. There are no underwriting discounts or commissions on the sale of Common Stock pursuant to the SIBV Investment.

 (e) If the U.S. Underwriters exercise their overallotment option in full,  cash
     will be increased by an additional $    million.

     The aggregate amount of proceeds, net of estimated expenses, necessary immediately following the Offerings to consummate the Recapitalization Plan (excluding the Subordinated Debt Refinancing) is approximately $1,120 million. The sources of funds for such amount are set forth in the above table. Prior to consummation of the Offerings, however, the Company may determine to change the size of the various components of the Recapitalization Plan and, accordingly, among other things may change the size of the Debt Offerings and/or the Equity Offerings which could, in turn, affect the size of the Initial Term Loan and/or the Delayed Term Loan.

     In order to consummate the Recapitalization Plan, the Company must obtain certain consents and waivers, consisting, among others, of the consent of (i) a majority in principal amount of the holders of CCA's 9 3/4% Senior Notes due 2003 (the '1993 Notes'), (ii) 60% of the holders of the outstanding principal amount of Secured Notes and (iii) certain parties under JSC's and CCA's trade receivables securitization (the 'Securitization') (collectively, the 'Consents and Waivers'). The Company expects that, prior to entering into the Underwriting Agreement (as defined below), it shall have obtained the Consents and Waivers. For more information concerning the Consents and Waivers, see 'Recapitalization Plan -- Consents and Waivers'.

     All of the transactions contemplated by the Recapitalization Plan (other than the Subordinated Debt Refinancing) are expected to occur substantially contemporaneously. Consummation of the Equity Offerings is conditioned on the substantially concurrent consummation of the other components of the Recapitalization Plan (other than the Subordinated Debt Refinancing), including, among other things, consummation of (i) the SIBV Investment, (ii) the Debt Offerings, and (iii) the Bank Debt Refinancing. In addition, consummation of the Equity Offerings is conditioned on the Company obtaining the Consents and Waivers.

     For  more   information   concerning   the   Recapitalization   Plan,   see
'Recapitalization Plan'.

                                  RISK FACTORS

     For a discussion of certain factors that should be considered in evaluating an investment in the Common Stock, see 'Risk Factors'.

                             SUMMARY FINANCIAL DATA
     The summary historical and pro forma financial data presented below were derived from the consolidated financial statements and the pro forma financial statements of the Company included elsewhere herein and should be read in conjunction with 'Selected Historical Financial Data', 'Pro Forma Financial Data', 'Management's Discussion and Analysis of Results of Operations and Financial Condition' and the consolidated financial statements and the pro forma financial statements of the Company included elsewhere in this Prospectus. The summary pro forma financial data presented below give effect to the offering of the 1993 Notes in April 1993 (the '1993 Note Offering') and the Recapitalization Plan as if such transactions had occurred as of January 1, 1993, in the case of operating results. The pro forma balance sheet data is as if the Recapitalization Plan occurred at December 31, 1993.

                                                                                                                     YEAR ENDED
                                                                                                                    DECEMBER 31,
                                                                                                                        1993
                                                                                       HISTORICAL                 ----------------
                                                                           -----------------------------------    AS ADJUSTED FOR
                                                                                                                  RECAPITALIZATION
                                                                                 YEAR ENDED DECEMBER 31,              PLAN AND
                                                                           -----------------------------------       1993 NOTE
                                                                             1991           1992        1993        OFFERING(a)
                                                                           --------       --------    --------    ----------------
                                                                           (IN MILLIONS, EXCEPT RATIOS, SHARE
                                                                               DATA, AND STATISTICAL DATA)
OPERATING RESULTS:
    Net sales...........................................................   $2,940.1       $2,998.4    $2,947.6        $2,947.6
    Restructuring and other charges.....................................                                 150.0           150.0
    Income (loss) from operations.......................................      305.5          267.7       (14.7)          (14.7)
    Interest expense....................................................     (335.2)        (300.1)     (254.2)         (185.5)
    Loss before extraordinary item and cumulative effect of accounting
      changes(b)........................................................      (77.1)         (34.0)     (174.6)         (129.9)
    Extraordinary item -- (loss) from early extinguishment of debt, net
      of income tax benefit.............................................                     (49.8)      (37.8)          (98.2)
    Cumulative effect of accounting changes.............................                                 (16.5)          (16.5)
    Net loss............................................................      (77.1)         (83.8)     (228.9)         (244.6)
    Net loss per share(c)...............................................      (2.52)         (2.19)      (3.60)
    Ratio of earnings to fixed charges (d)..............................         (e)            (e)         (e)             (e)
OTHER DATA:
    Gross profit margin(f)..............................................       18.1%          16.6%       12.7%           12.7%
    Selling and administrative expenses as a percent of net sales.......        7.7            7.7         8.1             8.1
    EBITDA(g)...........................................................   $  440.9       $  407.8    $  274.2        $  274.2
    Ratio of EBITDA to interest expense.................................       1.32x          1.36x       1.08x           1.48x
    Property and timberland additions...................................   $  118.9       $   97.9    $  117.4        $  117.4
    Depreciation, depletion and amortization............................      130.0          134.9       130.8           130.8
BALANCE SHEET DATA (AT END OF PERIOD):
    Working capital.....................................................   $   76.9       $  105.7    $   40.0        $   81.9
    Total assets........................................................    2,460.1        2,436.4     2,597.1         2,667.4
    Long-term debt (excluding current maturities).......................    2,650.4        2,503.0     2,619.1         2,408.8
    Stockholders' deficit...............................................     (976.9)        (828.9)   (1,057.8)         (745.8)
STATISTICAL DATA:
    Containerboard production (thousand tons)...........................      1,830          1,918       1,840
    Boxboard production (thousand tons).................................        826            832         829
    Newsprint production (thousand tons)................................        614            615         615
    Corrugated shipping containers sold (thousand tons).................      1,768          1,871       1,936
    Folding cartons sold (thousand tons)................................        482            487         475
    Fibre reclaimed and brokered (thousand tons)........................      3,666          3,846       3,907
    Timberland owned or leased (thousand acres).........................        978            978         984

- ------------

 (a) See 'Pro Forma Financial Data' for certain pro forma financial data giving effect to the Recapitalization Plan (excluding the Subordinated Debt Refinancing).

 (b) The loss before extraordinary item for the year ended December 31, 1991 includes after-tax charges of $29.3 million and $6.7 million for the write-off of the Company's equity investments in Temboard, Inc., formerly Temboard and Company Limited Partnership ('Temboard'), and PCL Industries Limited ('PCL'), respectively. See Note 3 to the Company's consolidated financial statements at and for the year ended December 31, 1993.

 (c) Gives   effect   to   the   ten-for-one  stock   split   pursuant   to  the
     Reclassification.  See  'Recapitalization  Plan  --  Reclassification   and
     Related Transactions'.

 (d) For purposes of these calculations, earnings consist of income (loss) before income taxes, equity in earnings (loss) of affiliates, minority interests, extraordinary item and cumulative effect of accounting changes, plus fixed charges. Fixed charges consist of interest on indebtedness, amortization of deferred debt issuance costs and that portion of lease rental expense considered to be representative of the interest factor therein (deemed to be one-fourth of lease rental expense).

 (e) For the years ended December 31, 1991, 1992 and 1993, earnings were inadequate to cover fixed charges by $26.7 million, $31.4 million and 264.2 million, respectively. On a pro forma basis for 1993, earnings were inadequate to cover fixed charges by $195.5 million as adjusted for the 1993 Note Offering and the Recapitalization Plan.

 (f) Gross profit margin represents the excess of net sales over cost of goods sold divided by net sales.

 (g) EBITDA represents net income before interest expense, income taxes, depreciation, depletion and amortization, equity in earnings (loss) of affiliates, minority interests and extraordinary items and cumulative effect of accounting changes and in 1993, nonrecurring restructuring and other charges. The restructuring and other charges include $43 million of asset writedowns and $107 million of future cash expenditures. EBITDA is presented here, not as a measure of operating results, but rather as a measure of the Company's debt service ability.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus, the following factors should be considered carefully in evaluating an investment in the securities offered by this Prospectus.

SUBSTANTIAL LEVERAGE; ABILITY TO SERVICE DEBT; SUBORDINATED DEBT REFINANCING

     The Company has, and following the consummation of the Recapitalization Plan will continue to have, on a consolidated basis a substantial amount of debt, much of which was originally incurred to finance (or to refinance debt originally incurred to finance) the 1989 Transaction (as defined below). The Company's long-term debt at December 31, 1993 was $2,619.1 million and, on a pro forma basis after giving effect to the Recapitalization Plan, the Company's long-term debt as of such date would have been $2,408.8 million. The amount of long-term indebtedness at such date on a historical basis was greater than the book value of the Company's total assets, as reflected on its balance sheet (which is not based on fair saleable or fair value), and is substantial relative to the Company's stockholders' equity, which has been negative in recent years due to the accounting treatment of the 1989 Transaction and recent net losses. See ' -- Recent Losses; Negative Stockholders' Equity'. Although the consummation of the Recapitalization Plan will reduce the Company's consolidated interest expense over the next several years, JSC and CCA will remain obligated to make substantial interest payments on indebtedness under the New Credit Agreement, the 1993 Notes and the Senior Notes and, until the consummation of the Subordinated Debt Refinancing, on the Subordinated Debt. For a description of the terms of the Company's indebtedness, see 'Description of Certain Indebtedness'. For the year ended December 31, 1993, the Company's earnings were inadequate to cover fixed charges by $264.2 million and, on a pro forma basis, after giving effect to the Recapitalization Plan and to the Recapitalization Plan (excluding the Subordinated Debt Refinancing), would have been inadequate to cover fixed charges by $195.5 million and $254.1 million, respectively. See 'Capitalization' and 'Pro Forma Financial Data'.

     The Company generally expects to fund its and its subsidiaries' debt service obligations, capital expenditures and working capital requirements through funds generated from operations and additional borrowings under the New Revolving Credit Facility. As of the closing of the Offerings and the consummation of the other transactions contemplated by the Recapitalization Plan (other than the Subordinated Debt Refinancing), the Company expects JSC and CCA to have in the aggregate approximately $360 million in unused borrowing capacity under the New Revolving Credit Facility. See 'Capitalization'. In 1991, JSC and CCA financed their receivables through the Securitization, thereby reducing their borrowings under the 1989 Credit Agreement. See 'Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources' and 'Description of Certain Indebtedness -- Securitization'. The Securitization matures in April 1996, at which time the Company expects to refinance it. Although the Company believes that it will be able to do so, no assurances can be given in this regard.

     The ability of the Company and its subsidiaries to meet their obligations and to comply with the financial covenants contained in the New Credit Agreement, the 1993 Notes and the Senior Notes and, until the consummation of the Subordinated Debt Refinancing, the Subordinated Debt, is largely dependent upon the future performance of the Company and its subsidiaries, which will be subject to financial, business and other factors affecting them. Many of these factors are beyond the Company's control, such as the state of the economy, demand for and selling prices of its products, costs of its raw materials and legislative factors and other factors relating to its industry generally or to specific competitors. There can be no assurance that the Company and its subsidiaries will generate sufficient cash flow to meet their obligations under their indebtedness, which includes repayment obligations, assuming consummation of the Subordinated Debt Refinancing, of $102 million during the second and $152 million during each of the third through fifth years following consummation of the Offerings (and increasing thereafter). If the Company and its subsidiaries are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments on their indebtedness, or if the Company or any of its subsidiaries fails to comply with the various covenants in such indebtedness, they would be in default under the terms thereof, which would permit the lenders thereunder to accelerate the maturity of such indebtedness and could cause defaults under other indebtedness of the Company and its subsidiaries or result in a bankruptcy of the Company and its subsidiaries. See 'Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources' and 'Description of Certain Indebtedness'. In addition, if a 'Change of Control' as defined in the New Credit Agreement, the 1993 Notes or the Senior Notes is deemed to have occurred, then the holders of such indebtedness shall have the right to be repaid 101% of the principal amount of such indebtedness plus accrued and unpaid interest thereon. See ' -- Shares Eligible for Future Sale'. Similarly, the exercises of such rights could also trigger cross-default or cross-acceleration provisions, and lead to the bankruptcy of the Company and its subsidiaries.

     The Subordinated Debt Refinancing is an integral part of the Recapitalization Plan and a significant portion of the benefits intended to be achieved as a result of the Recapitalization Plan is derived from it. The availability of the financing under the Delayed Term Loan necessary to effect the Subordinated Debt Refinancing is subject to the satisfaction of certain conditions, although the failure to satisfy such conditions will in almost all instances indicate that a significant and adverse change in the Company's financial condition has occurred. The Company expects to be able to satisfy such conditions, although, in any event, it reserves the right not to consummate the Subordinated Debt Refinancing for any reason. See 'Recapitalization Plan -- Subordinated Debt Refinancing'. In addition, the Company believes that, even if the Subordinated Debt Refinancing is not consummated, it will realize substantial benefits from the consummation of the other components of the Recapitalization Plan, including a decrease in leverage and a resulting increase in stockholders' equity. See 'Pro Forma Financial Data'.

CERTAIN RESTRICTIVE COVENANTS

     The limitations contained in the agreements relating to the Company's and its subsidiaries' indebtedness, together with the highly leveraged position of such companies, as well as various provisions in the Company's agreements relating to its governance, including the Stockholders Agreement and the Registration Rights Agreement (as defined below), could limit the ability of the Company and its subsidiaries to effect future debt or equity financings and may otherwise restrict corporate activities, including their ability to avoid defaults and to respond to market conditions, to provide for capital expenditures beyond those permitted or to take advantage of business opportunities. If the Company and its subsidiaries cannot generate sufficient cash flow from operations to meet their obligations, then their indebtedness might have to be refinanced. There can be no assurance that any such refinancing could be effected successfully or on terms that are acceptable to the Company and its subsidiaries. In the absence of such refinancing, the Company and its subsidiaries could be forced to dispose of assets in order to make up for any shortfall in the payments due on their indebtedness under circumstances that might not be favorable to realizing the best price for such assets. Further, there can be no assurance that any assets could be sold quickly enough, or for amounts sufficient, to enable the Company and its subsidiaries to make any such payments.

RECENT LOSSES; NEGATIVE STOCKHOLDERS' EQUITY

     Although the Company and its subsidiaries have consistently generated substantial income from operations, they have experienced, primarily as a result of interest expense resulting from high leverage (see ' -- Substantial Leverage; Ability to Service Debt; Subordinated Debt Refinancing'), net losses for the fiscal years ended December 31, 1993, 1992 and 1991. See 'Selected Historical Financial Data' and 'Pro Forma Financial Data'. Improvements in the Company's consolidated results of operations depend largely upon its ability to increase prices of its products; accordingly, there can be no assurances as to its ability to generate net income in future periods. See ' -- Pricing and Competition' and 'Management's Discussion and Analysis of Results of Operations and Financial Condition'.

     The Company has had a deficit in stockholders' equity since 1989 when it was organized to effect the acquisition of the publicly held shares of JSC and the shares of CCA not then owned by JSC, and the recapitalization of such companies (the '1989 Transaction'), since such transaction was treated as a recapitalization for financial accounting purposes. On a historical basis, at December 31, 1993, the Company's stockholders' deficit was $1,057.8 million and, on a pro forma basis, after giving effect to the Recapitalization Plan, there would have been a stockholders' deficit of $745.8 million. See 'Capitalization' and 'Pro Forma Financial Data'.

PRICING AND COMPETITION

     Most markets in which the Company competes are subject to significant price fluctuations. The Company's sales and profitability have historically been more sensitive to price changes than changes in volume, and recent reductions in prices have had an adverse impact on the Company's results of operations. Future decreases in prices (or the inability to achieve price increases) for the Company's products would adversely affect its operating results. These factors, coupled with the highly leveraged financial position of the Company, may adversely impact the Company's ability to respond to competition and to other market conditions or to otherwise take advantage of business opportunities.

     Operating rates in the industry during 1991 and 1992 were at high levels relative to demand, which was lower due to the sluggish U.S. economy and a decline in export markets. This imbalance resulted in excess inventories in the industry and lower prices for the Company's containerboard and corrugated shipping container products, which began early in 1991 and has continued throughout 1992 and most of 1993. During 1993, industry operating rates were lower as many containerboard producers, including the Company, took downtime at containerboard mills to reduce the excess inventories. By the end of the third quarter of 1993, inventory levels had decreased significantly. The lower level of inventories and the stronger U.S. economy provided what the Company believes were improved market conditions late in 1993. Although the Company believes that containerboard pricing will be improved in 1994, there can be no assurance that price increases will hold or that the Company's containerboard prices will not decline from current levels.

     Newsprint prices have fallen substantially since 1990 due to supply and demand imbalances. During 1991 and 1992, new capacity of approximately two million tons annually came on line, representing an approximate 12% increase in supply. At the same time, U.S. consumption of newsprint fell due to declines in readership and ad linage. As prices fell, certain high cost, virgin paper machines, primarily in Canada, representing approximately 1.2 million tons of annual production capacity, were shut down and remained idle during 1993. While supply was diminished, a price increase announced for 1993 was unsuccessful. Although market demand has improved in the fourth quarter of 1993, the Company does not expect significant improvement in prices before the second quarter of 1994.

     The paperboard and packaging products industries are highly competitive, and no single company is dominant. The Company's competitors include large, vertically integrated paperboard and packaging products companies and numerous smaller companies. In recent years, there has been a trend toward consolidation within the paperboard and packaging products industries, and the Company believes that this trend is likely to continue. See 'Business -- Industry Overview'. The primary competitive factors in the paperboard and packaging products industries are price, design, quality and service, with varying emphasis on these factors depending on the product line. To the extent that one or more of the Company's competitors becomes more successful with respect to any key competitive factor, the Company's business could be materially, adversely affected. See 'Business -- Competition'.

ENVIRONMENTAL MATTERS

     Federal, state and local environmental requirements, particularly relating to air and water quality, are a significant factor in the Company's business. The Company faces potential environmental liability as a result of violations of permit terms and similar authorizations that have occurred from time to time at its facilities. In addition, the Company faces potential liability for 'response costs' at various sites with respect to which the Company has received notice that it may be a 'potentially responsible party' as well as for contamination of certain Company-owned properties, under the Comprehensive Environmental Response, Compensation and Liability Act, analogous state laws and other laws concerning hazardous substance contamination. While the Company believes it is currently in compliance with all applicable environmental laws in all material respects and has budgeted for future expenditures required to maintain such compliance, unforeseen significant expenditures in connection with such compliance could have an adverse effect on the Company's financial condition. See 'Management's Discussion and Analysis of Results of Operations and Financial Condition -- General' and 'Business -- Environmental Matters'.

RESTRICTIONS ON PAYMENT OF DIVIDENDS

     The Company has never declared or paid any cash dividends on any class of its capital stock, and does not intend to pay dividends on its Common Stock in the foreseeable future. Following the consummation of the Offerings, the 1993 Notes and the Senior Notes will allow the Company to pay aggregate annual
dividends of not  more than $          on all outstanding  shares of its  Common
Stock. However, the New Credit Agreement and, unless and until the Subordinated Debt Refinancing is consummated, the indentures governing the Subordinated Debt, will effectively prohibit the payment of dividends on the Common Stock for the foreseeable future. See 'Dividend Policy'.

CONTROL BY PRINCIPAL STOCKHOLDERS

     Upon completion of the Equity Offerings, SIBV and the MSLEF II Associated Entities (as defined below) will beneficially own % and %, respectively, and will in the aggregate beneficially own % of the outstanding shares of Common Stock. As a result, upon completion of the Equity Offerings, SIBV and the MSLEF II Associated Entities will, acting together, be able to control the vote on all matters submitted to a vote of holders of Common Stock. The presence of SIBV and, until they dispose of their shares (see below), the MSLEF II Associated Entities, as controlling stockholders, is also likely to deter a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, even if such events might be favorable to the Company's stockholders. See ' -- Anti-Takeover Provisions'.

     SIBV, MSLEF II and the Company will, at or prior to completion of the Equity Offerings, enter into a Stockholders Agreement (the 'Stockholders Agreement') which contains, among other things, provisions for various corporate governance matters, including the election as directors of certain of their designees. SIBV and MSLEF II collectively will have the power, particularly in light of the terms of the Stockholders Agreement which effectively consolidates their voting power, to elect all of the Company's directors, and thereby influence and control the management and policies of the Company. In addition, all officers of the Company (other than the Chief Financial Officer) will be nominated and appointed by directors of the Company designated by SIBV, and the Chief Financial Officer will be nominated and appointed by directors of the Company designated by MSLEF II. Pursuant to the Stockholders Agreement, operational decisions concerning the Company will be made generally by the management of the Company; however certain transactions that do not generally pertain to the day-to-day management of the Company will be subject to approval by certain of the directors designated by SIBV and MSLEF II. The possibility of a deadlock exists with respect to such approval and may hinder the ability of management to take a certain course of action. For a description of the Stockholders Agreement, see 'Management -- Provisions of Stockholders Agreement Pertaining to Management' and 'Certain Transactions -- Stockholders Agreement'.

     SIBV, which owns its Common Stock through two wholly-owned subsidiaries, is itself an indirect wholly-owned subsidiary of JS Group, an international paperboard and packaging corporation organized under the laws of the Republic of Ireland. JS Group is listed on the London and Dublin Stock Exchanges and is the largest industrial corporation in Ireland. JS Group and its subsidiaries have a number of operations similar to those of the Company, although for the most part outside the United States other than their newsprint operations. Accordingly, JS Group's interests with respect to various business decisions of the Company may conflict with the Company's interests.

     MSLEF II, Morgan Stanley Leveraged Equity Fund II, Inc. ('MSLEF II, Inc.'), a Delaware corporation that is a wholly owned subsidiary of Morgan Stanley Group Inc. ('Morgan Stanley Group') and the general partner of MSLEF II, and SIBV/MS Equity Investors, L.P., a Delaware limited partnership the general partner of which is a wholly owned subsidiary of Morgan Stanley Group ('Equity Investors', and together with MSLEF II and MSLEF II, Inc., the 'MSLEF II Associated Entities') will hold approximately %, % and %, respectively, of the shares of Common Stock immediately following the Equity Offerings. The intention of the MSLEF II Associated Entities is to dispose of the shares of Common Stock owned by them. The timing of such sales or other dispositions by them (which could include distributions to the partners of MSLEF II) will depend on market and other conditions, but could occur or commence relatively soon after the 180 day hold back period. See 'Underwriters'. MSLEF II is unable to predict the timing of sales by any of its limited partners in the event of a distribution to them. Pursuant to the terms of the Stockholders Agreement, SIBV may, at its option, terminate the Stockholders Agreement once the MSLEF II Group (as defined in the Stockholders Agreement) ceases to own six percent or more of the outstanding Common Stock. Upon the termination of the Stockholders Agreement, SIBV will no longer be contractually limited to electing only four of the eight directors. In addition, if the MSLEF II Group's ownership is 10% or less of the outstanding Common Stock, SIBV will no longer be required to obtain the approval of two directors who are designees of MSLEF II for the Company to engage in certain activities, for which such approval is otherwise required by the Stockholders Agreement. See 'Management -- Provisions of Stockholders Agreement Pertaining to Management'. Furthermore, MSLEF II has the right at any time to waive any of the provisions of the Stockholders Agreement, to agree to the early termination thereof or to fail to exercise any of its rights thereunder.

     In addition, although SIBV and the MSLEF II Associated Entities have in the past made additional investments in the Company, they are not obligated to do so in the future. Investors should not assume or expect that either or both of such shareholders or their affiliates will invest additional capital, whether in the form of debt or equity, in the future, particularly in light of the intention of the MSLEF II Associated Entities to dispose of their shares of Common Stock and the fact that SIBV's ability to make such investments is subject to limitations contained in agreements relating to indebtedness of SIBV and its affiliates.

TAX NET OPERATING LOSS CARRYFORWARDS

     As of December 31, 1993, the Company had net operating loss ('NOL') carryforwards of approximately $309 million for federal income tax purposes. These carryforwards, if not utilized to offset taxable income in future periods, will expire at various times in 2005 through 2008.

     If  the Company  experiences an  'ownership change'  within the  meaning of
Section 382 of the Internal Revenue Code of 1986, as amended (the 'Code'), the Company's ability to use its NOL carryforwards existing at such time to offset its taxable income, if any, generated in taxable periods after the ownership change would be subject to an annual limitation (the 'Section 382 Limitation') described below. In general, an ownership change occurs if the percentage of stock owned by certain '5% shareholders' increases by more than 50 percentage points over the lowest percentage of stock owned by such shareholders during a prescribed testing period (generally the preceding three years). Under special rules in the Code and applicable Treasury regulations, certain shareholders which individually own less than 5% of the Company's stock are aggregated and treated as a single 5% shareholder. Thus, purchasers of less than 5% of the Common Stock in the Equity Offerings generally would be treated as a single 5% shareholder. The amount of NOL carryforwards which may be utilized on an annual basis following an ownership change generally would be equal to the product of the value of the outstanding stock of the Company immediately prior to the ownership change (reduced by certain contributions to the Company's capital made in the two years prior to the ownership change) multiplied by the 'long-term tax-exempt rate', which is determined monthly and was 5.15% for February 1994.

     Although the Company does not believe that it will experience an ownership change upon consummation of the Equity Offerings, it is possible that during the three year period following the Equity Offerings, future events that are beyond the control of the Company (such as transfers of Common Stock by 5% shareholders, including MSLEF II, its affiliates, its partners and SIBV and its affiliates, in registered sales or otherwise), or certain stock issuances or other actions by the Company, could cause the Company to experience an ownership change. By way of example and without limitation, a sale by MSLEF II of a substantial amount of Common Stock in one or more registered secondary offerings would generally be treated as if MSLEF II sold such stock to a new 5% shareholder (i.e., the public group that purchased such stock) whose lowest percentage ownership in the Company during the three years prior to such sale was zero. Accordingly, the increase in such public group's percentage ownership in the Company, combined with prior owner shifts in the three years preceding the sale by MSLEF II, would likely result in an ownership change. As indicated under ' -- Control by Principal Shareholders' MSLEF II currently intends to dispose of its Common Stock and sales or other dispositions by it could occur relatively soon after the 180 day hold back period.

     Under special rules contained in temporary Treasury regulations, certain options are treated as exercised solely for purposes of Section 382 if the deemed exercise thereof would result in an ownership change. Accordingly, under these rules, it is possible that the deemed exercise by SIBV and its affiliates of their option to purchase all of the Common Stock owned by the MSLEF II Group (see under 'Certain Transactions -- Stockholders Agreement'), combined with certain transfers of even a relatively small percentage of the Common Stock by certain shareholders after the consummation of the Equity Offerings, or any sales of Common Stock by MSLEF II Associated Entities, would cause an ownership change. Proposed Treasury regulations which would apply to testing dates on or after November 5, 1992 but which have not yet been adopted in final form, however, do not contain such a 'deemed exercise' rule applicable to options. Although it appears likely, based on informal statements from Treasury officials, that the proposed regulations will be adopted in substantially their current form with respect to this issue, there can be no assurance as to whether or in what form such proposed regulations will be finalized or what their retroactive application, if any, would be.

     If the Company experienced an ownership change (as described in either of the two preceding paragraphs) at a time at which the value of the Common Stock was equal to the Price to Public set forth on the cover of $ per share, the
Section 382 Limitation would be $[70-80] million using a 'long-term tax exempt rate' of 5.15%. Depending on the circumstances, such an ownership change could significantly restrict the Company's ability to utilize NOLs existing at such time to offset subsequent taxable income. Accordingly, due to uncertainty as to whether an ownership change will occur following the Equity Offerings, prospective purchasers of Common Stock should not assume the unrestricted availability of the Company's currently existing or future NOL carryforwards in making their investment decisions.

ABSENCE OF PRIOR PUBLIC MARKET

     Prior to the Equity Offerings, there has been no public market for the Common Stock of the Company. The initial public offering price for the Common Stock will be determined by negotiations among the Company and the representatives of the Underwriters in accordance with the recommendation of Salomon Brothers Inc, the 'qualified independent underwriter', as is required by the by-laws of the National Association of Securities Dealers, Inc. (the 'NASD'). Although the Company will apply to list the Common Stock on the New York Stock Exchange, there can be no assurance that an active trading market will develop or continue after the completion of the Equity Offerings or that the market price of the Common Stock will not decline below the initial public offering price. See 'Underwriters'.

SHARES ELIGIBLE FOR FUTURE SALE

     All of the shares of Common Stock currently outstanding are 'restricted securities' as defined by Rule 144 under the Securities Act of 1933 (the
'Securities Act'). Of such  shares,           shares will  be eligible for  sale
pursuant to Rule 144 following the completion of the Equity Offerings. In addition, the Company, MSLEF II and SIBV have entered into a registration rights agreement (the 'Registration Rights Agreement') providing that MSLEF II shall have certain rights to have the shares of Common Stock owned by the MSLEF II Group after the Equity Offerings registered by the Company under the Securities Act in order to permit the public sale of such shares. The Stockholders Agreement also grants SIBV certain rights, including rights of first refusal, to purchase shares held by the MSLEF II Group. The intention of the MSLEF II Associated Entities is to dispose of the shares of Common Stock owned by them. The timing of such sales or other dispositions by them (which could include distributions to the partners of MSLEF II) will depend on market and other conditions, but could occur or commence relatively soon after the 180 day hold back period. See ' -- Control by Principal Stockholders'. Such dispositions could be privately negotiated transactions or, subject to SIBV's rights of first refusal if applicable, public sales. Sales or dispositions of shares of Common Stock by MSLEF II to persons including its limited partners, other than SIBV or its affiliates, could increase the likelihood of a 'Change of Control' being deemed to have occurred under the indentures relating to the Company's Subordinated Debt, 1993 Notes and Senior Notes; however, so long as MSLEF II, SIBV and their affiliates own more than 50% of the aggregate outstanding voting stock of the Company, no such Change of Control will be deemed to have occurred by reason of any other person's or group's ownership of the Company's voting stock. See 'Description of Certain Indebtedness'. The Company and certain stockholders of the Company (including SIBV and the MSLEF II
Associated Entities) who beneficially  own an aggregate  of           shares  of
Common Stock have agreed, however, subject to limited exceptions, that they will not offer, sell, contract to sell or otherwise dispose of any shares of Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of MS&Co. (except with respect to shares of Common Stock held by the MSLEF II Associated Entities, for which the prior written consent of Kidder, Peabody & Co. Incorporated ('Kidder, Peabody'), a representative of the U.S. Underwriters, will be required). See 'Underwriters'.

     No prediction can be made as to the effect, if any, that future sales of Common Stock, or the availability of Common Stock for future sale, will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock in the public market, or the perception that such sales may occur, could adversely affect the prevailing market price of the Common Stock or the ability of the Company to raise capital through a public offering of its equity securities. See 'Shares Eligible for Future Sale'.

DILUTION

     The purchasers of the Common Stock offered hereby will suffer an  immediate
and  substantial dilution of $         in  pro forma net tangible book value per
share  of  the  Common  Stock  from  the  initial  public  offering  price.  See
'Dilution'.

ANTI-TAKEOVER PROVISIONS

     The Company's Restated Certificate of Incorporation and By-laws contain several provisions which may discourage or make more difficult any attempt by a person or group to obtain control of the Company, including provisions authorizing the issuance of preferred stock without shareholder approval, restricting the persons who may call a special meeting of shareholders, requiring notice of shareholder nominations for directors and shareholder proposals at meetings and prohibiting shareholder action by written consent. Although such provisions do not have substantial practical significance to investors while SIBV and the MSLEF II Associated Entities control the Company, such provisions could become significant if each of SIBV and the MSLEF II Associated Entities reduces its respective ownership interest in the Company such that they no longer control it. See 'Description of Capital Stock -- Restated Certificate of Incorporation and By-laws.'

                             RECAPITALIZATION PLAN

     The Company is implementing the Recapitalization Plan to refinance a substantial portion of its indebtedness in order to improve operating and financial flexibility by reducing the level and overall cost of its debt, extending  maturities  of  indebtedness,  increasing  stockholders'  equity  and increasing its access to capital markets. As described below, the Recapitalization Plan includes the following primary components in addition to others described below: (i) the Equity Offerings, (ii) the SIBV Investment,
(iii) the Debt Offerings, (iv) the Bank Debt Refinancing and (v) the Subordinated Debt Refinancing, which is anticipated to occur on approximately December 1, 1994.

     For the year ended December 31, 1993, the Recapitalization Plan would, on a pro forma basis for such year, have resulted in $68.7 million of aggregate savings in interest expense, of which $53.8 million represents cash interest expense savings (in each case on a pre-tax basis). See 'Pro Forma Financial Data'.

SOURCES AND USES

     The following table sets forth the sources and uses of funds to be used to effect the Recapitalization Plan:

                                                                                            ($ MILLIONS)
Sources of Funds
     The Equity Offerings(a)...........................................................        $  300
     SIBV Investment(a)................................................................           100
     The Debt Offerings(a).............................................................           600
     New Revolving Credit Facility(b)..................................................          --
     Initial Term Loan.................................................................           200
     Delayed Term Loan.................................................................           850
                                                                                              -------
          Total........................................................................        $2,050
                                                                                              -------
                                                                                              -------
Uses of Funds
     Prepayment of debt under 1989 Credit Agreement....................................        $  609
     Prepayment of debt under 1992 Credit Agreement....................................           201
     Prepayment of Secured Notes.......................................................           271
     Redemption of Senior Subordinated Notes(c)........................................           374
     Redemption of Subordinated Debentures(c)..........................................           321
     Redemption of Junior Accrual Debentures(d)........................................           149
     Fees and expenses(e)..............................................................           104
     Increase in cash(f)...............................................................            21
                                                                                              -------
          Total........................................................................        $2,050
                                                                                              -------
                                                                                              -------

- ------------

 (a) Assuming an initial public  offering price of $        per share of  Common
     Stock (which is equal to the midpoint of the range of the anticipated high and low per share offering prices set forth on the cover) and, in the case of the Offerings, without deducting estimated underwriting discounts and commissions and expenses.

 (b) The maximum amount available under such facility will be $450 million, with up to $150 million of such amount being available for letters of credit. It is anticipated that immediately following the Offerings letters of credit of approximately $90 million will be outstanding under such facility. See also (c) below.

 (c) Represents the outstanding principal amount and redemption premiums required to be paid on such securities. Aggregate redemption premiums for the Senior Subordinated Notes and the Subordinated Debentures are estimated to be $24 million and $21 million, respectively. The Company expects that accrued and unpaid interest at June 1 and December 1, 1994 on the Senior Subordinated Notes and the Subordinated Debentures will be paid through internal cash flow or with additional borrowings under the New Revolving Credit Facility.

 (d) Represents the estimated accreted value of the Junior Accrual Debentures as of December 1, 1994.

 (e) Expenses include underwriting discounts and commissions relating to the Equity Offerings and the Debt Offerings, respectively. There are no underwriting discounts or commissions on the sale of Common Stock pursuant to the SIBV Investment.

 (f) If  the U.S. Underwriters exercise their overallotment option in full, cash
     will be increased by an additional $    million.

     The aggregate amount of proceeds, net of estimated expenses, necessary immediately following the Offerings to consummate the Recapitalization Plan (excluding the Subordinated Debt Refinancing) is approximately $1,120 million. The sources of funds for such amount are set forth in the above table. Prior to consummation of the Offerings, however, the Company may determine to change the size of the various components of the Recapitalization Plan and, accordingly, among other things may change the size of the Debt Offerings and/or the Equity Offerings which could, in turn, affect the size of the Initial Term Loan and/or the Delayed Term Loan. If the Company and its lenders determine to decrease the amount of the Delayed Term Loan, with a corresponding increase in the Initial Term Loan, or, if for any other reason, any of the proceeds to be used to effect the Subordinated Debt Refinancing are provided by any of the sources of funds set forth above other than the Delayed Term Loan, the Company intends to invest the proceeds so received and which are to be so used in short term investments until such proceeds are used to acquire Subordinated Debt (pursuant to the Subordinated Debt Refinancing or in privately negotiated or open market purchases) or until the abandonment of the Subordinated Debt Refinancing.

EQUITY OFFERINGS

     Concurrently with the Debt Offerings, the Company is offering hereby shares of Common Stock initially in the United States and Canada (the 'U.S.
Equity  Offering') and            shares  of Common Stock  initially outside the
United States and Canada (the 'International Equity Offering'). The closings of the Equity Offerings and the Debt Offerings are conditioned on one another as well as on the substantially concurrent consummation of the other components of the Recapitalization Plan (other than the Subordinated Debt Refinancing) and on the satisfaction of certain other closing conditions contained in the respective underwriting agreements related thereto.

SALE OF STOCK TO SIBV

     SIBV has agreed to purchase, or to cause a corporate affiliate to purchase,
from the Company pursuant  to the SIBV Investment              shares of  Common
Stock covered by the Registration Statement, of which this Prospectus is a part, for an aggregate purchase price of $100 million. The shares to be purchased by SIBV are not part of the shares of Common Stock offered for sale pursuant to this Prospectus. Such purchase by SIBV is conditioned on the substantially concurrent consummation of the Offerings and the other components of the Recapitalization Plan (other than Subordinated Debt Refinancing) and the satisfaction of certain other closing conditions contained in the purchase agreement related thereto. Following the consummation of the Equity Offerings and the SIBV Investment, SIBV, indirectly through its subsidiaries, will beneficially own % of the outstanding shares of Common Stock. See 'Security Ownership of Certain Beneficial Owners'.

DEBT OFFERINGS

     Concurrently with the Equity Offerings, CCA is offering Senior Notes in the Debt Offerings. The closings of the Equity Offerings and the Debt Offerings are conditioned on one another as well as on the substantially concurrent consummation of the other components of the Recapitalization Plan (other than the Subordinated Debt Refinancing) and on the satisfaction of certain other closing conditions contained in the respective underwriting agreements related thereto.

     The Senior Notes will be general unsecured obligations of CCA, initially guaranteed by JSC, and will rank pari passu in right of payment with all other senior indebtedness of CCA. For a description of certain terms of the Senior Notes see 'Description of Certain Indebtedness -- Senior Notes'.

BANK DEBT REFINANCING

     As part of the Recapitalization Plan, CCA and JSC will enter into the New Credit Agreement. Substantially concurrently with the consummation of the Offerings, CCA will use borrowings under the Initial Term Loan pursuant to the New Credit Agreement and net proceeds of the Offerings and the SIBV Investment contributed to it by the Company, to refinance its indebtedness outstanding under the Old Bank Facilities and Secured Notes. See 'Description of Certain Indebtedness -- Terms of New Credit Agreement'.

RECLASSIFICATION AND RELATED TRANSACTIONS

     The capital stock of the Company currently consists of four classes of outstanding common stock (Class A, Class B, Class C and Class D) and a fifth class of common stock (Class E) reserved for issuance upon the exercise of outstanding options. Currently, the only outstanding shares of voting stock of the Company are the shares of Class A common stock (all outstanding shares of which are indirectly owned by SIBV) and Class B common stock (all outstanding shares of which are owned by MSLEF II). Immediately prior to the consummation of the Equity Offerings, the Reclassification will occur, pursuant to which the Company's five classes of common stock will be converted into one class, on a basis of ten shares of Common Stock for each share of stock outstanding of each of the old classes. Following the Reclassification, the Company's only class of
common stock  will be  the Common  Stock,             shares  of which  will  be
outstanding immediately prior to the Equity Offerings and the SIBV Investment. See 'Description of Capital Stock'. The Company intends prior to or substantially concurrently with the Offerings, to cause CCA Enterprises, Inc. a wholly-owned subsidiary of CCA, to become a direct wholly owned subsidiary of JSC and then, to merge it and JSC Enterprises, Inc., also a wholly-owned subsidiary of JSC, into JSC. This will result in the cancellation of the intercompany notes held by such entities which are their only assets. The Company also intends to interpose a wholly-owned subsidiary between it and JSC which would own all of the capital stock of JSC. See 'Description of Certain Indebtedness -- Substitution Transaction'.

STOCKHOLDERS AGREEMENT; CHARTER AND BY-LAW AMENDMENTS

     Since the 1989 Transaction, the Company, JSC and CCA have been operated pursuant to the terms of an organization agreement (the 'Organization Agreement'), which, among other things, provides for the election of directors, the selection of officers and the day-to-day management of the Company. Pursuant to the terms of the Organization Agreement and as part of the Recapitalization Plan, (i) the Organization Agreement will terminate upon the closing of the Equity Offerings and, at or prior to such closing, the Stockholders Agreement shall be entered into by SIBV, MSLEF II and the Company and (ii) the certificates of incorporation and by-laws of each of the Company, JSC and CCA will, at or prior to the closing of the Offerings, be amended. See ' Description of Capital Stock'. See 'Management -- Directors', 'Management -- Provisions of Stockholders Agreement Pertaining to Management' and 'Certain
Transactions -- Stockholders Agreement' for a description of the Stockholders Agreement. In addition, a prior commitment, subject to certain conditions, of SIBV to purchase subordinated debt of CCA guaranteed by JSC in order to fund purchases by CCA of its Subordinated Debt, will be terminated upon consummation of the Offerings. See 'Certain Transactions -- Other Transactions'.

SUBORDINATED DEBT REFINANCING

     On approximately December 1, 1994, the Company intends to cause CCA to use borrowings under the Delayed Term Loan to effect the Subordinated Debt Refinancing, which consists of the redemption of the Senior Subordinated Notes, the Subordinated Debentures and the Junior Accrual Debentures (and, to the extent necessary, to use borrowings under the New Revolving Credit Facility to pay accrued but unpaid interest on the Senior Subordinated Notes and the Subordinated Debentures). The earliest date such securities may be redeemed is December 1, 1994. The Company reserves the right, however, to acquire the Subordinated Debt in open market or privately negotiated transactions prior to such date. Such acquisitions of Subordinated Debt are expected to be financed with borrowings under the New Credit Agreement, subject to the limitation that the indentures governing each of the classes of the Subordinated Debt prohibit borrowings under the New Credit Agreement to be used to acquire Subordinated Debt junior to such class. See 'Description of Certain Indebtedness -- Terms of New Credit Agreement' and ' -- Terms of Subordinated Debt'. This is likely to result in only Senior Subordinated Notes being acquired prior to December 1, 1994. The amount of Subordinated Debt so acquired, if any, will depend on market conditions and availability of such securities at acceptable prices. The Company and CCA also reserve the right to determine not to consummate the Subordinated Debt Refinancing for any reason, even if they are able to do so.

     Borrowings under the Delayed Term Loan, which are necessary to effect the Subordinated Debt Refinancing, will be subject to the following and only the following conditions: (a) no order, judgment or decree shall purport to enjoin or restrain (x) borrowings under the Delayed Term Loan or (y) CCA from redeeming the Subordinated Debt, (b) certain events of bankruptcy, insolvency or reorganization with respect to the Company, JSC or CCA shall not have occurred, (c) there shall not have occurred and be continuing a payment default under the New Credit Agreement, the 1993 Notes, the Senior Notes or under any subordinated debt (in each case, other than under the New Credit Agreement, after the expiration of any applicable grace period), (d) the lenders under the New Credit Agreement shall not have accelerated all or any of the loans under the New Credit Agreement, (e) there shall not have occurred and be continuing any event of default under the New Credit Agreement relating to cross-acceleration of certain other debt and (f) in the event of any borrowing under the Delayed Term Loan prior to December 15, 1994, the Subordinated Debt repurchased with the proceeds thereof shall have been repurchased pursuant to open-market or negotiated transactions for a price not in excess of 113% of the aggregate principal amount of the Subordinated Debt to be so repurchased.

CONSENTS AND WAIVERS

     As described below, the Company must obtain the Consents and Waivers under, among other things, the 1993 Notes, the Secured Notes and the Securitization in order to consummate the Recapitalization Plan. The Company expects that, prior to entering into the Underwriting Agreement, it shall have obtained the Consents and Waivers.

     1993 Notes. The terms of the 1993 Notes prohibit the Subordinated Debt Refinancing because the indebtedness incurred to effect such refinancing would be unsubordinated secured debt under the New Credit Agreement. The Company, however, intends to solicit the consent of the holders of the 1993 Notes to amend the related indenture (the '1993 Note Indenture'), among other things, in order to allow the Subordinated Debt Refinancing to be consummated without any violation thereof (the 'Proposed 1993 Note Amendment'). In connection with such solicitation, the Company will make certain consent payments, in cash, for each $1,000 principal amount of such securities for which consents have been validly tendered (and not revoked) on or before the date a supplemental indenture has been executed. The Company's obligation to make the consent payments with respect to the 1993 Notes is subject to the terms of the solicitation and is conditioned on the execution of a supplemental indenture.

     Pursuant to the Proposed 1993 Note Amendment (i) the covenant contained in the 1993 Note Indenture which limits debt incurrence by JSC and CCA would be modified to allow the Company, JSC or CCA to refinance the existing Subordinated Debt (or any portion thereof) with indebtedness for borrowed money or with an exchange for indebtedness of any such company, so long as, at or prior to the time such indebtedness is incurred but in no event later than April 30, 1995, the Company, JSC or CCA shall have consummated one or more public or private
sales of its capital  stock and applied not  less than $         million of  the
proceeds therefrom to the repayment of indebtedness of JSC or CCA which is not by its terms expressly subordinated in right of payment to the 1993 Notes, (ii) the covenant contained in the 1993 Note Indenture which limits certain payments by JSC and CCA would be modified to allow, following an initial public offering of any of the capital stock of the Company, JSC or CCA, the payment of annual dividends on each share of such capital stock (or on the capital stock of JSC and CCA as may be necessary to enable the Company or JSC, as the case may be, to pay such dividends on each share of such capital stock), up to 6% of the per share initial public offering price in such offering, (iii) certain technical amendments would be made to the 1993 Note Indenture to clarify the circumstances under which wholly-owned subsidiaries would be permitted to merge into JSC or CCA, (iv) the definition of 'change of control' would be amended to delete therefrom a change in a majority of the outstanding directors and (v) the Substitution Transaction (as defined under 'Description of Certain Indebtedness -- Substitution Transaction') would be permitted to occur.

     The 1993 Note Indenture requires a majority in principal amount of the holders of the 1993 Notes to consent to the adoption of the Proposed 1993 Note Amendment.

     Secured Notes. Under the terms of the Secured Notes, the Bank Debt Refinancing (which involves a prepayment of the Secured Notes) would require that the holders of the Secured Notes be given a 30 day notice of prepayment. The Company intends to request that the holders of the Secured Notes waive such 30 day notice of prepayment. Such waiver requires the consent of the holders of 60% of the holders of the outstanding principal amount of Secured Notes.

     Securitization. In 1991, JSC and CCA entered into the Securitization. The Securitization involved the sale of JSC's and CCA's trade receivables (the 'Receivables') to Jefferson Smurfit Finance Corporation ('JSFC'), a special purpose subsidiary of JSC. Under the Securitization, JSFC currently has borrowings of $182.3 million outstanding at December 31, 1993 from Emerald Funding Corporation ('EFC'), a third-party owned corporation not affiliated with JSC, and has pledged its interest in such Receivables to EFC. EFC issued commercial paper notes ('CP Notes') and term notes ('Term Notes'). EFC also entered into a liquidity facility with a group of banks, for whom Dresdner Bank AG acted as agent (the 'Liquidity Banks'), and a subordinated loan agreement with Bank Brussels Lambert (the 'Subordinated Lender') to provide additional sources of funding. EFC pledged its interest in the Receivables assigned to it by JSFC to secure EFC's obligations to the Liquidity Banks, the Subordinated Lender, and the holders of the CP Notes and the Term Notes.

     Under the terms of the Master Agreement relating to the Securitization, the completion of the Equity Offerings would result in the occurrence of a 'Liquidation Event' because JS Group and its affiliates would cease to own or control at least 50% of the issued and outstanding shares of capital stock of the Company entitled to vote for the election of members of the Company's Board of Directors. In addition, the consummation of a merger of JSC into CCA (see 'Description of Certain Indebtedness -- Substitution Transaction') would constitute a 'Liquidation Event.' The effect of the occurrence of a Liquidation Event which is not waived is that collections on receivables are no longer applied to purchase new receivables, but are used to pay down the amount of outstanding debt owed to the Liquidity Banks, the Subordinated Lender and the holders of the CP Notes and the Term Notes.

     JSC intends to solicit the consents necessary to amend the Securitization documents to amend the definition of 'Liquidation Event' so that the consummation of the Equity Offerings and of a subsequent merger of JSC into CCA will not result in the occurrence of a Liquidation Event.

     Such proposed Securitization amendment requires the unanimous consent of all of the Liquidity Banks, the Subordinated Lender and all of the holders of the Term Notes.

     Other. The consent of The Times Mirror Company is required under the shareholders agreement between JSC and The Times Mirror Company in order to consummate the Recapitalization Plan.

CERTAIN CONDITIONS

     All of the transactions contemplated by the Recapitalization Plan (other than the Subordinated Debt Refinancing) are expected to occur contemporaneously. Consummation of the Equity Offerings is conditioned on the substantially concurrent consummation of the other components of the Recapitalization Plan (other than the Subordinated Debt Refinancing), including, among other things, consummation of (i) the SIBV Investment, (ii) the Debt Offerings and (iii) the Bank Debt Refinancing. In addition, consummation of the Equity Offerings is conditioned on obtaining the Consents and Waivers and the execution of (i) a supplemental indenture providing for the Proposed 1993 Note Amendment, (ii) a waiver to the Secured Note Purchase Agreement and (iii) an amendment to the Securitization documents.

                                USE OF PROCEEDS

     The net proceeds to the Company (after deducting estimated underwriting discounts and commissions) from the sale of shares of Common Stock in the Equity Offerings (at an assumed initial public offering price of $ per share of, the midpoint of the range of the anticipated high and low public offering prices per share set forth on the cover) are estimated to be $ million ($ million if the U.S. Underwriters' overallotment option is exercised in full). The proceeds to the Company from the sale of shares of Common Stock to SIBV (or a corporate affiliate) pursuant to the SIBV Investment will be $100 million. The net proceeds to the Company (after deducting estimated underwriting discounts and commissions) from the sale of Senior Notes in the Debt Offerings are
estimated to be        million.

     The Company intends to use all of such net proceeds, together with borrowings under the New Credit Agreement, to pay in full all amounts under the 1989 and 1992 Credit Agreements and the Secured Notes. Specifically, the Company will repay $196.5 million outstanding at December 31, 1993 under the revolving credit facility under the 1989 Credit Agreement (the 'Revolving Credit Facility'),
which bears interest at the Adjusted Eurodollar Rate (as defined therein) plus 2.25; $412.3 million of term loan indebtedness outstanding at December 31, 1993 under the 1989 Credit Agreement, which bears interest at the Adjusted Eurodollar Rate (as defined therein) plus 2.25% (the weighted average rate at December 31, 1993 on outstanding 1989 Credit Agreement borrowings was 5.95%); $201.3 million of term loan indebtedness at December 31, 1993 under the 1992 Credit Agreement, which bears interest at the Adjusted Eurodollar Rate (as defined therein) plus 3.00% (6.375% at December 31, 1993); and $270.5 million of Secured Notes at December 31, 1993 bearing interest at the three-month Adjusted Eurodollar Rate (as defined therein) plus 2.75% (6.25% at December 31, 1993). The Company has interest rate swaps and other hedging agreements with commercial banks which effectively fix (for remaining periods of up to 3 years) the Company's interest rate on $215 million of such variable rate borrowings at average all-in rates of approximately 9.10%. The Revolving Credit Facility is scheduled to terminate on December 14, 1995, the term loan indebtedness under the 1989 and 1992 Credit Agreements is scheduled to mature on December 31, 1997 and the Secured Notes are scheduled to mature on December 1, 1998.

     If the U.S. Underwriters' overallotment option is exercised, proceeds from the sale of shares of Common Stock pursuant thereto will be used by the Company for general corporate purposes. See 'Underwriters'.

     The Company may enter into floating rate interest rate swap agreements with respect to some or all of its obligations under the Senior Notes and, if it does so, will be sensitive to prevailing interest rates for the term of such agreements, which may range from one year to the maturity of the Senior Notes.

                                DIVIDEND POLICY

     The Company has not paid cash dividends on any class of its capital stock and does not intend to pay dividends on its Common Stock in the foreseeable future. As a holding company, the Company's ability to pay dividends is dependent on the receipt of dividends or other payments from JSC and CCA. The payment of dividends by JSC and CCA is subject to certain restrictions under the terms of certain outstanding indebtedness and Delaware law. Following the consummation of the Offerings, the 1993 Notes and the Senior Notes will allow each of JSC and CCA to pay dividends such that the Company would be able, and permitted thereunder, to pay aggregate annual dividends of not more than $ on all outstanding shares of its Common Stock. However, the New Credit Agreement and, unless and until the Subordinated Debt Refinancing is consummated, the indentures governing the Subordinated Debt, will prohibit the payment of any dividends by JSC or CCA and, accordingly, by the Company for the foreseeable future. Delaware law generally requires that dividends are payable only out of a company's surplus or current net profits in accordance with the General Corporation Law of Delaware. Such Delaware law limitations apply to the payment of dividends by the Company as well as JSC and CCA. Any determination to pay cash dividends in the future will be at the discretion of the Company's Board of Directors and will be dependent upon the Company's results of operations, financial condition, contractual restrictions and other factors deemed relevant at the time by the Board of Directors.

                                    DILUTION

     The deficit in net tangible book value of the Company as of December 31, 1993, after giving effect to the Reclassification, was $ million or $ per share of Common Stock. Net tangible book value per share represents the amount of total net tangible assets of the Company (total assets, excluding intangible assets, less total liabilities) divided by the total number of shares of Common Stock outstanding. After giving effect to the sale by the Company of (i)
        shares of Common Stock offered hereby (at an assumed initial public offering price of $ per share (the midpoint of the range of the anticipated high and low public offering prices per share set forth on the cover) and after deducting estimated underwriting discounts and commissions and estimated
offering expenses) and  (ii)             shares of Common  Stock to  SIBV (or  a
corporate affiliate) (assuming an initial public offering price as set forth above) pursuant to the SIBV Investment the pro forma deficit in net tangible book value of the Company as of December 31, 1993 would have been $ million or $ per share. This represents an immediate increase in pro forma net tangible book value per share of $ to existing stockholders and an immediate dilution of $ per share to new investors. The following table illustrates this per share dilution:

Assumed initial public offering price per share....................................              $

     Deficit in net tangible book value per share prior to the Equity Offerings and
      the SIBV Investment..........................................................   $(     )
     Increase in net tangible book value per share attributable to new investors...
                                                                                      -------
Pro forma deficit in net tangible book value per share after the Equity Offerings
  and the SIBV Investment..........................................................               (    )
                                                                                                 -------
Dilution in net tangible book value per share to new investors.....................              $
                                                                                                 -------
                                                                                                 -------

     The purchase price paid per share of Common Stock by the existing stockholders (other than SIBV and its affiliates), as adjusted to reflect the
Reclassification constituting part of the Recapitalization Plan, was $     .

                                 CAPITALIZATION

     The following table sets forth the historical consolidated capitalization of the Company as of December 31, 1993, as adjusted for the Recapitalization
Plan  (at an assumed  initial public offering price  of $         per share, the
midpoint of the range of the anticipated high and low public offering prices per share set forth on the cover, for the Equity Offerings and the SIBV Investment). This table should be read in conjunction with the historical consolidated statements of operations and balance sheet of the Company and 'Pro Forma Financial Data' included elsewhere in this Prospectus.

                                                                                         DECEMBER 31, 1993
                                                                                   ------------------------------
                                                                                                  AS ADJUSTED FOR
                                                                                                        THE
                                                                                                  RECAPITALIZATION
                                                                                    ACTUAL            PLAN(a)
                                                                                   --------       ---------------
                                                                                           (IN MILLIONS)
Short-term debt (represents current maturities of long-term debt)...............   $   10.3          $    10.3
                                                                                   --------       ---------------
                                                                                   --------       ---------------
Long-term debt:
     New Revolving Credit Facility(b)(c)........................................   $  --             $ --
     Initial Term Loan(b).......................................................      --                 200.0
     Delayed Term Loan(b).......................................................      --                 850.0
     Revolving Credit Facility(c)...............................................      196.5            --
     1989 Term Loan Facility....................................................      412.3            --
     1992 Term Loan Facility....................................................      201.3            --
     Secured Notes..............................................................      270.5            --
     1993 Notes(d)..............................................................      500.0              500.0
     Senior Notes(e)............................................................                         600.0
     Securitization Loans.......................................................      182.3              182.3
     Other senior indebtedness (excluding current maturities)...................       76.5               76.5
     Senior Subordinated Notes(f)...............................................      350.0            --
     Subordinated Debentures(f).................................................      300.0            --
     Junior Accrual Debentures(f)(g)............................................      129.7            --
                                                                                   --------       ---------------
     Total long-term debt.......................................................    2,619.1            2,408.8
                                                                                   --------       ---------------
Minority interest in subsidiary.................................................       18.0               18.0
                                                                                   --------       ---------------
Stockholders' deficit:
     Additional paid-in capital and common stock................................      798.8            1,166.5
     Retained deficit(h)........................................................   (1,856.6)          (1,912.3)
                                                                                   --------       ---------------
     Total stockholders' deficit................................................   (1,057.8)            (745.8)
                                                                                   --------       ---------------
          Total capitalization..................................................   $1,579.3          $ 1,681.0
                                                                                   --------       ---------------
                                                                                   --------       ---------------

- ------------

 (a) Until the Subordinated Debt Refinancing occurs, or if it does not occur, and assuming no open market or privately negotiated purchases of Subordinated Debt prior to the Subordinated Debt Refinancing (see 'Description of Certain Indebtedness -- Terms of New Credit Agreement -- The New Bank Facilities'), the Senior Subordinated Notes, the Subordinated Debentures and the Junior Accrual Debentures will remain outstanding and no borrowings will be made under the Delayed Term Loan.

 (b) For further information about the New Revolving Credit Facility, the Initial Term Loan and the Delayed Term Loan see 'Description of Certain Indebtedness -- Terms of New Credit Agreement'.

 (c) Represents funds utilized under such revolving credit facilities. The maximum amount available under each of the New Revolving Credit Facility (including the amount anticipated to be drawn down upon consummation of the Recapitalization Plan) and the Revolving Credit Facility is $450 million (with up to $150 million of such amount being available for letters of credit) and $400 million (with up to $125 million of such amount being available for letters of credit), respectively. It is anticipated that immediately following the Offerings letters of credit of approximately $90 million will be outstanding under the New Revolving Credit Facility. The Company expects that accrued and unpaid interest at June 1 and December 1, 1994 on the Senior Subordinated Notes and the Subordinated Debentures will be paid through internal cash flow or with additional borrowings under the New Revolving Credit Facility.

 (d) For further information about the 1993 Notes, see 'Description of Certain Indebtedness -- Terms of 1993 Notes'.

 (e) For further information about the Senior Notes, see 'Description of Certain Indebtedness -- Terms of Senior Notes'.

 (f) For further information about the Subordinated Debt, see 'Description of Certain Indebtedness -- Terms of Subordinated Debt'.

 (g) The Junior Accrual Debentures accrete in value at the rate of 15 1/2% compounded semi-annually. The aggregate accreted value, including accrued interest, of the Junior Accrual Debentures was approximately $129.7 at December 31, 1993 and will be approximately $148.7 million at December 1, 1994.

 (h) The change in retained earnings (deficit) as a result of the Recapitalization Plan represents $55.7 million of after-tax cost related to the extraordinary loss from early extinguishment of debt. The extraordinary loss on a pre-tax basis includes a $35.3 million write-off of existing deferred debt issuance costs, $44.6 million of call premiums, and a $5.9 million adjustment to reflect the result of marking-to-market the interest rate swaps related to the long-term debt to be repaid with borrowings under the New Credit Agreement and net proceeds of the Offerings and the SIBV Investment. See 'Pro Forma Financial Data'.

- ----------------------------------------------------------
     For information concerning possible changes in sources and uses of funds pertaining to the Recapitalization Plan, see 'Recapitalization Plan -- Sources and Uses'.

                       SELECTED HISTORICAL FINANCIAL DATA

     The following table sets forth selected consolidated financial data of the Company as of and for each of the years ended December 31, 1989, 1990, 1991, 1992 and 1993. This data should be read in conjunction with 'Management's Discussion and Analysis of Results of Operations and Financial Condition' and the consolidated financial statements of the Company and the related notes included elsewhere in this Prospectus. The selected consolidated financial data of the Company presented under the captions Operating Results and Balance Sheet Data, with the exception of the ratio of earnings to fixed charges, were derived from the consolidated financial statements of the Company, which were audited by independent auditors.

                                                                                            YEAR ENDED DECEMBER 31,
                                                                              ---------------------------------------------------
                                                                                1989           1990          1991          1992
                                                                              ---------      --------      --------      --------
                                                                                 (IN MILLIONS, EXCEPT RATIOS, SHARE DATA, AND
                                                                                               STATISTICAL DATA)
OPERATING RESULTS:
  Net sales................................................................   $ 2,936.3      $2,910.9      $2,940.1      $2,998.4
  Cost of goods sold.......................................................     2,275.9       2,296.1       2,409.4       2,499.3
  Selling and administrative expenses......................................       254.9         218.8         225.2         231.4
  Restructuring and other charges..........................................
                                                                              ---------      --------      --------      --------
  Income (loss) from operations............................................       405.5         396.0         305.5         267.7
  Recapitalization expenses................................................      (139.2)
  Interest expense.........................................................      (119.1)       (337.8)       (335.2)       (300.1)
  Other, net...............................................................         8.4           6.5           5.4           5.2
                                                                              ---------      --------      --------      --------
  Income (loss) before income taxes, equity in earnings (loss) of affiliates, minority interests, extraordinary item and cumulative
    effect of accounting changes...........................................       155.6          64.7         (24.3)        (27.2)
  Provision for (benefit from) income taxes................................        74.0          35.4          10.0          10.0
  Equity in earnings (loss) of affiliates(a)...............................        11.9          (2.2)        (39.9)          0.5
  Minority interest share of income (loss) in:
    Smurfit Newsprint Corporation..........................................         3.6           5.3           2.9          (2.7)
    CCA, prior to acquisition..............................................        24.4
                                                                              ---------      --------      --------      --------
  Income (loss) before extraordinary item and cumulative effect of
    accounting changes.....................................................        65.5          21.8         (77.1)        (34.0)
  Extraordinary item:
    Loss from early extinguishment of debt, net of income tax benefit......       (29.7)                                    (49.8)
  Cumulative effect of accounting changes:
    Postretirement benefits................................................
    Income taxes...........................................................
                                                                              ---------      --------      --------      --------
  Net income (loss)........................................................   $    35.8      $   21.8      $  (77.1)     $  (83.8)
                                                                              ---------      --------      --------      --------
                                                                              ---------      --------      --------      --------
  Net income (loss) per share(b)...........................................   $     .88      $    .04      $  (2.51)     $  (2.19)
                                                                              ---------      --------      --------      --------
                                                                              ---------      --------      --------      --------
  Ratio of earnings to fixed charges(c)....................................        2.24          1.17            (d)           (d)
                                                                              ---------      --------      --------      --------
                                                                              ---------      --------      --------      --------
OTHER DATA:
  Gross profit margin(e)...................................................        22.5%         21.1%         18.1%         16.6%
  Selling and administrative expenses as a percent of net sales............         8.7           7.5           7.7           7.7
  EBITDA(f)................................................................   $   508.8      $  525.1      $  440.9      $  407.8
  Ratio of EBITDA to interest expense......................................        4.27x         1.55x         1.32x         1.36x
  Property and timberland additions........................................   $   201.3      $  192.0      $  118.9      $   97.9
  Depreciation, depletion and amortization.................................        94.9         122.6         130.0         134.9
BALANCE SHEET DATA (AT END OF PERIOD):
  Working capital..........................................................   $   156.9      $   60.7      $   76.9      $  105.7
  Property, plant and equipment and timberland, net........................     1,422.3       1,527.3       1,525.9       1,496.5
  Total assets.............................................................     2,436.7       2,447.9       2,460.1       2,436.4
  Long-term debt (excluding current maturities)............................     2,684.4       2,636.7       2,650.4       2,503.0
  Deferred income taxes (excluding current portion)........................       145.5         168.6         158.3         159.8
  Stockholders' deficit....................................................      (921.6)       (899.4)       (976.9)       (828.9)
STATISTICAL DATA:
  Containerboard production (thousand tons)................................       1,792         1,797         1,830         1,918
  Boxboard production (thousand tons)......................................         816           809           826           832
  Newsprint production (thousand tons).....................................         582           623           614           615
  Corrugated shipping containers sold (thousand tons)......................       1,581         1,655         1,768         1,871
  Folding cartons sold (thousand tons).....................................         444           455           482           487
  Fibre reclaimed and brokered (thousand tons).............................       3,549         3,547         3,666         3,846
  Timberland owned or leased (thousand acres)..............................         992           968           978           978


                                                                               1993
                                                                             --------

OPERATING RESULTS:
  Net sales................................................................  $2,947.6
  Cost of goods sold.......................................................   2,573.1
  Selling and administrative expenses......................................     239.2
  Restructuring and other charges..........................................     150.0
                                                                             --------
  Income (loss) from operations............................................     (14.7)
  Recapitalization expenses................................................
  Interest expense.........................................................    (254.2)
  Other, net...............................................................       8.1
                                                                             --------
  Income (loss) before income taxes, equity in earnings (loss) of affiliates, minority interests, extraordinary item and cumulative
    effect of accounting changes...........................................    (260.8)
  Provision for (benefit from) income taxes................................     (83.0)
  Equity in earnings (loss) of affiliates(a)...............................
  Minority interest share of income (loss) in:
    Smurfit Newsprint Corporation..........................................      (3.2)
    CCA, prior to acquisition..............................................
                                                                             --------
  Income (loss) before extraordinary item and cumulative effect of
    accounting changes.....................................................    (174.6)
  Extraordinary item:
    Loss from early extinguishment of debt, net of income tax benefit......     (37.8)
  Cumulative effect of accounting changes:
    Postretirement benefits................................................     (37.0)
    Income taxes...........................................................      20.5
                                                                             --------
  Net income (loss)........................................................  $ (228.9)
                                                                             --------
                                                                             --------
  Net income (loss) per share(b)...........................................  $  (3.60)
                                                                             --------
                                                                             --------
  Ratio of earnings to fixed charges(c)....................................        (d)
                                                                             --------
                                                                             --------
OTHER DATA:
  Gross profit margin(e)...................................................      12.7%
  Selling and administrative expenses as a percent of net sales............       8.1
  EBITDA(f)................................................................  $  274.2
  Ratio of EBITDA to interest expense......................................      1.08x
  Property and timberland additions........................................  $  117.4
  Depreciation, depletion and amortization.................................     130.8
BALANCE SHEET DATA (AT END OF PERIOD):
  Working capital..........................................................  $   40.0
  Property, plant and equipment and timberland, net........................   1,636.0
  Total assets.............................................................   2,597.1
  Long-term debt (excluding current maturities)............................   2,619.1
  Deferred income taxes (excluding current portion)........................     232.2
  Stockholders' deficit....................................................  (1,057.8)
STATISTICAL DATA:
  Containerboard production (thousand tons)................................     1,840
  Boxboard production (thousand tons)......................................       829
  Newsprint production (thousand tons).....................................       615
  Corrugated shipping containers sold (thousand tons)......................     1,936
  Folding cartons sold (thousand tons).....................................       475
  Fibre reclaimed and brokered (thousand tons).............................     3,907
  Timberland owned or leased (thousand acres)..............................       984

- ------------

(a) Equity in earnings (loss) of affiliates in 1991 includes after-tax charges of $29.3 million and $6.7 million for the write-off of the Company's equity investments in Temboard and PCL, respectively.

(b) Gives  effect   to   the   ten-for-one   stock   split   pursuant   to   the
    Reclassification. See 'Recapitalization Plan -- Reclassification and Related Transactions'.

(c) For purposes of these calculations, earnings consist of income (loss) before income taxes, equity in earnings (loss) of affiliates, minority interests and extraordinary item and cumulative effect of accounting changes, plus fixed charges. Fixed charges consist of interest on indebtedness, amortization of deferred debt issuance costs and that portion of lease rental expense considered to be representative of the interest factor therein (deemed to be one-fourth of lease rental expense).

(d) For the years ended December 31, 1991, 1992 and 1993, earnings were inadequate to cover fixed charges by 26.7 million, $31.4 million and $264.2 million, respectively.

(e) Gross profit margin represents the excess of net sales over cost of goods sold divided by net sales.

(f) EBITDA represents net income before interest expense, income taxes, depreciation, depletion and amortization, equity in earnings (loss) of affiliates, minority interests, recapitalization expense and extraordinary items and cumulative effect of accounting changes and in 1993, nonrecurring restructuring and other charges. The restructuring and other charges include $43 million of asset writedowns and $107 million of future cash expenditures. EBITDA is presented here, not as a measure of operating results, but rather as a measure of the Company's debt service ability.

                            PRO FORMA FINANCIAL DATA

     The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1993 and the unaudited pro forma condensed consolidated balance sheet as of December 31, 1993 have been prepared to reflect the following: (i) the Recapitalization Plan (excluding the Subordinated Debt Refinancing) and (ii) the Recapitalization Plan (including the Subordinated Debt Refinancing). The statement of operations also includes the pro forma effects of the 1993 Note Offering. The pro forma effects of such transactions have been presented assuming that they occurred as of the beginning of the period presented in the unaudited pro forma condensed consolidated statement of operations. The unaudited pro forma condensed consolidated balance sheet was prepared as if the Recapitalization Plan (excluding the Subordinated Debt Refinancing) and the Recapitalization Plan (including the Subordinated Debt Refinancing) occurred as of December 31, 1993.

     The pro  forma financial  data set  forth  below in  giving effect  to  the
Recapitalization  Plan assumes an  initial public offering price  of $       per
share, the midpoint of the range of the anticipated high and low public offering prices per share set forth on the cover, for the Equity Offerings and the SIBV Investment.

     The estimated transaction fees and expenses included in the following pro forma financial data are provided solely for purposes of presenting the pro forma financial data set forth below. The actual transaction fees and expenses may differ from the assumptions set forth below.

     The pro forma financial data are provided for informational purposes only and do not purport to be indicative of the Company's financial position or results which would actually have been obtained had such transactions been completed as of the date or for the periods presented, or which may be obtained in the future.

     The pro forma financial data should be read in conjunction with the historical financial statements of the Company and related notes thereto appearing elsewhere in this Prospectus.

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1993

                                                                  AS ADJUSTED FOR THE         AS ADJUSTED FOR THE
                                                                 RECAPITALIZATION PLAN       RECAPITALIZATION PLAN
                                                                     (EXCLUDING THE              (INCLUDING THE
                                                                      SUBORDINATED                SUBORDINATED
                                                  JEFFERSON        DEBT REFINANCING)           DEBT REFINANCING)
                                                   SMURFIT      ------------------------    ------------------------
                                                 CORPORATION     PRO FORMA                   PRO FORMA
                                                 HISTORICAL     ADJUSTMENTS    PRO FORMA    ADJUSTMENTS    PRO FORMA
                                                 -----------    -----------    ---------    -----------    ---------
                                                                (IN MILLIONS, EXCEPT PER SHARE DATA)
Net sales.....................................   $   2,947.6       $           $2,947.6        $           $2,947.6
Cost of goods sold............................       2,573.1                    2,573.1                     2,573.1
Selling and administrative expenses...........         239.2                      239.2                       239.2
Restructuring and other charges...............         150.0                      150.0                       150.0
                                                 -----------    -----------    ---------    -----------    ---------
Loss from operations..........................         (14.7)                     (14.7 )                     (14.7 )
Interest expense(a)...........................        (254.2)       10.1         (244.1 )       68.7         (185.5 )
Other -- net..................................           8.1                        8.1                         8.1
                                                 -----------    -----------    ---------    -----------    ---------
Loss before income taxes, minority interest,
  extraordinary item, and cumulative effect of
  accounting changes..........................        (260.8)       10.1         (250.7 )       68.7         (192.1 )
Provision for (benefit) from income tax(b)....         (83.0)        3.4          (79.6 )       24.0          (59.0 )
                                                 -----------    -----------    ---------    -----------    ---------
                                                      (177.8)        6.7         (171.1 )       44.7         (133.1 )
Minority interest share of loss...............           3.2                        3.2                         3.2
                                                 -----------    -----------    ---------    -----------    ---------
Loss before extraordinary item and cumulative
  effect of accounting changes(c).............   $    (174.6)        6.7         (167.9 )       44.7         (129.9 )
                                                 -----------    -----------    ---------    -----------    ---------
                                                 -----------    -----------    ---------    -----------    ---------
Loss per share before extraordinary item and
  cumulative effect of accounting changes.....   $     (2.75)      $           $               $           $
                                                 -----------    -----------    ---------    -----------    ---------
                                                 -----------    -----------    ---------    -----------    ---------
Weighted average shares outstanding(d)........          63.6
                                                 -----------    -----------    ---------    -----------    ---------
                                                 -----------    -----------    ---------    -----------    ---------

              NOTES TO PRO FORMA CONDENSED STATEMENTS OF OPERATION

(a) Interest expense is based upon pro forma consolidated indebtedness following consummation of the 1993 Notes, the Recapitalization Plan (excluding the Subordinated Debt Refinancing), and the Recapitalization Plan (including the Subordinated Debt Refinancing) as if the transactions had been consummated as of the beginning of the period presented, as follows:

                                                                               PRO FORMA ADJUSTMENTS
                                                             ----------------------------------------------------------
                                                                            YEAR ENDED DECEMBER 31, 1993
                                                             ----------------------------------------------------------
                                                                AS ADJUSTED FOR THE
                                                               RECAPITALIZATION PLAN           AS ADJUSTED FOR THE
                                                                   (EXCLUDING THE             RECAPITALIZATION PLAN
                                                                 SUBORDINATED DEBT         (INCLUDING THE SUBORDINATED
                                                                    REFINANCING)                DEBT REFINANCING)
                                                             --------------------------    ----------------------------
                                                                                   (IN MILLIONS)
1993 Notes:
     Net increase of interest expense, interest rate swap
       payments and mark-to-market adjustment, and
       amortization of related deferred debt issuance
       costs in connection with the issuance of the 1993
       Notes and repayment of existing indebtedness(1)....             $  5.3                         $  5.3
                                                                          5.3                            5.3
                                                                      -------                        -------
Recapitalization Plan:
     Interest expense related to Initial Term Loan and
       Debt Offerings(2)..................................               56.5                           56.5
     Net reduction of interest expense, interest rate swap
       payments and amortization of related deferred debt
       issuance costs on indebtedness assumed to be
       retired(3).........................................              (76.7)                         (76.7)
     Amortization of deferred debt issuance costs
       associated with the above debt(4)..................                4.8                            4.8
                                                                      -------                        -------
                                                                        (15.4)                         (15.4)
Subordinated Debt Refinancing:
     Interest expense related to Delayed Term Loan(5).....                                              48.5
     Amortization of deferred debt issuance costs
       associated with the above debt(4)..................                                               3.5
     Net reduction of interest expense and amortization of
       related deferred debt issuance costs on
       indebtedness assumed to be retired(6)..............                                            (110.6)
                                                                                                     -------
                                                                                                       (58.6)
                                                                      -------                        -------
Net decrease of interest expense..........................             $(10.1)                        $(68.7)
                                                                      -------                        -------
                                                                      -------                        -------

- ------------

(1) Represents the actual interest expense incurred, amortization of related deferred debt issuance costs, and cash payments and the mark-to-market adjustment of the related interest rate swap agreements during the year ended December 31, 1993 on indebtedness assumed to be retired in the refinancing of the term loan indebtedness under the 1989 Credit Agreement in connection with the 1993 Notes. The pro forma condensed consolidated statement of operations assumes that the interest rate swap agreements on debt assumed to be retired were marked-to-market as of the beginning of the period presented. The loss associated with marking these agreements to market was treated as an extraordinary charge and therefore does not appear in the pro forma statements of operations. See Note (c) to the pro forma condensed consolidated statement of operations.

(2) Interest expense on the Initial Term Loan is at the Adjusted LIBOR Rate (as defined below) plus 3.0%. Assumes the Debt Offerings are swapped to a floating interest rate of LIBOR plus 3.77% (average rate of approximately 6.98% for the year ended December 31, 1993). A change in the Adjusted LIBOR Rate of .25% would change interest expense on the Debt Offerings by approximately $1.5 million for the year ended December 31, 1993.

(3) Represents the actual interest expense incurred, amortization of related deferred debt issuance costs, and cash payments under swap agreements during the year ended December 31, 1993 on indebtedness assumed to be repaid with the proceeds from the Equity Offerings, Debt Offerings and the Initial Term Loan. Assumes that the interest rate swap agreements on debt assumed to be repaid were marked-to-market as of the beginning of the period presented. The loss associated with marking these agreements to market was treated as an extraordinary charge and therefore does not appear in the pro forma statements of operations. See Note (c) to the pro forma condensed consolidated statement of operations.

(4) Deferred debt costs will be amortized over the term of the related debt.

(5) Interest expense on the Delayed Term Loan is at the Adjusted LIBOR Rate plus 2.5%. A change in the Adjusted LIBOR Rate of .25% would change interest expense by approximately $2.1 million for the year ended December 31, 1993.

(6) Represents the actual interest expense incurred, amortization of related deferred debt issuance costs during the year ended December 31, 1993 on indebtedness assumed to be retired by the Subordinated Debt Refinancing.

(b) Tax expense related to reduction in the interest expense at an effective tax rate of 35.0%.

(c) The preceding historical statement of operations for the year ended December 31, 1993 excludes an after tax extraordinary loss of $37.8 million resulting from the early extinguishment of debt as a result of the 1993 Notes. The following details the additional nonrecurring charges resulting from the Recapitalization Plan including and excluding the Subordinated Debt Refinancing. These charges would be treated as an extraordinary loss from early extinguishment of debt and consequently are not included on the pro forma statements of operations:

                                                                   PRO FORMA ADJUSTMENTS
                                                -----------------------------------------------------------
                                                               YEAR ENDED DECEMBER 31, 1993
                                                -----------------------------------------------------------
                                                   AS ADJUSTED FOR THE
                                                  RECAPITALIZATION PLAN            AS ADJUSTED FOR THE
                                                      (EXCLUDING THE              RECAPITALIZATION PLAN
                                                    SUBORDINATED DEBT          (INCLUDING THE SUBORDINATED
                                                       REFINANCING)                 DEBT REFINANCING)
                                                --------------------------    -----------------------------
                                                                       (IN MILLIONS)
1993 Notes:
     Write-off of existing deferred debt
       issuance costs related to long-term
       debt repaid...........................             $  2.6                          $ 2.6
     Impact of marking-to-market the interest
       rate swap agreements related to the
       1993 Notes............................               (2.4)                          (2.4)
                                                          ------                         ------
                                                              .2                             .2
Recapitalization Plan:
     Write-off of existing deferred debt
       issuance costs related to indebtedness
       assumed to be retired and consent
       fees..................................                8.9                            8.9
     Impact of marking-to-market the interest
       rate swap agreements..................               12.5                           12.5
                                                          ------                         ------
                                                            21.4                           21.4
Subordinated Debt Refinancing:
     Write-off of deferred debt issuance
       costs related to subordinated debt
       repaid or retired.....................                                              26.7
     Premiums paid on subordinated debt
       retired...............................                                              44.6
                                                          ------                         ------
                                                                                           71.3
                                                          ------                         ------
                                                            21.6                           92.9
Assumed tax benefit at 35%...................                7.6                           32.5
                                                          ------                         ------
Pro forma adjustment to extraordinary item...               14.0                           60.4
Extraordinary item, net of income tax benefit
  of $21.7 million on a historical basis.....               37.8                           37.8
                                                          ------                         ------
Pro forma extraordinary item, net of tax
  benefit....................................             $ 51.8                          $98.2
                                                          ------                         ------
                                                          ------                         ------

(d) The computation of loss per share is based on the weighted average number of common shares outstanding which includes the assumed ten-for-one stock split.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1993

                                                                                    AS ADJUSTED FOR THE
                                                                                   RECAPITALIZATION PLAN
                                                                                       (EXCLUDING THE
                                                                                     SUBORDINATED DEBT
                                                                   JEFFERSON            REFINANCING)
                                                                    SMURFIT      --------------------------
                                                                  CORPORATION     PRO FORMA
                                                                  HISTORICAL     ADJUSTMENTS      PRO FORMA
                                                                  -----------    -----------      ---------
                                                                                (IN MILLIONS)
                            ASSETS
Current assets
     Cash and cash equivalents.................................    $    44.2      $    14.9(b)    $   59.1
     Receivables...............................................        243.2                         243.2
     Inventories...............................................        233.3                         233.3
     Refundable income taxes...................................           .7                            .7
     Deferred income taxes.....................................         41.9                          41.9
     Prepaid expenses and other current assets.................          5.2                           5.2
                                                                  -----------    -----------      ---------
          Total current assets.................................        568.5           14.9          583.4
Property, plant and equipment, net.............................      1,374.5                       1,374.5
Timberland, net................................................        261.5                         261.5
Deferred debt issuance costs...................................         52.3           53.0(a)       105.3
Goodwill, less accumulated amortization........................        261.4                         261.4
Other assets...................................................         78.9                          78.9
                                                                  -----------    -----------      ---------
          Total assets.........................................    $ 2,597.1      $    67.9       $2,665.0
                                                                  -----------    -----------      ---------
                                                                  -----------    -----------      ---------
             LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
     Current maturities of long-term debt......................    $    10.3                      $   10.3
     Accounts payable..........................................        270.6                         270.6
     Other accrued expenses....................................        247.6      $    (1.3)(b)      246.3
                                                                  -----------    -----------      ---------
          Total current liabilities............................        528.5           (1.3)         527.2
Existing long-term debt, less current maturities:
     Nonsubordinated...........................................      1,839.4       (1,080.6)(c)      758.8
     Subordinated..............................................        779.7                         779.7
Initial Term Loan..............................................                       200.0(c)       200.0
Delayed Term Loan..............................................
Debt Offerings.................................................                       600.0(c)       600.0
Other long-term liabilities....................................        257.1                         257.1
Deferred income taxes..........................................        232.2           (6.3)(d)      225.9
Minority interests.............................................         18.0                          18.0
Stockholders' deficit
     Common stock and additional paid-in capital...............        798.8          367.7(e)     1,166.5
     Retained deficit..........................................     (1,856.6)         (11.6)(f)   (1,868.2)
                                                                  -----------    -----------      ---------
          Total stockholders' deficit..........................     (1,057.8)         356.1         (701.7)
                                                                  -----------    -----------      ---------
                                                                   $ 2,597.1      $    67.9       $2,665.0
                                                                  -----------    -----------      ---------
                                                                  -----------    -----------      ---------


                                                                                     AS ADJUSTED FOR THE
                                                                                     RECAPITALIZATION PLAN
                                                                         (INCLUDING THE SUBORDINATED DEBT REFINANCING)
                                                                             -----------------------------------

                                                                           PRO FORMA
                                                                          ADJUSTMENTS                    PRO FORMA

                                                                 ----------------------------- -----------------------------

                            ASSETS
Current assets
     Cash and cash equivalents.................................            $    40.6(b)                  $    84.8
     Receivables...............................................                                              243.2
     Inventories...............................................                                              233.3
     Refundable income taxes...................................                                                 .7
     Deferred income taxes.....................................                                               41.9
     Prepaid expenses and other current assets.................                                                5.2
                                                                         -----------                   -----------
          Total current assets.................................                 40.6                         609.1
Property, plant and equipment, net.............................                                            1,374.5
Timberland, net................................................                                              261.5
Deferred debt issuance costs...................................                 29.7 (a                       82.0
Goodwill, less accumulated amortization........................                                              261.4
Other assets...................................................                                               78.9
                                                                         -----------                   -----------
          Total assets.........................................            $    70.3                     $ 2,667.4
                                                                         -----------                   -----------
                                                                         -----------                   -----------
             LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
     Current maturities of long-term debt......................                                          $    10.3
     Accounts payable..........................................                                              270.6
     Other accrued expenses....................................                 (1.3)(b)                     246.3
                                                                         -----------                   -----------
          Total current liabilities............................                 (1.3)                        527.2

Existing long-term debt, less current maturities:
     Nonsubordinated...........................................             (1,080.6)(c)                     758.8
     Subordinated..............................................               (779.7)(c)
Initial Term Loan..............................................                200.0 (c                      200.0
Delayed Term Loan..............................................                850.0                         850.0
Debt Offerings.................................................                600.0 (c                      600.0
Other long-term liabilities....................................                                              257.1
Deferred income taxes..........................................                (30.1)(d)                     202.1
Minority interests.............................................                                               18.0
Stockholders' deficit
     Common stock and additional paid-in capital...............                367.7 (e                    1,166.5
     Retained deficit..........................................                (55.7)(f)                  (1,912.3)
                                                                         -----------                   -----------
          Total stockholders' deficit..........................                312.0                        (745.8)
                                                                         -----------                   -----------
                                                                           $    70.3                     $ 2,667.4
                                                                         -----------                   -----------
                                                                         -----------                   -----------


                                                         (footnote on next page)

                   NOTES TO PRO FORMA CONDENSED BALANCE SHEET

(a) Net increase in deferred debt issuance is summarized as follows:

                                                                     PRO FORMA
                                                                  ADJUSTMENTS AS        PRO FORMA ADJUSTMENTS
                                                                 ADJUSTED FOR THE        AS ADJUSTED FOR THE
                                                               RECAPITALIZATION PLAN    RECAPITALIZATION PLAN
                                                                  (EXCLUDING THE           (INCLUDING THE
                                                                 SUBORDINATED DEBT        SUBORDINATED DEBT
                                                                   REFINANCING)             REFINANCING)
                                                               ---------------------    ---------------------
                                                                               (IN MILLIONS)
Estimated costs and expenses associated with the
  Recapitalization (which will be capitalized and amortized
  over the term of the Debt Offerings, Initial and Delayed
  Term Loan and the New Revolving Credit Facility)..........           $62.5                    $62.5
Reduction in deferred debt issuance costs related to the
  existing long-term debt to be repaid or retired...........            (9.5)                   (32.8)
                                                                      ------                   ------
                                                                       $53.0                    $29.7
                                                                      ------                   ------
                                                                      ------                   ------

(b) Represents increase in cash and net reduction in accrued expenses as a result of the Recapitalization Plan.

(c) Represents repayment of existing nonsubordinated indebtedness and subordinated indebtedness and issuance of new indebtedness under the Initial and Delayed Term Loan including payments of fees and expenses of $71.7 in connection with the Recapitalization Plan including Subordinated Debt Refinancing.

(d) Changes in deferred taxes related to the tax benefit of the extraordinary loss from early extinguishment of debt.

(e) Issuance of $400 million common equity net of $32.3 million in fees related to the Equity Offerings.

(f) Represents the after-tax costs related to the extraordinary loss from early extinguishment of debt as a result of the Recapitalization Plan and Subordinated Debt Refinancing. Summarized as follows:

                                                                     PRO FORMA
                                                                  ADJUSTMENTS AS        PRO FORMA ADJUSTMENTS
                                                                 ADJUSTED FOR THE        AS ADJUSTED FOR THE
                                                               RECAPITALIZATION PLAN    RECAPITALIZATION PLAN
                                                                  (EXCLUDING THE           (INCLUDING THE
                                                                 SUBORDINATED DEBT        SUBORDINATED DEBT
                                                                   REFINANCING)             REFINANCING)
                                                               ---------------------    ---------------------
                                                                               (IN MILLIONS)
Write-off of existing deferred debt issuance costs related
  to long-term debt repaid or retired and write-off of
  consent fees and miscellaneous expenses...................           $12.0                    $35.3
Adjustment to reflect the result of marking-to-market the
  interest rate swaps related to long-term debt to be repaid
  with the proceeds of the Recapitalization.................             5.9                      5.9
Call premiums on existing subordinated debt to be repaid or
  retired...................................................                                     44.6
                                                                      ------                   ------
                                                                        17.9                     85.8
Assumed tax benefit at 35.0%................................            (6.3)                   (30.1)
                                                                      ------                   ------
                                                                       $11.6                    $55.7
                                                                      ------                   ------
                                                                      ------                   ------

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     The following discussion and analysis should be read in conjunction with the selected historical financial data and the historical consolidated financial statements of the Company. Except as otherwise indicated, the following discussion relates solely to historical results and does not consider the potential impact from the Recapitalization Plan.

GENERAL

  INDUSTRY CONDITIONS

     Sales of containerboard and corrugated shipping containers, two of the Company's most important products, are generally subject to changes in industry capacity and cyclical changes in the economy, both of which can significantly impact selling prices and the Company's profitability. Operating rates in the industry during 1991 and 1992 were at high levels relative to demand, which was lower due to the sluggish U.S. economy and a decline in export markets. This imbalance resulted in excess inventories in the industry and lower prices for the Company's containerboard and corrugated shipping container products, which began early in 1991 and has continued throughout 1992 and most of 1993. From the first quarter of 1991 through the third quarter of 1993 industry linerboard prices fell from $347 per ton to $295 per ton. During 1993, industry operating rates were lower as many containerboard producers, including the Company, took downtime at containerboard mills to reduce the excess inventories. By the end of the third quarter of 1993, inventory levels had decreased significantly. The lower level of inventories and the stronger U.S. economy provided improved market conditions late in 1993, enabling the Company and other producers to implement a $25 per ton price increase for containerboard. A further linerboard increase of $30 per ton has been announced by all major integrated containerboard producers, including the Company, for March 1, 1994.

     Newsprint prices have fallen substantially since 1990 due to supply and demand imbalances. During 1991 and 1992, new capacity of approximately two million tons annually came on line, representing an approximate 12% increase in supply. At the same time, U.S. consumption of newsprint fell, due to declines in readership and ad linage. As prices fell, certain high cost, virgin paper machines, primarily in Canada, representing approximately 1.2 million tons of annual production capacity, were shut down and remained idle during 1993. While supply was diminished, a price increase announced for 1993 was unsuccessful. Although market demand has improved in the fourth quarter of 1993, the Company does not expect significant improvement in prices before the second quarter of 1994.

     In addition, prices for many of the Company's other products, including solid bleached sulfate, recycled boxboard, folding cartons and reclaimed fibre weakened in 1993 and 1992. While the effect of the reclaimed fibre price decreases is unfavorable to the reclamation products division, it is favorable to the Company overall because of the reduction in fibre cost to the Company's paper mills that use reclaimed fibre. The Company has taken various steps to extend its business into less cyclical product lines, such as industrial packaging and consumer packaging.

     As a result of these industry conditions, the Company's gross margin declined from 18.1% in 1991 to 16.6% in 1992 and 12.7% in 1993.

     The Company's sales and profitability have historically been more sensitive to price changes than changes in volume. There can be no assurance that announced price increases for the Company's products can be implemented, or that prices for the Company's products will not decline from current levels.

  COST REDUCTION INITIATIVES

     The recent cyclical downturn in the Paperboard/Packaging Products segment has led management to undertake several major cost reduction initiatives. In 1991, the Company implemented an austerity program to freeze staff levels, defer certain discretionary spending programs and more aggressively manage capital expenditures and working capital in order to conserve cash and reduce interest expense. While these measures successfully reduced expenses and increased cash flow, the length and extent of the industry downturn led the Company, in 1993, to initiate a new six year plan to reduce costs, increase volume and improve product mix (the 'Plan').

     The Plan is a systematic Company-wide effort designed to improve the cost competitiveness of all the Company's operating facilities and staff functions. In addition to increases in volume and improvements in product mix resulting from a focus on less commodity oriented business at its converting operations, the program will focus on opportunities to reduce costs and other measures, including (i) productivity improvements, (ii) capital projects which provide high returns and quick paybacks, (iii) reductions in fibre cost, (iv) reductions in the purchase cost of materials, (v) reductions in personnel costs and (vi) reductions in waste cost. See 'Business -- Business Strategy'.

     RESTRUCTURING AND OTHER CHARGES

     In September 1993, the Company recorded a pre-tax charge of $150 million to implement a restructuring program (the 'Restructuring Program') designed to improve the Company's long-term competitive position and to provide for various environmental and other matters. The charge consists of approximately $96 million related to the restructuring program and approximately $54 million of other charges related primarily to environmental matters. The restructuring component of the charge includes a provision for direct expenses associated with plant closures, reductions in workforce, and realignment and consolidation of various manufacturing operations over an approximate two to three year period. The restructuring program is expected to reduce production cost, employee expense and depreciation charges. As part of the Restructuring Program, the Company closed certain high cost operating facilities, including a coated recycled boxboard mill and five converting plants, in January 1994. While future benefits of the Restructuring Program are uncertain, the operating losses in 1993 for the plants shut down in January 1994 and those contemplated in the future were $31 million. While the Company believes that it would have realized financial benefits in 1993 had these plants been shut down at the beginning of the year, and that it will realize such benefits in future periods, no assurances can be given in this regard and, in particular, no assurances can be given as to what portion of such loss would not have been realized in 1993 had such plants been shut down for the entire year.

     Approximately $39 million in other charges consists of a provision for environmental and legal matters which primarily represent remediation and other clean-up costs related to plant closures, existing facilities, and former operating sites. These estimates mainly include clean-up costs for contamination at certain Company-owned properties, and to a lesser extent, probable expenses for response costs at various sites where the Company has received notice that it is a potentially responsible party ('PRP'). As discussed under 'Risk Factors -- Environmental Matters' and 'Business -- Environmental Matters', the Company, as well as other companies in the industry, faces potential environmental liability related to various sites at which wastes have allegedly been deposited. The Company has received notice that it is or may be a PRP at a number of federal and state sites (the 'Sites') where remedial action may be required. Because the laws that govern the clean up of waste disposal sites have been construed to authorize joint and several liability, government agencies or other parties could seek to recover all response costs for any Site from any one of the PRPs for such Site, including the Company, despite the involvement of other PRPs. Although the Company is unable to estimate the aggregate response costs in connection with the remediation of all Sites, if the Company were held jointly and severally liable for all response costs at some or all of the Sites, it would have a material adverse effect on financial condition of the Company. However, joint and several liability generally has not in the past been imposed on PRPs, and, based on such past practice, the Company's past experience and the financial conditions of other PRPs with respect to the Sites, the Company does not expect to be held jointly and severally liable for all response costs at any Site. Liability at waste disposal sites is typically shared with other PRPs and costs generally are allocated according to relative volumes of waste deposited. At most Sites, the waste attributed to the Company is a very small portion of the total waste deposited at the Site (generally significantly less than 1%). There are approximately ten Sites where final settlement has not been reached and where the Company's potential liability is expected to exceed de minimis levels. Accordingly, the Company believes that its estimated total probable liability for response costs at the Sites was adequately reserved at December 31, 1993. Further, the estimate takes into consideration the number of other PRPs at each site, the identity, and financial position of such parties, in light of the joint and several nature of the liability, but does not take into account possible insurance coverage or other similar reimbursement.

     The $150 million charge in connection with the Restructuring Program and various environmental and other matters consists of approximately $43 million for the write-down of assets at closed facilities and certain other nonproductive assets and $107 million of probable future cash expenditures. The Company anticipates that the cash expenditures will be funded through operations and that a substantial portion related to the Restructuring Program will be paid in 1994, 1995 and 1996.

RESULTS OF OPERATIONS

     The following tables present net sales on a segment basis for the years ended December 31, 1993, 1992 and 1991 and an analysis of period-to-period increases (decreases) in net sales (in millions):

                              NET SALES BY SEGMENT

                                                                            YEAR ENDED DECEMBER 31,
                                                                        --------------------------------
                                                                          1993        1992        1991
                                                                        --------    --------    --------
Paperboard/Packaging Products........................................   $2,699.5    $2,751.0    $2,653.9
Newsprint............................................................      248.1       247.4       286.2
                                                                        --------    --------    --------
     Total net sales.................................................   $2,947.6    $2,998.4    $2,940.1
                                                                        --------    --------    --------
                                                                        --------    --------    --------

                               NET SALES ANALYSIS

                                                                                 1993           1992
                                                                              COMPARED TO    COMPARED TO
                                                                                 1992           1991
                                                                              -----------    -----------
Increase (decrease) due to:
     Sales price and product mix
          Paperboard/Packaging Products....................................     $ (91.2)       $    .8
          Newsprint........................................................        (3.0)         (39.4)
                                                                              -----------    -----------
                                                                                  (94.2)         (38.6)
     Sales volume
          Paperboard/Packaging Products....................................        15.8           88.7
          Newsprint........................................................         3.7             .6
                                                                              -----------    -----------
                                                                                   19.5           89.3
     Acquisitions and new facilities
          Paperboard/Packaging Products....................................        34.9            9.8
     Plant closings and asset distributions
          Paperboard/Packaging Products....................................       (11.0)          (2.2)
                                                                              -----------    -----------
               Total net sales increase (decrease).........................     $ (50.8)       $  58.3
                                                                              -----------    -----------
                                                                              -----------    -----------

1993 COMPARED TO 1992

     The Company's net sales for 1993 decreased 1.7% to $2.95 billion compared to $3.0 billion in 1992. Net sales decreased 1.9% in the Paperboard/Packaging Products segment and increased 0.3% in the Newsprint segment.

     The decrease in Paperboard/Packaging Products segment sales for 1993 was due primarily to lower prices and changes in product mix for containerboard, corrugated shipping containers and folding cartons. This decrease was partially offset by an increase in sales volume primarily of corrugated shipping containers, which set a record in 1993. A newly constructed corrugated container facility and several minor acquisitions in 1992 caused net sales to increase $34.9 million for 1993.

     The net sales increase in the Newsprint segment was a result of an increase in sales volume in 1993 compared to 1992, partially offset by a decline in sales prices.

     Cost of goods sold as a percent of net sales for 1993 and 1992 were 85.9% and 81.9%, respectively, for the Paperboard/Packaging Products segment and 102.8% and 99.0%, respectively, for the Newsprint segment. The increase in cost of goods sold as a percent of net sales for the Paperboard/Packaging Products segment was due primarily to the aforementioned changes in pricing and product mix. The increase in the cost of goods sold as a percent of net sales for the Newsprint segment was due primarily to the higher cost of energy and fibre and decreases in sales price. The Company changed the estimated depreciable lives of its paper machines and major converting equipment. These changes were made to better reflect the estimated periods during which the assets will remain in service and were based upon the Company's historical experience and comparable industry practice. These changes were made effective January 1, 1993 and had the effect of reducing depreciation expense by $17.8 million and decreasing the 1993 net loss by $11.0 million.

     Selling and administrative expenses increased to $239.2 million (3.4%) for 1993 compared to $231.4 million for 1992. The increase was due primarily to higher provisions for retirement costs, acquisitions, new facilities and other costs.

     In order to minimize significant year-to-year fluctuations in pension cost caused by financial market volatility, the Company changed, effective January 1, 1993, the method of accounting for the recognition of fluctuations in the market value of pension assets. The effect of this change on 1993 results of operations, including the cumulative effect of prior years, was not material. See Note 8 to the Company's consolidated financial statements.

     The Company reduced its weighted average discount rate in measuring its pension obligations from 8.75% to 7.6% and its rate of increase in compensation levels from 5.5% to 4.0% at December 31, 1993. The net effect of changing these assumptions was the primary reason for the increase in the projected benefit obligations and the changes are expected to increase pension cost by approximately $3.4 million in 1994.

     As a result of the $150 million provision for restructuring and other charges and the lower margins, primarily for newsprint and containerboard products, the Company had a loss from operations of $14.7 million for 1993, compared to $267.7 million income from operations for 1992.

     Interest expense for 1993 declined $45.9 million due to lower effective interest rates and the lower level of subordinated debt outstanding resulting primarily from the 1992 Transaction (as defined below).

     The benefit from income taxes for 1993 was $83.0 million compared to a tax provision of $10.0 million in 1992. The significant difference in the income tax provision from 1993 to 1992 results from the use of the liability method of accounting which restored deferred income taxes and increased the related asset values for tax effects previously recorded as a reduction of the carrying amount of the related assets under prior business combinations. The Company's effective tax rate for 1993 was lower than the Federal statutory tax rate due to the nondeductibility of goodwill amortization and a $5.7 million provision to adjust deferred tax assets and liabilities in 1993 due to the enacted Federal income tax rate change from 34% to 35%.

     Effective  January  1, 1993,  the  Company adopted  Statement  of Financial
Accounting Standards ('SFAS') No. 109, 'Accounting for Income Taxes' and SFAS No. 106, 'Employers' Accounting for Postretirement Benefits Other Than Pensions'. The cumulative effect of adopting SFAS No. 109 was to increase net income for 1993 by approximately $20.5 million. The cumulative effect of adopting SFAS No. 106 was to decrease net income for 1993 by approximately $37 million. The Company will adopt SFAS No. 112 'Employers' Accounting for Postemployment Benefits' in 1994, the effect of which is not expected to be material.

     The loss before extraordinary item and cumulative effect of accounting changes for 1993 was $174.6 million, compared to $34.0 million for the comparable period in 1992. The Company recorded an extraordinary loss of $37.8 million (net of income tax benefits of $25.8 million) for the early extinguishment of debt associated with the issuance of the 1993 Notes.

1992 COMPARED TO 1991

     Net sales for 1992 increased to $3.0 billion (2.0%) compared to $2.94 billion in 1991. Net sales increased 3.7% in the Paperboard/Packaging Products segment and decreased 13.6% in the Newsprint segment.

     The increase in Paperboard/Packaging Products segment sales was due primarily to a 5.6% increase in sales volume for corrugated shipping containers. Segment sales were also positively affected by increases in sales volumes for papertubes and partitions and to a lesser extent for folding cartons and reclamation products. Prices of containerboard products improved over 1991 but did not increase sufficiently to cover cost increases, causing margins to be somewhat lower in 1992. Prices for most of the Company's other packaging products have declined compared to 1991. A minor acquisition in 1992 and the operation of new facilities in the Paperboard/Packaging Products segment resulted in an increase in net sales of $9.8 million, while plant closings caused net sales to decrease by $2.2 million.

     The net sales decrease in the Newsprint segment was a result of the lower sales prices as discussed above. Newsprint sales volume for 1992 was virtually the same as 1991.

     The Company continued to benefit from certain austerity measures first implemented during 1991 to help offset the impact of the recession. These measures had a positive effect on cost of goods sold and selling and administrative expenses. Cost of goods sold as a percent of net sales for 1992 and 1991 were 81.9% and 81.8% , respectively, for the Paperboard/Packaging Products segment and 99.0% and 83.1% respectively, for the Newsprint segment. The increase in the Newsprint segment was due primarily to the aforementioned decrease in sales price.

     Selling and administrative expense as a percent of net sales for 1992 was 7.7%, unchanged from 1991. The Company continues to benefit from certain cost containment measures implemented in 1991 to reduce expenses to help offset the impact of the recession and inflation.

     Income from operations for 1992 decreased 12.4% to $267.7 million as a result of the low average selling prices for newsprint and packaging products discussed above.

     Interest expense for 1992 was lower by $35.1 million, due to lower effective interest rates and the lower level of debt outstanding as a result of the 1992 Transaction. During 1992, the Company replaced $425.0 million of mature swaps with $400.0 million of the new two-year fixed interest rate swaps at an annual savings of approximately 3.8% on such amount (equivalent to an annual savings of approximately $15.1 million).

     The Company recorded a $10.0 million income tax provision in both 1992 and 1991 on income before income taxes, equity in earnings (loss) of affiliates and extraordinary item of $27.2 and $24.3 million, respectively. The tax provisions for 1992 and 1991 were higher than the Federal statutory tax rate due to several factors, the most significant of which was the impact of permanent differences from applying purchase accounting.

     Equity in loss of affiliates for 1991 included a write-down of $36.0 million with respect to the Company's equity investments in Temboard and Company Limited Partnership and PCL Industries Limited. See Note 3 to the Company's consolidated financial statements. For 1992 the Company had an extraordinary loss of $49.8 million (net of income tax benefits of $25.8 million) for the early extinguishment of debt associated with the 1992 Transaction.

IMPACT OF INFLATION AND CHANGING PRICES

     The Company uses the LIFO method of accounting for approximately 81% of its inventories. Under this method, the cost of products sold reported in the financial statements approximates current cost and thus reduces the distortion in reported income due to increasing costs. In recent years, inflation has not had a material effect on the financial position or results of operations of the Company.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's primary uses of cash for the next several years will be principal and interest payments on its indebtedness and capital expenditures.

     In April 1993, the Company issued $500 million aggregate principal amount of the 1993 Notes. Proceeds of the 1993 Notes were used to refinance a substantial portion of indebtedness in order to improve operating and financial flexibility by extending maturities of indebtedness and improving liquidity. As a result of the issuance of the 1993 Notes, there are no significant scheduled payments due on bank term loans until June 1996 (assuming the Bank Debt Refinancing is not consummated). In connection with the issuance of the 1993 Notes, a subsidiary of JS Group committed to purchase up to $200 million aggregate principal amount of 11 1/2% Junior Subordinated Notes maturing 2005, the proceeds of which must be used to repurchase or otherwise retire Subordinated Debt. The Company does not intend to use the commitment if the Recapitalization Plan occurs.

     The Company  is  implementing  the Recapitalization  Plan  to  refinance  a substantial portion of its indebtedness in order to improve operating and financial flexibility by (i) reducing the level and overall cost of debt, (ii) extending maturities of indebtedness, (iii) increasing stockholders' equity and
(iv) increasing  its  access  to  capital  markets.  The  Recapitalization  Plan
includes  (i) the offering by the Company of             shares of Common Stock,
(ii) the SIBV Investment, (iii) the offering by CCA of $500 million aggregate principal amount of % Series A Senior Notes, which will be due 2004 and $100 million aggregate principal amount of % Series B Senior Notes, which will be due 2002, and (iv) the New Credit Agreement consisting of a $450 million New Revolving Credit Facility due 2001, a $200 million Initial Term Loan due 2002 and an $850 million Delayed Term Loan due 2001. Proceeds of the Recapitalization Plan, exclusive of the $850 million Delayed Term Loan, will be used to refinance all of the Company's indebtedness under the 1989 and 1992 Credit Agreements and the Secured Notes. The applications of borrowings under the Delayed Term Loan shall be used to redeem or repurchase the Subordinated Debt. It is anticipated that letters of credit of approximately $90 million will be outstanding under the New Revolving Credit Facility immediately following the Offerings. After giving effect to the Recapitalization Plan on a pro forma basis, at December 31, 1993 the Company would have had approximately $2,408.8 million of total long-term debt outstanding, all of which would have been senior debt, as compared to $2,619.1 million of long-term debt outstanding had the
Recapitalization Plan not been effected. After completion of the Recapitalization Plan there will be no significant scheduled payments due on bank debt (other than required payments out of 'excess cash', if any) until 18 months following consummation of the Offerings, at which time approximately $51.0 million will be payable.

     The Company's earnings are significantly affected by the amount of interest on its indebtedness. At December 31, 1993, the Company had $215 million of variable rate debt which had been swapped to a weighted average fixed rate of approximately 9.1%. The Company also had interest rate swap agreements related to the Securitization Program that effectively converted $95 million of fixed rate borrowings to a variable rate of 5.6% (at December 31, 1993) and converted $80 million of variable rate borrowings to a fixed rate of 7.2% through January 1996. In addition, the Company is party to interest rate swap agreements related to the 1993 Notes which convert $500 million of fixed rate borrowings to a variable rate of 8.6% (at December 31, 1993).

     Capital expenditures consist of property and timberland additions and acquisitions of businesses. Capital expenditures for 1993, 1992 and 1991 were $117.4 million, $97.9 million and $118.9 million, respectively. Financing arrangements entered into in connection with the 1989 Transaction impose an annual limit on future capital expenditures, as defined in the financing arrangements, of approximately $125.0 million. The capital spending limit is subject to increase in any year if the prior year's spending was less than the maximum amount allowed. For 1993, such carryover from 1992 was $75 million. Because the Company has invested heavily in its core businesses over the last several years, management believes the annual limitation on capital expenditures should not impair its plans for maintenance, expansion and continued
modernization of its facilities. It is expected that the New Credit Agreement will contain limitations on capital expenditures substantially similar to those contained in the financing arrangements entered into in connection with the 1989 Transaction. The Company anticipates making capital expenditures of approximately $142 million in 1994.

     Under the terms of the Old Bank Facilities, the Company is required to comply with certain financial covenants, including maintenance of quarterly and annual interest coverage ratios and earnings, as defined. In anticipation of violating these financial covenants at September 30, 1993, the

Company requested and received waivers from its lender group, and in December, 1993 amended the Old Bank Facilities to modify financial covenants. The Company was in compliance with the amended covenants at December 31, 1993. The Company expects to have similar covenants in the New Credit Agreement.

     Operating activities have historically been the major source of cash for the Company's working capital needs, capital expenditures and debt payments. For 1993 and 1992, net cash provided by operating activities was $78.2 million and $145.7 million, respectively.

     At December 31, 1993, the Company had $112.1 million in unused borrowing capacity under the Revolving Credit Facility. Following the Offerings, the Company anticipates having $360.0 million of unused borrowing capacity under the New Credit Agreement. The Company has borrowing capacity of $230.0 million under the Securitization subject to the Company's level of eligible accounts receivable. At December 31, 1993, the Company had borrowed $182.3 million under the Securitization and the level of eligible receivables did not permit any additional borrowings under the Securitization at the date. The Securitization matures in April 1996, at which time the Company expects to refinance it. Although the Company believes that it will be able to do so, no assurance can be given in this regard.

     The Company's existing indebtedness imposes restrictions on its ability to incur additional indebtedness. Such restrictions, together with the highly leveraged position of the Company, could restrict corporate activities, including the Company's ability to respond to market conditions, to provide for unanticipated capital expenditures or to take advantage of business opportunities. However, the Company believes that cash provided by operations and available financing sources will be sufficient to meet the Company's cash requirements for the next several years.

                                    BUSINESS

GENERAL

     The predecessor to the Company was founded in 1974 when JS Group, a worldwide leader in the packaging products industry, commenced operations in the United States by acquiring 40% of a small paperboard and packaging products company. The remaining 60% of that company was acquired by JS Group in 1977, and in 1978 net sales were $42.9 million. The Company implemented a strategy to build a fully integrated, broadly based, national packaging business, primarily through acquisitions, including Alton Box Board Company in 1979, the paperboard and packaging divisions of Diamond International Corporation in 1982, 80% of SNC in 1986 and 50% of CCA in 1986. The Company financed its acquisitions by using leverage and, in several cases, utilized joint venture financing whereby the Company eventually obtained control of the acquired company. While no major acquisition has been made since 1986, the Company has made 18 smaller acquisitions and started up five new facilities which had combined sales in 1993 of $280.3 million. JSC was formed in 1983 to consolidate the operations of the Company, and today the Company ranks among the industry leaders in its two business segments, Paperboard/Packaging Products and Newsprint. In 1993, the Company had net sales of $2.9 billion, achieving a compound annual sales growth rate of 32.6% for the period since 1978.

     The Company believes it is one of the nation's largest producers of paperboard and packaging products and is the largest producer of recycled paperboard and recycled packaging products. In 1993, the Company's system of 16 paperboard mills produced 1,840,000 tons of virgin and recycled containerboard, 829,000 tons of coated and uncoated recycled boxboard and SBS and 206,000 tons of recycled cylinderboard, which were sold to the Company's own converting operations or to third parties. The Company's converting operations consist of 52 corrugated container plants, 18 folding carton plants, and 16 industrial packaging plants located across the country, with three plants located outside the U.S. In 1993, the Company's container plants converted 1,942,000 tons of containerboard, an amount equal to approximately 105.5% of the amount it produced, its folding carton plants converted 542,000 tons of SBS, recycled boxboard and coated natural kraft, an amount equal to approximately 65.4% of the amount it produced, and its industrial packaging plants converted 123,000 tons of recycled cylinderboard, an amount equal to approximately 59.7% of the amount it produced.

     The Company's paperboard operations are supported by its reclamation division, which processed or brokered 3.9 million tons of wastepaper in 1993, and by its timber division which manages approximately one million acres of owned or leased timberland located in close proximity to its virgin fibre mills. The paperboard/packaging products operations also include 14 consumer packaging plants.

     In addition, the Company believes it is one of the nation's largest producers of recycled newsprint. The Company's newsprint division includes two newsprint mills in Oregon, which produced 615,000 tons of recycled newsprint in 1993, and two facilities that produce Cladwood'r', a construction material produced from newsprint and wood by-products. The Company's newsprint mills are also supported by the Company's reclamation division.

DEVELOPMENT OF BUSINESS

     Since its founding in 1974, the Company has followed a strategy to build a broadly based packaging business, primarily through acquisitions. The Company's acquisitions were principally motivated by opportunities to expand productive capacity, both geographically and into new product lines, further integrate its operations and broaden its existing product lines and customer base. The Company has sought to improve the productivity of plants and operations acquired by it. The most significant acquisitions were:

      1979 -- Acquired 51% of Alton Box Board Company; the remaining 49% was acquired in 1981. Alton's containerboard and industrial packaging businesses consisted of fully integrated containerboard and paperboard operations. The Alton acquisition significantly enhanced the Company's presence in the midwest and expanded its operations to the southeast. In addition, the Alton acquisition expanded the Company's product lines to include folding cartons and industrial packaging and provided a network of reclamation facilities which supplied wastepaper to the Company's recycled mills. Alton owned a kraft linerboard mill and a recycled medium mill, two recycled cylinderboard mills, 32 converting facilities and 9 recycled wastepaper plants. Alton's total annual paperboard production at the date of acquisition was 471,775 tons, as compared to 582,017 tons in 1993.

      1982 -- Acquired 50% of the paperboard and packaging divisions of Diamond International Corporation through a joint venture; the remaining 50% was acquired in 1983. In addition to expanding the Company's existing product lines and customer base, the Diamond acquisition added new product lines, including labels and other consumer packaging, and a related business which produced rotogravure cylinders for use on printing presses used extensively by the folding carton industry. Diamond owned two coated recyled boxboard mills, which provided the Company with an integrated source of recycled boxboard for use in its folding carton plants, as well as three folding carton plants, three shipping container plants and three consumer packaging plants. Diamond's operations were located primarily in the midwest. Diamond's annual coated recycled boxboard production, exclusive of a mill recently shut down, at the date of acquisition was 74,494 tons, as compared to 113,006 tons in 1993.

      1986 -- Acquired 80% of SNC, formerly Publishers Paper Company. The SNC acquisition extended the Company's product line to include newsprint and also expanded the Company's reclamation operations to the west coast. The SNC acquisition consisted of two newsprint mills and two Cladwood'r' manufacturing plants, all of which are located in Oregon. SNC's annual newsprint production at the date of acquisition was 592,804 tons, as compared to 615,151 tons in 1993.

      1986 -- Acquired 50% of CCA through a joint venture with the Morgan Stanley Leveraged Equity Fund I, L.P.; the remaining 50% was acquired in 1989. The total CCA acquisition cost was $1,130 million, which was financed with $1,060 million of debt and $70 million of preferred and common equity. The CCA acquisition substantially enhanced the Company's production capacity and further integrated the Company's operations. It also expanded its paperboard and packaging operations to the west coast, which enabled the Company to compete on a national level and broaden its customer base. The CCA acquisition consisted primarily of 9 paperboard mills, 40 converting plants and 5 reclamation facilities as well as approximately 1,000,000 acres of owned or leased timberlands. CCA's operations are located throughout the United States. CCA's total annual paperboard production at the date of acquisition was 1,760,039 tons, as compared to 2,002,064 tons in 1993.

INDUSTRY OVERVIEW

  PAPERBOARD

General

     Paperboard is a general term used to describe certain heavyweight grades of paper primarily used for packaging products. Paperboard is produced from four basic types of pulp: (i) unbleached kraft; (ii) bleached kraft; (iii) recycled and (iv) semi-chemical. Unbleached kraft, bleached kraft and semi-chemical paperboards, are produced primarily from wood pulp. Recycled paperboard is produced primarily from wastepaper. Recycled paperboard demand has grown at a more rapid rate than virgin grades based primarily on its increased quality and rising environmental awareness by consumers.

     Paperboard is classified by three major end-uses: (i) containerboard, (ii) boxboard and (iii) other paperboard. Containerboard primarily includes linerboard and corrugating medium, the components of corrugated boxes used in the transportation of manufactured goods. Boxboard includes folding carton stock, setup boxboard and food board. Folding cartons, the major segment of boxboard, are used to package a wide range of consumer products such as health and beauty products, dry cereals and soap powders. Folding cartons are often clay-coated for better printability and consumer appeal. Other paperboard includes paperboard used in a number of industrial applications: fiber drums, composite cans, spiral tubes, cores, gypsum wallboard liner and box partitions.

     According to the American Forest & Paper Association (the 'AFPA'), the following table represents 1993 containerboard and boxboard production in the United States.

                                                                                             %
                                      PRODUCTION(1)                  --------------------------------------------------
                                      -------------                  UNBLEACHED    BLEACHED
END-USE                                                % OF TOTAL      KRAFT        KRAFT      RECYCLED    SEMICHEMICAL
- -----------------------------------     (TONS IN       ----------    ----------    --------    --------    ------------
                                       THOUSANDS)
Containerboard.....................       26,175            77%          64            1          14            21
Boxboard...........................        7,718            23           16           45          39            --
                                      -------------    ----------
                                          33,893           100%
                                      -------------    ----------
                                      -------------    ----------

- ------------

(1) Excludes approximately 3.0 million export containerboard tons and 1.1 million export boxboard tons.

Containerboard

     Demand. Containerboard production grew  from 21.3 million  tons in 1983  to
29.2 million tons in 1993 (consisting of 26.2 million tons of domestic production and 3.0 million tons of exports) for a compound annual growth rate ('Rate') of 3.3%. From 1983-1993, containerboard produced from recycled paperboard grew at a much faster rate than unbleached kraft, experiencing a 7.6% Rate. Containerboard demand is highly cyclical and fluctuates with the general level of economic activity.

     [GRAPHIC REPRESENTATION of the relationship between the change in Gross Domestic Product ('GDP') and the change in containerboard production from 1983 to 1993. For each year during hte period 1983-1993, the annual percentage change in GDP was 3.9%, 6.2%, 3.2%, 2.9%, 3.1%, 3.9%, 2.5%, 1.2%, (0.7%), 2.6% and
2.9%, respectively. During this same period, the annual percentage change in containerboard production was 10.2%, 7.1%, (3.7%), 8.4%, 7.1%, 1.8%, 1.1%, 3.7%,
2.2%, 4.2% and 1.0%, respectively. The source of the containboard production data is the America Forest and Paper Association.]

     Overall, containerboard demand is a function of the level of corrugated box shipments from box converting plants and, to some extent, the level of containerboard inventories on hand. Over the last six months of 1993, corrugated box demand was very strong with shipments from August 1993 through December 1993 exceeding corresponding 1992 months by 9.1%, 6.6%, 5.7%, 12.3% and 10.1%, respectively. Box plant containerboard inventory levels were at 2.16 million tons on December 31, 1993, up slightly from 1.98 million tons on October 31, 1993, their lowest level on a tonnage basis since 1987. Containerboard demand has also been assisted in recent months by an increase in exports. The Company is currently experiencing strong demand and believes that it will continue as the economy improves. Resource Information Systems, Inc. ('RISI'), a well known industry consultant, projects domestic containerboard production to grow to 28.9 million tons by 1996, a 3.3% Rate from 1993.

     Supply. U.S. containerboard capacity totaled 31.1 million tons in 1993, for a 2.9% Rate from 1983 to 1993. From 1983 to 1993, capacity utilization reached a high of 97.8% in 1987 and a low of 90.3% in 1985. Approximately, 4.0 million tons of new capacity was added between year-end 1988 and year-end 1993, decreasing operating rates from 1987 levels.

     Operating rates in the industry during 1991 and 1992, however, ran at high levels relative to demand, which was lower due to the sluggish U.S. economy and a decline in export markets. This imbalance resulted in excess inventories in the industry and lower prices for the Company's containerboard and corrugated shipping container products, which continued throughout most of 1993. To reduce rising inventories, many containerboard producers, including the Company, took downtime at containerboard mills which resulted in lowering operating rates to 93.7% for 1993. By the end of the third quarter of 1993, inventory levels had decreased significantly.

     According to the AFPA, producers plan to add only a modest 2.1 million tons of containerboard capacity in 1994-1996. 1.4 million tons, or 70% of the added capacity, will be recycled linerboard and corrugating medium. The following graph reflects the historical relationship between containerboard capacity utilization and linerboard prices, the predominant grade for containerboard products.

     [GRAPHIC REPRESENTATION of the relationship between the level of containerboard capacity utilizaiton and linerboard prices from 1983 to 1993. For each year during the period 1983-1993, annual containerboard capacity utilization was 90.4%, 94.5%, 90.3%, 95.2%, 97.8%, 95.5%, 94.6%, 95.1%, 95.2%,
95.6% and 93.7%, respectively. For each year during this same period, unbleached kraft lineboard prices per short ton (42 lb., Eastern Market) were $290, $335, $274, $295, $361, $403, $405, $378, $336, $345 and $316, respectively (1983-1984 prices are as of December 31. 19985-1993 prices reflect the average of the four quarter-ed prices). The source of the containerboard capacity utilization data is the American Forest and Paper Association. The source of the linerboard prices is the Pulp and Paper North American Factbook.]

     Pricing. Pricing historically has been correlated with the levels of industry capacity utilization. Over the past business cycle, containerboard prices peaked in 1989. Linerboard peaked at approximately $410 per ton and reached a low of $280-$290 per ton the second quarter of 1993, owing to decreased demand and increased inventories. Over the past several months, containerboard pricing has strengthened as demand has increased, inventories have fallen, and corrugated box producers have been successful in increasing prices to customers. For example, a $25 per ton increase for linerboard was implemented in November 1993, raising prices to $315-$325 per ton, and most of the major linerboard producers, including the Company, have announced a $30 per ton increase effective March 1, 1994. Although there can be no assurance that this price increase will be successfully implemented, management believes that such price increase will hold.

Boxboard

     Demand. Total boxboard production (including exports) grew to 8.8 million tons in 1993 from 6.8 million tons in 1983, representing a 2.5% Rate.
Traditionally, recycled and SBS have been by far the largest segments of boxboard production, representing 40% and 49%, respectively. During 1983 to 1993, recycled boxboard grew at a 2.0% Rate, SBS boxboard grew at a 1.0% Rate and unbleached kraft, starting from a much smaller base, grew at a 5.2% Rate. Like containerboard, boxboard demand tends to fluctuate with the general level of economic activity. During the late 1980s, the use of clay coated recycled boxboard as a substitute for SBS boxboard increased based on its improved quality, heightened environmental awareness by consumers and increased demand by customers for less expensive packaging alternatives. RISI projects both recycled boxboard production and SBS production to increase at a 2.2% Rate from 1993 to 1996.

     Supply. From 1983 to 1993 total boxboard capacity grew from 7.6 million tons to 9.3 million tons, a 2.0% Rate. SBS folding boxboard grew at a 1.7% Rate, reaching 2.5 million tons by 1993, while recycled folding boxboard grew to 3.0 million tons by 1993, a 1.1% Rate.

     [GRAPHIC REPRESENTATION of the level of boxboard capacity utilization from 1983 to 1993. For each year during the period 1983-1993 , annual boxboard capacity utilization was 89.9%, 92.9%, 87.5%, 89.5%, 90.2%, 92.2%, 92.8%, 90.7%,
93.5%, 92.6% and 94.8%, respectively. The source of this data is the American Forest and Paper Association.]

     According to the AFPA, 1.2 million tons of boxboard capacity will be added between 1993-1996. Recycled boxboard accounts for 16% and SBS for 56% of announced capacity additions.

     Pricing. While general boxboard pricing levels are dependent on the overall balance of supply and demand, relative pricing of different grades of boxboard is affected by the substitutability of one grade for another in various customer applications. For example, although the clay coated recycled demand and supply situation is positive for the upcoming years, clay coated recycled prices are influenced by SBS prices. During the late 1980s, SBS prices were substantially higher than clay coated recycled prices. In recent years, SBS prices have declined at a greater percentage than clay coated recycled, so that on a yield basis, there is not currently a significant price differential between the two. Future price growth in some grades of SBS may be tempered by recent and projected capacity increases.

     NEWSPRINT

     General. Newsprint is an uncoated paper used in newspaper production. Virgin newsprint is manufactured primarily from mechanical or groundwood pulps. In recent years, the majority of U.S. state legislatures have enacted recycled content laws requiring newspaper publishers to use newsprint containing various percentages of recycled fiber. Although the bulk of North American newsprint capacity is located in Canada, the majority of recycled newsprint capacity is located in the U.S. because of the close proximity of wastepaper collection sites.

     Demand. According to the AFPA, the total U.S. newsprint production in 1993 remained flat, compared to 1992, with 7.08 million tons being produced. Canadian production is estimated to have been 10.39 million tons in 1993, compared to
9.84 million tons in 1992. From 1983 to 1993, North American newsprint production grew at a 1.6% Rate. Newsprint demand is dependent on the general level of newspaper advertising. RISI estimates North American newsprint shipments will remain flat through 1995.

     According to the AFPA, North American production is also influenced by the export levels to major newsprint consuming regions such as Western Europe and Asia. In 1992, U.S. and Canadian producers increased export shipments 17% over 1991. 1993 witnessed a significant decline in North American exports due to unfavorable currency exchange rates and new capacity in Europe and Asia.

     Supply. According to the AFPA, North American newsprint capacity was 18.1 million tons in 1993, reflecting a 1.2% Rate since 1983. During the period from year end 1989 to year end 1991, 1.26 million tons of U.S. newsprint capacity and .95 million tons of Canadian newsprint capacity were added, severely depressing utilization rates in the early 1990s. Capacity expansion in the newsprint industry has been concentrated on recycling and, over the last three years, eleven new deinking plants have been brought into operation with the capacity to recycle 2.9 million tons of recovered paper.

     Capacity utilization has been at relatively low levels during the early 1990s as a large growth in capacity has coincided with a decline in newsprint demand, which has led to lower rates for North American mills overall. Capacity utilization from 1983 to 1993 is shown in the table below:

     [GRAPHIC REPRESENTATION of the level of newsprint capacity utilizsation in the United States and Canada from 1983 to 1993. For eac year during the period 1983-1993, U.S. newsprint capacity utilization was 89.5%, 94.7%, 93.8%, 97.0%,
97.3% 97.8%, 96.7%, 97.3%, 97.0% and 98.0%, respectively.  For each  year during this same period, Canadian newsprintc capacity utilization was 85.1%, 91.8%, 91.4%, 93.9% 97.7%, 98.9%, 96.2%, 89.8%, 87.3%, 88.6% and 95.7%, respectively.
The source of these figures is the American Forest and Paper Association.]

     According  to the AFPA, North American newsprint capacity will decline from
16.7 million metric tons in 1992 to 16.6 million metric tons in 1996. This decline in capacity is expected because no new mills or machines are planned during these years and capacity gains resulting from rebuilds of existing machines and miscellaneous improvements will be offset by the reallocation of capacity in several mills to produce groundwood and specialty papers rather than newsprint. Several new recycled newsprint mills have been announced recently in Western Europe, and such mills are expected to affect future exports by North American producers.

     Pricing. Newsprint is a commodity paper grade with pricing largely a function of capacity utilization. West coast prices fell from a peak of approximately $595 per metric ton (30-lb, delivered) in 1988 to a low of $420 per metric ton in the second quarter of 1992. In December, 1993 newsprint producers, including the Company, announced price increases which were unsuccessful. Although market demand has improved in the fourth quarter of 1993, the Company does not expect significant improvement in prices before the second quarter of 1994.

BUSINESS STRATEGY

     The principal components of the Company's business strategy include the following:

  MAINTAIN FOCUS ON RECYCLED PRODUCTS

     The Company believes it is the largest processor of wastepaper, the largest producer of coated recycled paperboard, the largest producer of recycled medium and one of the largest producers of recycled newsprint in the U.S. The Company has historically utilized a significant amount of recycled fibre in its products and has maintained a strategy to allow it to supply all of the Company's recycled fibre needs for its paper producing operations. There are several advantages to this strategy. First, the Company's national operations allow it to minimize costs of transporting wastepaper to its mills. Second, recycled fibre has a lower cost base than virgin fibre and wastepaper supplies are increasing. Third, recycled products are gaining in popularity with customers as a result of increased environmental awareness and improved quality, making them more competitive with products made from virgin fibre. The following chart indicates the significant percentage of recycled paperboard produced and consumed, by the Company's operations.

                                                                        1991     1992     1993
                                                                        -----    -----    -----
                                                                          (TONS IN THOUSANDS)
Total paperboard produced by the Company.............................   2,852    2,963    2,875
     Percent recycled................................................    46.5%    46.1%    47.5%
Total paperboard consumed by the Company.............................   2,476    2,569    2,607
     Percent recycled................................................    34.5%    35.9%    32.3%

  FOCUS ON COST REDUCTION

     The Company continuously strives to reduce operating costs on a system-wide basis through the implementation of cost reduction programs. In 1991, the
Company implemented an austerity program to offset the impact of declining prices. This austerity program froze staff levels, deferred certain discretionary spending programs and more aggressively managed capital expenditures and working capital to conserve cash and reduce interest expense. For example, as a result of the austerity program the Company's average working capital as a percentage of annual sales has averaged 2.8% over the last two years.

     While the austerity program succeeded in reducing expenses and improving cash flow, the length and extent of the recession led the Company in 1993, to initiate the Plan and the Restructuring Program.

     The Plan is a systematic Company-wide effort designed to improve the cost competitiveness of all the Company's operating facilities and staff functions. The Plan focuses on reducing costs and other measures, including:

      Productivity improvements to reduce variable unit cost at production facilities and to increase volume.

      Identification of approximately $100 million of high return, quick payback capital projects for which spending will be accelerated.

      Reduction in fibre cost.

      Reduction in cost of materials generated through a Company-wide council which will negotiate large national purchasing activities.

      Reductions in personnel cost through a Company-wide freeze on compensation for salaried employees in 1994 and reductions in workforce.

      Reduction in waste cost in the manufacturing process.

      Increased focus on specialty niche businesses which are less commodity oriented and carries pricing premiums.

     The Company is implementing the Restructuring Program to improve the Company's long-term competitive position. The Restructuring Program includes plant closures, reductions in workforce, and the realignment and consolidation of various manufacturing operations over an approximately two to three year period. The Restructuring Program is expected to reduce production cost, employee expense and depreciation charges. While future benefits of the Restructuring Program are uncertain, the operating losses in 1993 for the plants shut down in January 1994 and those contemplated in the future were $31 million. While the Company believes that it would have realized financial benefits in 1993 had these plants been shut down at the beginning of the year, and that it will realize such benefits in future periods, no assurances can be given in this regard and, in particular, no assurances can be given as to what portion of such loss would not have been realized in 1993 had such plants been shut down for the entire year. The Company closed certain high cost operating facilities, including a coated recycled boxboard mill and five converting plants, in January 1994.

  CONTINUE TO PURSUE VERTICAL INTEGRATION

     The Company's operations are vertically integrated in that the Company uses significant amounts of timber harvested from its timberlands and wastepaper provided by its reclamation operations in the manufacture of paperboard and newsprint, and converts its production of paperboard into shipping containers, folding cartons, papertubes and other products. The Company also exchanges a significant amount of containerboard with other major companies in the industry. These exchanges are generally used when shipment from the Company's mills would not be freight cost efficient or when container plants require a certain grade of containerboard not manufactured by the Company.

     The Company's integration reduces the volatility of pricing for its containerboard products, allows it to run its mills at higher operating rates during industry downturns and protects the Company from potential regional supply and demand imbalances for recycled fibre grades.

     The   following  table  illustrates  the   balance  between  the  Company's
production and consumption levels for its core businesses for the last three years.

                                                                                            1991     1992     1993
                                                                                            -----    -----    -----
                                                                                              (TONS IN THOUSANDS)
Wastepaper
     Collected by reclamation division...................................................   3,666    3,846    3,907
     Consumed by paperboard and newsprint mills..........................................   1,822    1,910    1,905
Containerboard
     Produced by containerboard mills....................................................   1,830    1,918    1,840
     Consumed by containerboard plants...................................................   1,813    1,898    1,942
SBS and Recycled Boxboard
     Produced by SBS and recycled boxboard mills.........................................     826      832      829
     Consumed by folding carton plants...................................................     561      551      542

  CONTINUE GROWTH IN CORE BUSINESSES

     The Company has built its core businesses through selective acquisitions of existing businesses and ongoing capital improvements.

     Over the years, the Company's acquisition strategy has accomplished several objectives, including (i) geographic expansion of its operations, (ii) growth of its recycling capacity and expertise, (iii) expansion of its product lines in order to satisfy most of the packaging needs of large national and multinational customers, (iv) expansion of its operations into related products which can be successfully marketed to existing customers as well as into related products to which the Company can apply its papermaking expertise, and (v) integration of its operations. The Company intends to continue its current strategy by exploring potential acquisitions and pursuing those which meet its business objectives.

  MAINTAIN LEADING MARKET POSITIONS

     The Company believes it is one of the most broadly based paperboard packaging producers in the United States. The Company has achieved this status through its selective acquisitions and its ongoing capital improvements program. The Company believes it maintains significant U.S. market positions including the following:

                 largest producer of recycled paperboard

                 largest producer of folding cartons

                 largest producer of coated recycled boxboard

                 largest processor of wastepaper

                 largest producer of mottled white linerboard

                 one of the largest producers of recycled newsprint

                 second largest producer of corrugated shipping containers

                 largest producer of recycled medium

                 fifth largest producer of containerboard

     The Company believes that its size, as evidenced by its leading U.S. market positions, provides certain advantages in marketing its products. The Company's prominence in the U.S. packaging industry gives it excellent customer visibility. The Company is well recognized by its customers as a quality producer and has recently entered a select number of strategic alliances with certain large, national account customers to supply packaging. In addition, the Company's broad range of packaging products provides a single source option, whereby all of the customers' packaging needs can be satisfied by the Company.

  IMPROVE FINANCIAL PROFILE TO GROW CORE BUSINESSES

     Since the 1989 recapitalization of JSC, the Company has pursued a strategy designed to reduce its financial risk profile. During this period, the Company has accessed various capital markets through several transactions, resulting in improved financial flexibility.

     In 1991, the Company completed a $230 million accounts receivable securitization. Initial proceeds of $168 million were raised by an A1/D1+ commercial paper issue and a AA-medium term note issue. The proceeds were used to retire debt, while the transaction increased the liquidity of the Company by $180 million.

     In 1992, the Company received cash equity capital from a subsidiary of JS Group and MSLEF II (and certain of its limited partners who owned Junior Accrual Debentures) of $33 million and $200 million, respectively, and in December 1993 a subsidiary of JS Group converted its $167 million of preferred stock into common stock. The Company also negotiated a $400 million senior secured term loan. The equity and loan proceeds were used to repurchase $193.5 million of the Junior Accrual Debentures and to prepay a portion of certain subordinated indebtedness and $400 million of the 1989 term loan. This transaction reduced near term debt service requirements and also reduced annual interest expense by $30 million.

     In 1993, in order to improve operating and financial flexibility, CCA issued $500 million aggregate principal amount of 1993 Notes, the proceeds of which were used to repay $100 million of revolving credit indebtedness and an aggregate of $387.5 million of term loan indebtedness under its existing credit agreements. As a result of such refinancing, the Company successfully extended maturities of its indebtedness and improved its liquidity.

     The Company anticipates that the Recapitalization Plan will further improve operating and financial flexibility by reducing the level and overall cost of its debt, extending maturities of indebtedness, increasing stockholders' equity and increasing its access to capital markets.

PRODUCTS

  PAPERBOARD/PACKAGING PRODUCT SEGMENT

     Containerboard and Corrugated Shipping Containers. The Company's containerboard operations are highly integrated and the Company believes this integration enhances its ability to respond quickly and efficiently to customers and to fill orders on short lead times. Tons of containerboard produced and converted for the last three years were:

                                                                                  1991     1992     1993
                                                                                  -----    -----    -----
                                                                                    (TONS IN THOUSANDS)
Containerboard
     Production................................................................   1,830    1,918    1,840
     Consumption...............................................................   1,813    1,898    1,942

     The Company's mills produce a full line of containerboard, including unbleached kraft linerboard, mottled white linerboard and recycled medium.

     The Company believes it is the nation's largest producer of mottled white linerboard, the largest producer of recycled medium and the fifth largest producer of containerboard. Unbleached kraft linerboard is produced at the Company's mills located in Fernandina Beach and Jacksonville, Florida and mottled white linerboard is produced at its Brewton, Alabama mill. Recycled medium is produced at the Company's mills located in Alton, Illinois, Carthage, Indiana, Circleville, Ohio and Los Angeles, California. In 1993, the Company produced 1,018,000, 315,000 and 507,000 tons of unbleached kraft linerboard, mottled white linerboard and recycled medium, respectively.

     Large  capital   investment   is   required  to   sustain   the   Company's
containerboard mills, which employ state of the art computer controlled machinery in their manufacturing processes. During the last five years, the Company has invested approximately $246 million to enhance product quality, reduce costs, expand capacity and increase production efficiency, as well as make required improvements to stay in compliance with environmental regulations. Major capital projects completed in the last five years include (i) a rebuild of Jacksonville's linerboard machine to produce high performance, lighter weight grades now experiencing higher demand, (ii) modifications to Brewton's mottled white machine to increase run speed by 100 tons per day and (iii) a project to reduce sulfur emissions from the Fernandina Beach linerboard mill. A key strategy for the next few years will be to reduce wood cost at its virgin fibre mills by modifying methods of woodchip production and handling, utilizing random length roundwood forms and continuing to pursue forest management practices designed to enhance timberland productivity.

     The Company's sales of containerboard in 1993 were $670.6 million (including $384.1 million of intracompany sales). Sales of containerboard to its 52 container plants are reflected at prices based upon those published by Official Board Markets which are generally higher than those paid by third parties except in exchange contracts.

     The Company  believes  it is  the  second largest  producer  of  corrugated shipping containers in the U.S. Corrugated shipping containers, manufactured from containerboard in converting plants, are used to ship such diverse products as home appliances, electric motors, small machinery, grocery products, produce, books, tobacco and furniture, and for many other applications, including point of purchase displays. The Company stresses the value added aspects of its corrugated containers, such as labeling and multi-color graphics, to differentiate its products and respond to customer requirements. The Company's container plants serve local customers and large national accounts and are located nationwide, generally in or near large metropolitan areas. The Company's total sales of corrugated shipping containers in 1993 were $1,175.7 million (including $81.1 million of intracompany sales).

Corrugated shipping container sales volumes for 1991, 1992 and 1993 were 25,178, 26,593 and 27,268 million square feet, respectively.

  RECYCLED BOXBOARD, SBS AND FOLDING CARTONS

     The Company's recycled boxboard, SBS and folding carton operations are also well integrated. Tons of recycled boxboard and SBS produced and converted for the last three years are provided below:

                                                                        1991    1992    1993
                                                                        ----    ----    ----
                                                                        (TONS IN THOUSANDS)
Recycled Boxboard and SBS
     Production......................................................   826     832     829
     Consumption.....................................................   561     551     542

     The Company's mills produce recycled coated and uncoated boxboard and SBS. The Company believes it is the nation's largest producer of clay-coated boxboard, made from 100 percent recycled fibre, which offers comparable quality to virgin boxboard for most applications. The Company also believes that its premium-priced SBS offers a high quality product for packaging applications.

     Coated recycled boxboard is produced at the Company's mills located in Middletown, Ohio, Philadelphia, Pennsylvania, Santa Clara, California and Wabash, Indiana. The Company produces uncoated recycled boxboard at its Los Angeles, California mill and SBS at its Brewton, Alabama mill. The Company believes its coated recycled boxboard, known as MASTERCOAT'r', is recognized in the industry for its high quality and extensive range of grades and calipers. The Brewton machine produces four basic grades of SBS including MASTERPRINT'r', which is ideally suited for converting into folding cartons and related end uses, MASTERSEAL'r' and MASTERVAC'r', which are used for visual carded packaging that facilitates merchandising at the point of sale, and MASTERWITE'r', which is designed for intricately printed and die-cut greeting cards and other specialty uses. In 1993, the Company produced 653,000 and 176,000 tons of recycled boxboard and SBS, respectively. The Company's total sales of recycled boxboard and SBS in 1993 were $409.7 million (including $197.2 million of intracompany sales).

     The Company believes it is the nation's largest producer of folding cartons, offering the broadest range of converting capabilities, including web and sheet litho, rotogravure and flexo printing and a full line of structural and design graphics services. The Company's 18 folding carton plants convert recycled boxboard and SBS, including approximately 49% of the boxboard and SBS produced by the Company, into folding cartons. Folding cartons are used primarily to protect customers' products while providing point of purchase advertising. The Company makes folding cartons for a wide variety of applications, including food and fast foods, detergents, paper products, beverages, health and beauty aids and other consumer products. Customers range from small local accounts to large national and multinational accounts. The Company's folding carton plants are located nationwide, generally in or near large metropolitan areas. The Company's sales of folding cartons in 1993 were $648.2 million (including $2.2 million of intracompany sales). Folding carton sales volumes for 1991, 1992 and 1993 were 482,000, 487,000 and 475,000 tons, respectively.

     The Company has focused its capital expenditures in these operations and its marketing activities to support a strategy of enhancing product quality as it relates to packaging graphics, increasing flexibility while reducing customer response time and assisting customers in innovating package designs.

     The Company provides marketing consultation and research activities, a key competitive factor within the folding carton industry, through its Design and Market Research (DMR) Laboratory. It provides customers with graphic and product design tailored to the specific technical requirements of lithographic, rotogravure and flexographic printing, as well as photography for packaging, sales promotion concepts, and point of purchase displays.

  RECYCLED CYLINDERBOARD AND INDUSTRIAL PACKAGING

     The Company's recycled cylinderboard and industrial packaging operations are also integrated. Tons of recycled cylinderboard produced and converted for the last three years are shown in the table below:

                                                                                      1991    1992    1993
                                                                                      ----    ----    ----
                                                                                      (TONS IN THOUSANDS)
Recycled Cylinderboard
     Production....................................................................   196     213     206
     Consumption...................................................................   102     120     123

     The Company's recycled cylinderboard mills are located in: Tacoma, Washington, Monroe, Michigan (2 mills), Lafayette, Indiana, and Cedartown,
Georgia. In 1993, total sales of recycled cylinderboard were $61.8 million (including $17.9 million of intracompany sales).

     The Company's 16 industrial packaging plants convert recycled cylinderboard, including a portion of the recycled cylinderboard produced by the Company, into papertubes and cores. Papertubes and cores are used primarily for paper, film and foil, yarn carriers and other textile products and furniture components. The Company also produces solid fibre partitions for the pharmaceutical, electronics, cosmetics and plastics industries. In addition, the Company produces a patented self-locking partition especially suited for automated packaging and product protection. The Company believes it is the nation's third largest producer of tubes and cores. The Company's industrial packaging sales in 1993 were $88.1 million (including $1.6 million in intracompany sales).

  CONSUMER PACKAGING

     The Company manufactures a wide variety of consumer packaging products, which are generally non-cyclical. These products include flexible packaging, printed paper labels, foil labels, and labels that are heat transferred to plastic containers for a wide range of industrial and consumer product applications. The contract packaging plants provide cartoning, bagging, liquid- or powder-filling, high-speed overwrapping and fragranced advertising products. The Company produces high-quality rotogravure cylinders and has a full-service organization highly experienced in the production of color separations and lithographic film for the commercial printing, advertising and packaging industries. The Company also designs, manufactures and sells custom machinery including specialized machines that apply labels to customers' packaging. The Company currently has 14 facilities including the engineering service center referred to below and has improved their competitiveness by installing state-of-the-art production equipment.

     In addition, the Company has an engineering services center, specializing in automated production systems and highly specialized machinery, providing expert consultation, design and equipment fabrication for consumer and industrial products manufacturers, primarily from the food, beverage and medical products industries.

     Total sales of consumer packaging products and services were $179.8 million (including $15.1 million of intracompany sales).

  RECLAMATION OPERATIONS; FIBRE RESOURCES AND TIMBER PRODUCTS

     The raw materials essential to the Company's business are reclaimed fibre from wastepaper and wood, in the form of logs or chips. The Brewton, Circleville, Jacksonville and Fernandina mills use primarily wood fibres, while the other paperboard mills use reclaimed fibre exclusively. The newsprint mills use approximately 45% wood fibre and 55% reclaimed fibre.

     The Company believes it is the nation's largest recycler of wastepaper. The use of recycled products in the Company's operations begins with its reclamation division which operates 26 facilities that collect, sort, grade and bale wastepaper, as well as collect aluminum and glass. The reclamation division provides valuable fibre resources to both the paperboard and newsprint segments of the Company as well as to other producers. Many of the reclamation facilities are located in close proximity to the Company's recycled paperboard and newsprint mills, assuring availability of supply, when needed, with minimal shipping costs. In 1993, the Company processed 3.9 million tons of wastepaper, which the Company believes is approximately twice the amount of wastepaper processed by its closest competitor. The amount of wastepaper collected and the proportions sold internally and externally by the Company's reclamation division for the last three years were:

                                                                        1991     1992     1993
                                                                        -----    -----    -----
                                                                          (TONS IN THOUSANDS)
Wastepaper collected by Reclamation Division.........................   3,666    3,846    3,907
     Percent sold internally.........................................   49.7%    49.7%    48.8%
     Percent sold to third parties...................................   50.3%    50.3%    51.2%

     The reclamation division also operates a nationwide brokerage system whereby it purchases and resells wastepaper (including wastepaper for use in its recycled fibre mills) on a regional and national contract basis. Such contracts provide bulk purchasing, resulting in lower prices and cleaner wastepaper. Total sales of recycled materials for 1993 were $242.9 million (including $120.8 million of intracompany sales).

     During   1993,  the  wastepaper  which   was  reclaimed  by  the  Company's
reclamation plants and brokerage operations satisfied all of the Company's mill requirements for reclaimed fibre.

     The Company's timber division manages approximately one million acres of owned and leased timberland. In 1993, approximately 53% of the timber harvested by the Company was used in its Jacksonville, Fernandina and Brewton Mills. The Company harvested 808,000 cords of timber which would satisfy approximately 32% of the Company's requirements for woodfibres. The Company's woodfibre requirements not satisfied internally are purchased on the open market or under long-term contracts. In the past, the Company has not experienced difficulty obtaining an adequate supply of wood through its own operations or open market purchases. The Company is not aware of any circumstances that would adversely affect its ability to satisfy its wood requirements in the foreseeable future. In recent years, a shortage of wood fibre in the spotted owl regions in the Northwest has resulted in increases in the cost of virgin wood fibre. However, the Company's use of reclaimed fibre in its newsprint mills has mitigated the effect of this in significant part.

     In 1993, the Company's total sales of timber products were $227.8 million (including $185.1 million of intracompany sales).

  NEWSPRINT SEGMENT

     Newsprint Mills. The Company believes it is one of the largest producer of recycled newsprint and the fourth largest producer overall of newsprint in the United States. The Company's newsprint mills are located in Newberg and Oregon City, Oregon. During 1991, 1992 and 1993, the Company produced 614,000, 615,000 and 615,000 tons of newsprint, respectively. In 1993, total sales of newsprint were $219.5 million (none of which were intracompany sales).

     For the past three years, an average of approximately 56% of the Company's newsprint production has been sold to The Times Mirror Company ('Times Mirror') pursuant to a long-term newsprint agreement (the 'Newsprint Agreement') entered into in connection with the Company's acquisition of SNC stock in February 1986. Under the terms of the Newsprint Agreement, the Company supplies newsprint to Times Mirror generally at prevailing West Coast market prices. Sales of newsprint to Times Mirror in 1993 amounted to $115.2 million.

     Cladwood'r'. Cladwood'r' is a wood composite panel used by the housing industry, manufactured from sawmill shavings and other wood residuals and overlayed with recycled newsprint. The Company has two Cladwood'r' plants located in Oregon. Total sales for Cladwood'r' in 1993 were $29.1 million ($.5 million of which were intracompany sales).

MARKETING

     The marketing strategy for the Company's mills is to maximize sales of products to manufacturers located within an economical shipping area. The strategy in the converting plants focuses on both specialty products tailored to fit customers' needs and high volume sales of commodity products. The

Company also seeks to broaden the customer base for each of its segments rather than to concentrate on only a few accounts for each plant. These objectives have led to decentralization of marketing efforts, such that each plant has its own sales force, and many have product design engineers, who are in close contact with customers to respond to their specific needs. National sales offices are also maintained for customers who purchase through a centralized purchasing office. National account business may be allocated to more than one plant because of production capacity and equipment requirements.

COMPETITION

     The paperboard and packaging products markets are highly competitive and are comprised of many participants. Although no single company is dominant, the Company does face significant competitors in each of its businesses. The Company's competitors include large vertically integrated companies as well as numerous smaller companies. The industries in which the Company competes are particularly sensitive to price fluctuations as well as other competitive factors including design, quality and service, with varying emphasis on these factors depending on product line. The market for the Newsprint segment is also highly competitive.

BACKLOG

     Demand for the Company's major product lines is relatively constant throughout the year and seasonal fluctuations in marketing, production, shipments and inventories are not significant. The Company does not have a significant backlog of orders, as most orders are placed for delivery within 30 days.

RESEARCH AND DEVELOPMENT

     The Company's research and development center works with JSC's manufacturing and sales operations, providing state-of-the-art technology, from raw materials supply through finished packaging performance. Research programs have provided improvements in coatings and barriers, stiffeners, inks and printing. The technical staff conducts basic, applied and diagnostic research, develops processes and products and provides a wide range of other technical services.

     The Company actively pursues applications for patents on new inventions and designs and attempts to protect its patents against infringement. Nevertheless, the Company believes that its success and growth are dependent on the quality of its products and its relationships with its customers, rather than on the extent of its patent protection. The Company holds or is licensed to use certain patents, but does not consider that the successful continuation of any important phase of its business is dependent upon such patents.

EMPLOYEES

     At December 31, 1993, the Company had approximately 16,600 employees, of which approximately 11,300 employees (68%), are represented by collective bargaining units. The expiration date of union contracts for the Company's major facilities are as follows: the Alton mill, expiring June 1994; the Newberg mill, expiring March 1995; the Oregon City mill, expiring March 1997; the Brewton mill, expiring October 1997; the Fernandina mill, expiring June 1998; a group of 12 properties, including 4 paper mills and 8 corrugated container plants, expiring June 1998; and the Jacksonville mill, expiring June 1999. The Company believes that its employee relations are generally good and is currently in the process of bargaining with unions representing production employees at a number of its other operations.

PROPERTIES

     The Company's properties at December 31, 1993 are summarized in the table below. The table reflects the previously mentioned closure in early 1994 of three container plants, two folding carton plants and one recycled boxboard mill but does not reflect the additional closures contemplated by the Restructuring. Approximately 62% of the Company's investment in property, plant and equipment is represented by its paperboard and newsprint mills.

                                                                                               NUMBER OF       STATE
                                                                                               FACILITIES    LOCATIONS
                                                                                               ----------    ---------
Paperboard mills
     Containerboard mills...................................................................         7            6
     Boxboard mills.........................................................................         4            4
     Cylinderboard mills....................................................................         5            4
Newsprint mills.............................................................................         2            1
Reclamation plants..........................................................................        26           12
Converting facilities
     Container plants.......................................................................        52           22
     Folding carton plants..................................................................        18           10
     Industrial packaging plants............................................................        16           11
Consumer packaging plants...................................................................        14            9
Cladwood'r' plants..........................................................................         2            1
Wood product plants.........................................................................         1            1
                                                                                                                 --
                                                                                                   ---
          Total.............................................................................       147           28
                                                                                                   ---           --
                                                                                                   ---           --

     In addition to its manufacturing facilities, the Company owns and leases approximately 758,000 acres and 226,000 acres of timberland, respectively, and also operates wood harvesting facilities.

LITIGATION

     In May 1993, CCA received a notice of default on behalf of Otis B. Ingram, as executor of the estate of Naomi M. Ingram, and Ingram-LeGrand Lumber Company with respect to certain timber purchase agreements and timber management agreements between CCA and such parties dated November 22, 1967 pertaining to approximately 30,000 acres of property in Georgia (the 'Agreements'). In June 1993, CCA filed suit against such parties in the United States District Court, Middle District of Georgia, seeking declaratory and injunctive relief and damages in excess of $3 million arising out of the defendants' alleged breach and anticipatory repudiation of the Agreements. The defendants have filed an answer and counterclaim seeking damages in excess of $14 million based on allegations that CCA breached the Agreements and failed to pay for timber allegedly stolen or otherwise removed from the property by CCA or third parties. The alleged thefts of timber are being investigated by the Georgia Bureau of Investigation, which has advised CCA that it is not presently a target of this investigation. CCA has filed a third-party complaint against Keadle Lumber Enterprises, Inc. seeking indemnification with respect to such alleged thefts and has filed a reply to the defendants' counterclaims denying the allegations and any liability to the defendants. Management does not believe that the outcome of this litigation will have a material adverse effect on the Company's financial condition or operations.

     The Company is a defendant in a number of other lawsuits that have arisen in the normal course of business. While any litigation has an element of uncertainty, the management of the Company believes that the outcome of such suits will not have a material adverse effect on its financial condition or operations.

ENVIRONMENTAL MATTERS

     Federal, state and local environmental requirements, particularly relating to air and water quality, are a significant factor in the Company's business. The Company employs processes in the manufacture of pulp, paperboard and other products, resulting in various discharges and emissions that are subject to numerous federal, state and local environmental control statutes, regulations and ordinances. The Company operates and expects to operate under permits and similar authorizations from various governmental authorities that regulate such discharges and emissions.

     Occasional violations of permit terms have occurred from time to time at the Company's facilities, resulting in administrative actions, legal proceedings or consent decrees and similar arrangements. Pending proceedings include the following:

          In March 1992, JSC entered into an administrative consent order with the Florida Department of Environmental Regulation to carry out any necessary assessment and remediation of JSC-owned property in Duval County, Florida that was formerly the site of a sawmill that dipped lumber into a chemical solution. Assessment is on-going, but initial data indicates soil and groundwater contamination that may require nonroutine remediation. Management believes that the probable costs of this site, taken alone or with potential costs at other Company-owned properties where some contamination has been found, will not have a material adverse effect on its financial condition or operations.

          In February 1994, JSC executed a consent decree with the State of Ohio in full satisfaction of all liability for alleged violations of applicable standards for particulate and opacity emissions with respect to two coal-fired boilers at its Lockland, Ohio recycled boxboard mill (which has been permanently closed as part of the Company's restructuring program), and will be required to pay $122,000 in penalties and enforcement costs pursuant to such consent decree. The United States Environmental Protection Agency has also issued a notice of violation with respect to such emissions, but has informally advised JSC's counsel that no Federal enforcement is likely to be commenced in light of the settlement with the State of Ohio.

     The Company also faces potential liability as a result of releases, or threatened releases, of hazardous substances into the environment from various sites owned and operated by third parties at which Company-generated wastes have allegedly been deposited. Generators of hazardous substances sent to off-site disposal locations at which environmental problems exist, as well as the owners of those sites and certain other classes of persons (generally referred to as 'potentially responsible parties' or 'PRPs'), are, in most instances, subject to joint and several liability for response costs for the investigation and remediation of such sites under the Comprehensive Environmental Response, Compensation and Liability Act ('CERCLA') and analogous state laws, regardless of fault or the legality of the original disposal. The Company has received notice that it is or may be a potentially responsible party at a number of federal and/or state sites where remedial action may be required, and as a result may have joint and several liability for cleanup costs at such sites. However, liability of CERCLA sites is typically shared with the other potentially responsible parties and costs are commonly allocated according to relative amounts of waste deposited. Because the Company's relative percentage of waste deposited at the majority of these sites is quite small, management of the Company believes that its probable liability under CERCLA, taken on a case by case basis or in the aggregate, will not have a material adverse effect on its financial condition or operations. Pending CERCLA proceedings include the following:

          In January 1990, CCA filed a motion for leave to intervene and for modification of the consent decree in United States v. General Refuse Services, a case pending in the United States District Court for the Southern District of Ohio. CCA contends that it should be allowed to participate in the proposed consent decree, which provides for remediation of alleged releases or threatened releases of hazardous substances at a site in Miami County, near Troy, Ohio, according to a plan approved by the United States Environmental Protection Agency, Region V (the 'Agency'). The Court granted CCA's motion to intervene in this litigation, but denied CCA's motion for an order denying entry of the consent decree.
     Consequently, the consent decree has been entered without CCA's being included as a party to the decree, meaning that CCA may have some exposure to potential claims for contribution to remediation costs incurred by other participants and for non-reimbursed response costs incurred by the Agency, which costs are reported by the Agency as $3.4 million as of February 1994. CCA's appeal of the Court's decision to the Sixth Circuit Court of Appeals is pending.

          In December 1991, the United States filed a civil action against CCA in United States District Court, Southern District of Ohio, to recover its unreimbursed costs at the Miami County site, and CCA subsequently filed a third-party complaint against certain entities that had joined the original consent decree. In October 1993, the United States filed an additional suit against CCA in the same court seeking injunctive relief and damages up to $25,000 per day from March 27, 1989 to the present, based on CCA's alleged failure to properly respond to the Agency's document and information requests in connection with this site. In July 1993, counsel for CCA was advised by the Office of the United States Attorney, Northern District of Illinois that a criminal inquiry is also underway relating to CCA's responses to the Agency's document and information requests. CCA is investigating the circumstances regarding its responses, and is pursuing settlement with respect to all matters relating to the Miami County site.

          CCA has paid approximately $768,000 pursuant to two partial consent decrees entered into in 1990 and 1991 with respect to clean-up obligations at the Operating Industries site in Monterey Park, California. It is anticipated that there will be further remedial measures beyond those covered by these partial settlements.

     In addition to other Federal and State laws regarding hazardous substance contamination at sites owned or operated by the Company, the New Jersey Industrial Site Recovery Act ('ISRA') requires that a 'Negative Declaration' or a 'Cleanup Plan' be filed and approved by the New Jersey Department of Environmental Protection and Energy ('DEPE') as a precondition to the 'transfer' of an 'industrial establishment'. The ISRA regulations provide that a transferor may close a transaction prior to the DEPE's approval of a negative declaration if the transferor enters into an administrative consent order with the DEPE. The Company is currently a signatory to administrative consent orders with respect to two formerly leased or owned industrial establishments and has recently closed a facility and applied for a negative declaration with respect thereto. Management believes that any requirements that may be imposed by the DEPE with respect to these sites will not have a materially adverse effect on the financial condition or operations of the Company.

     The Company's paperboard and newsprint mills are large consumers of energy, using either natural gas or coal. Approximately 67% of the Company's total paperboard tonnage is produced by mills which have coal-fired boilers. The cost of energy is dependent, in part, on environmental regulations concerning sulfur dioxide and particulate emissions.

     Because various pollution control standards are subject to change, it is not possible at this time to predict the amount of capital expenditures that will ultimately be required to comply with future standards. For the past three years, the Company has spent an average of approximately $10 million annually on capital expenditures for environmental purposes. Further sums may be required in the future, although, in the opinion of management, such expenditures will not have a material effect on its financial condition or operations. The amount budgeted for such expenditures for fiscal 1994 is approximately $10 million. Since the Company's competitors are subject to comparable pollution control standards, management is of the opinion that compliance with future pollution standards will not adversely affect the Company's competitive position.

                                   MANAGEMENT

DIRECTORS

     The following table sets forth the names and ages of the directors of the Company.

              NAME                  AGE
- ---------------------------------   ---
Michael W.J. Smurfit.............   57
Howard E. Kilroy.................   58
James E. Terrill.................   60
Donald P. Brennan................   53
Alan E. Goldberg.................   39
David R. Ramsay..................   30

     Following completion of the Offerings and pursuant to the Stockholders Agreement (as described below), the Company intends to expand its Board of Directors to include two additional directors, one of whom will be designated by, but not affiliated with, SIBV and, one of whom will be designated by, but not affiliated with, MSLEF II.

EXECUTIVE OFFICERS

     The following table sets forth the names and ages of the executive officers of the Company, JSC and CCA and the positions they will hold as of immediately prior to the consummation of the Offerings.

              NAME                  AGE                              POSITION
- ---------------------------------   ---   --------------------------------------------------------------
Michael W.J. Smurfit.............   57    Chairman of the Board and Director
James E. Terrill.................   60    President, Chief Executive Officer and Director
Howard E. Kilroy.................   58    Senior Vice President and Director
Richard W. Graham................   59    Senior Vice President and General Manager -- Folding Carton
                                            and Boxboard Mill Division
C. Larry Bradford................   57    Vice President -- Sales and Marketing
Raymond G. Duffy.................   52    Vice President -- Planning
Michael C. Farrar................   53    Vice President -- Environmental and Governmental Affairs
John R. Funke....................   52    Vice President and Chief Financial Officer
Richard J. Golden................   52    Vice President -- Purchasing
Michael F. Harrington............   53    Vice President -- Personnel and Human Resources
Alan W. Larson...................   55    Vice President and General Manager -- Consumer Packaging
                                            Division
Edward F. McCallum...............   59    Vice President and General Manager -- Container Division
Lyle L. Meyer....................   57    Vice President
Patrick J. Moore.................   39    Vice President and Treasurer
David C. Stevens.................   59    Vice President and General Manager -- Smurfit Recycling
                                            Company
Truman L. Sturdevant.............   59    President of SNC
Michael E. Tierney...............   45    Vice President and General Counsel and Secretary
Richard K. Volland...............   55    Vice President -- Physical Distribution
William N. Wandmacher............   51    Vice President and General Manager -- Containerboard Mill
                                            Division
Gary L. West.....................   51    Vice President and General Manager -- Industrial Packaging
                                            Division

BIOGRAPHIES

     C. Larry Bradford has been Vice President -- Sales and Marketing since January 1993. He served as Vice President and General Manager -- Container Division from February 1991 until October 1992. Prior to that time, he was Vice President and General Manager of the Folding Carton and Boxboard Mill Division from January 1983 to February 1991.

     Donald P. Brennan joined MS&Co. in 1982 and has been a Managing Director since 1984. He is responsible for MS&Co.'s Merchant Banking Division and is Chairman and President of MSLEF II, Inc. and Chairman of Morgan Stanley Capital Partners III, Inc. ('MSCP III, Inc.'). Mr. Brennan serves as Director of Agricultural Minerals and Chemicals Inc., Agricultural Minerals Company, L.P., A/S Bulkhandling, Beaumont Methanol Corporation, BMC Holdings Inc., Coltec Industries Inc, Fort Howard Corporation, Hamilton Services Limited, PSF Finance Holdings, Inc., Shuttleway, and Stanklav Holdings, Inc. Mr. Brennan is also Deputy Chairman and Director of Waterford Wedgwood plc.

     Raymond G. Duffy has been Vice President -- Planning since July 1983 and served as Director of Corporate Planning from 1980 to 1983.

     Michael C. Farrar was appointed Vice President-Environmental and Governmental Affairs in March 1992. Prior to joining JSC, he was Vice President of the American Paper Institute and the National Forest Products Association for more than 5 years.

     John R. Funke has been Vice President and Chief Financial Officer since April 1989 and was Corporate Controller and Secretary from 1982 to April 1989.

     Richard J. Golden has been Vice President -- Purchasing since January 1985 and was Director of Corporate Purchasing from October 1981 to January 1985. In January 1994, he was assigned responsibility for world-wide purchasing for JS Group.

     Alan E. Goldberg has been a member of MS&Co.'s Merchant Banking Division since its formation in 1985 and a Managing Director of MS&Co. since 1988. Mr. Goldberg is a member of the Finance Committee of MS&Co. Mr. Goldberg is Chairman and President of Morgan Stanley Leveraged Equity Fund I, Inc., a Delaware corporation, is a Vice President and a Director of MSLEF II, Inc. and is a Vice Chairman and a Director of MSCP III, Inc. Mr. Goldberg also serves as Director of Agricultural Minerals and Chemicals Inc., AMC Holdings Inc., Amerin Corporation, Amerin Guaranty Corporation, Beaumont Methanol Corporation and BMC Holdings Inc.

     Richard W. Graham was appointed Senior Vice President and General Manager -- Folding Carton and Boxboard Mill Division in February 1994. He served as Vice President and General Manager -- Folding Carton and Boxboard Mill Division from February 1991 to January 1994. Mr. Graham was Vice President and General Manager -- Folding Carton Division from October 1986 to February 1991. Mr. Graham joined CCA in 1959 and has served in various management positions, becoming Group Vice President of Administration for CCA in 1984.

     Michael F. Harrington was appointed Vice President-Personnel and Human Resources in January 1992. Prior to joining JSC, he was Corporate Director of Labor Relations/Safety and Health with Boise Cascade Corporation for more than 5 years.

     Howard E. Kilroy has been Chief Operations Director of JS Group since 1978 and President of JS Group since October 1986. Mr. Kilroy was a member of the Supervisory Board of SIBV from January 1978 to January 1992. He has been a Director of JSC since 1979 and Senior Vice President for over 5 years. In addition, he is Governor (Chairman) of Bank of Ireland and a Director of Aran Energy plc.

     Alan W. Larson has been Vice President and General Manager -- Consumer Packaging Division since October 1988. Prior to joining JSC in 1988, he was Executive Vice President of The Black and Decker Corporation.

     Edward F. McCallum has been Vice President and General Manager -- Container Division since October 1992. He served as Vice President and General Manager of the Industrial Packaging Division from January 1991 to October 1992. Prior to that time, he served in various positions in the Container Division since joining JSC in 1971.

     Lyle L. Meyer has been Vice President since April 1989. He has also been President of Smurfit Pension and Insurance Services Company since 1982.

     Patrick J. Moore has been Vice President and Treasurer since February 1993. He was Treasurer from October 1990 to February 1993. Prior to joining JSC in 1987 as Assistant Treasurer, Mr. Moore was with Continental Bank in Chicago where he served in various corporate lending, international banking and administrative capacities.

     David R. Ramsay is a Vice President of MS&Co.'s Merchant Banking Division where he has worked since his graduation from business school in 1989. Mr. Ramsay also serves as a Director of Agricultural Minerals and Chemicals Inc. and Stanklav Holdings, Inc. and is President and a Director of PSF Finance Holdings, Inc.

     Michael W.J. Smurfit has been Chairman and Chief Executive Officer of JS Group since 1977. Dr. Smurfit has been a Director of JSC since 1979 and Chairman of the Board since September 1983. He was Chief Executive Officer from September 1983 to July 1990.

     David C. Stevens has been Vice President and General Manager -- Smurfit Recycling Company since January 1993. He joined JSC in 1987 as General Sales Manager and was named Vice President later that year. He held various management positions with International Paper and was President of Mead Container Division prior to joining JSC.

     Truman L. Sturdevant has been President of SNC since February 1993. He was Vice President and General Manager of SNC from August 1990 to February 1993. Mr. Sturdevant joined the Company in 1984 as Vice President and General Manager of the Oregon City newsprint mill.

     James E. Terrill was named a Director and President and Chief Executive Officer in February 1994. He served as Executive Vice President -- Operations from August 1990 to February 1994. He also served as Executive Vice President of SNC from February 1993 to February 1994. He was President of SNC from February 1986 to February 1993. He served as Vice President and General Manager -- Industrial Packaging Division of JSC from 1979 to February 1986.

     Michael E. Tierney has been Vice President and General Counsel and Secretary since January 1993. He served as Senior Counsel and Assistant Secretary since joining JSC in 1987.

     Richard K. Volland has been Vice President -- Physical Distribution since 1978.

     William N. Wandmacher has been Vice President and General Manager -- Containerboard Mill Division since January 1993. He served as Division Vice President -- Medium Mills from October 1986 to January 1993. Since joining the Company in 1966, he has held increasingly responsible positions in production, plant management and planning, both domestic and foreign.

     Gary L. West has been Vice President and General Manager -- Industrial Packaging Division since October 1992. He served as Vice President -- Converting and Marketing for the Industrial Packaging Division from January 1991 to October 1992. Prior to that time, he held various management positions in the Container and Consumer Packaging divisions since joining JSC in 1980.

PROVISIONS OF STOCKHOLDERS AGREEMENT PERTAINING TO MANAGEMENT

     The Stockholders Agreement provides that SIBV and the MSLEF II Group shall vote their shares of Common Stock to elect as directors of the Company (a) four individuals selected by SIBV (each, an 'SIBV Nominee') one of whom shall be the Chief Executive Officer and one of whom shall not be affiliated with SIBV, the Company, JSC or CCA (an 'SIBV Unaffiliated Director') and (b) four individuals selected by MSLEF II (each, a 'MSLEF II Nominee'), one of whom shall not be affiliated with MSLEF II, the Company, JSC or CCA (a 'MSLEF II Unaffiliated Director'), if (i) the MSLEF II Group owns collectively more than 10% of the outstanding Common Stock or SIBV owns less than 25% of the outstanding Common Stock and the MSLEF II Group shall not have received the Initial Return (as defined below) or (ii) the MSLEF II Group owns 30% or more of the outstanding Common Stock or the MSLEF II Group owns a greater number of voting shares than SIBV and the MSLEF II Group shall have collectively received the Initial Return; provided, however, that in the event that the MSLEF II Group owns 10% or more and less than 30% of the outstanding Common Stock and has received the Initial Return, then SIBV shall not be required to have one of its nominees be an SIBV Unaffiliated Director and MSLEF II shall nominate a total of (a) two MSLEF II Unaffiliated Directors if the MSLEF II Group owns 20% or more but less than 30% of the outstanding Common Stock and (b) three MSLEF II Unaffiliated Directors if the MSLEF II Group owns 10% or more but less than 20% of the Common Stock; provided, further, that in the event that the MSLEF II Group owns 6% or more but less than 10% of the outstanding Common Stock and has received the Initial Return, then SIBV shall nominate four SIBV Nominees, MSLEF II shall nominate one MSLEF II Nominee and the

Company's Board of Directors shall nominate three persons to the Board of Directors, two of whom shall be SIBV Unaffiliated Directors and one of whom shall be the Chief Executive Officer. The Stockholders Agreement defines 'Initial Return' to mean the receipt, as dividends or as a result of sales of shares of Common Stock, of $400 million in cash or certain other property (or a combination thereof) collectively by members of the MSLEF II Group. Calculations made for purposes of the foregoing shall not give effect to shares of Common Stock purchased after the date of the closing of the Offerings.

     Pursuant to the terms of the Stockholders Agreement, SIBV and MSLEF II will each be entitled to designate four nominees to the Company's Board of Directors upon the consummation of the Recapitalization Plan (excluding the Subordinated Debt Refinancing). Such designees include, in the case of SIBV, Michael W. J. Smurfit, Howard E. Kilroy and James E. Terrill and, in the case of MSLEF II, Donald P. Brennan, Alan E. Goldberg and David R. Ramsay. The MSLEF II Unaffiliated Director and the SIBV Unaffiliated Director will be named following completion of the Offerings. See ' -- Directors'.

     Pursuant to the Stockholders Agreement, the Board of Directors of the Company shall have all powers and duties and the full discretion to manage and conduct the business and affairs of the Company as may be conferred or imposed upon a board of directors pursuant to Section 141 of the Delaware General Corporation Law. Provided that the MSLEF II Group's ownership of Common Stock shall be more than 30%, or more than 10% if members of the MSLEF II Group have not received the Initial Return, approval of certain specified actions shall require approval of (a) the sum of one and a majority of the entire Board of Directors (the 'Required Majority') present at a meeting of the Board of Directors and (b) two directors who are SIBV Nominees and two directors who are MSLEF II Nominees. Without limiting the foregoing, if the MSLEF II Group owns 6% or more but less than 10% of the Common Stock during any period when the Company's Board of Directors does not consist of eight members (or such greater number of members as may be agreed to by SIBV, MSLEF II and the Company) then all actions of the Board of Directors shall require approval of at least one director who is a SIBV Nominee and one director who is a MSLEF II Nominee. The specified corporate actions that must be approved by a Required Majority include the amendment of the certificate of incorporation or by-laws of the Company or any of its subsidiaries; the issuance, sale, purchase or redemption of securities of the Company or any of its subsidiaries; the establishment of and appointments to the Audit Committee of the Company's Board of Directors; certain sales of assets or investments in, or certain transactions with, JS Group or its affiliates in excess of a specified amount or any other person in excess of other specified amounts; certain mergers, consolidations, dissolutions or liquidations of the Company or any of its subsidiaries; the filing of a petition in bankruptcy; the setting aside or making of any payment or distribution by way of dividend or otherwise to the stockholders of the Company or any of its subsidiaries; the incurrence of new indebtedness, the creation of liens or guarantees, the institution, termination or settlement of material litigation, the surrender of property or rights, making certain investments, commitments, capital expenditures or donations, in each case in excess of certain specified amounts; entering into any lease (other than a capitalized lease) of any assets of the Company located in any one place having a book value in excess of a specified amount; the entering into any agreement or material transaction between the Company and a director or officer of the Company, JSC, JS Group, CCA, SIBV or MSLEF II or their affiliates; the replacement of the independent accountants for the Company or any of its subsidiaries or modification of significant accounting methods; the amendment or termination of the Company's 1992 Stock Option Plan; the election or removal of directors and officers of each of JSC and CCA; and any decision regarding registration, except as provided in the Registration Rights Agreement.

COMMITTEES

     Following consummation of the Offerings, there will be four committees of the Board of Directors: the Executive Committee (comprised of
                    ), the Compensation Committee (comprised of
                    ),  the Audit Committee (comprised of                      )
and the Appointment Committee  (comprised of                           ),  which
committee shall, among other things, select, replace or remove the Company's officers. The Stockholders Agreement provides that SIBV and MSLEF II will use their best efforts to cause their respective designees on the Company's Board of Directors, subject to their fiduciary duties, to (i) insure that MSLEF II Nominees constitute a majority of the members on the Compensation Committee and any other committees which administer any option or incentive plan of the Company and (ii) subject to certain limitations (including limitations based on the percentage stock ownership of the MSLEF II Group and/or SIBV), insure that (a) SIBV Nominees constitute a majority of the members, and a MSLEF II Nominee is a member, of the Appointment Committee and (b) nominees of the SIBV Nominees for officers of the Company (other than Chief Financial Officer), and a nominee of the MSLEF II Nominee for Chief Financial Officer, are appointed or elected to such positions, whether by the Appointment Committee or the Board of Directors. In addition, SIBV and MSLEF II shall use their best efforts to cause their respective designees on the Company's Board of Directors, subject to their fiduciary duties, to cause the officers of the Company to be the respective officers of each of JSC and CCA, unless SIBV and MSLEF II otherwise agree.

DIRECTOR COMPENSATION

     Prior to the completion of the Offerings, no directors of the Company received any fees for their services as directors; however, the directors were reimbursed for their travel expenses in connection with their attendance at board meetings. Following the completion of the Offerings, the Company intends to reimburse all its directors for their travel expenses in connection with their attendance at board meetings and to pay all its directors who are not Company officers an annual fee of $35,000 plus $2,000 for attendance at each meeting which is in excess of four meetings per year.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company (the 'Named Executive Officers') during 1993.

                                                                                               LONG TERM
                                                                                              COMPENSATION
                                                                                              ------------
                                                                                                 AWARDS
                                                             ANNUAL COMPENSATION              ------------
                                                   ---------------------------------------     SECURITIES        ALL OTHER
                                                                            OTHER ANNUAL       UNDERLYING     COMPENSATION($)
      NAME AND PRINCIPAL POSITION          YEAR    SALARY($)   BONUS($)    COMPENSATION($)     OPTIONS(#)        (a)(b)(c)
- ----------------------------------------   ----    --------    --------    ---------------    ------------    ---------------
Michael W.J. Smurfit, Chairman of the
  Board.................................   1993    $832,369    $      0        $30,000                 0          $16,775
                                           1992     793,273     526,605              0           102,600           15,764
                                           1991     705,033           0              0                 0           14,042
James E. Terrill, President and Chief
  Executive Officer, formerly Executive
  Vice President -- Operations(d).......   1993     440,000           0         17,318                 0           19,545
                                           1992     367,500     243,477            944            18,100           16,346
                                           1991     326,667           0            555                 0           18,554
Alan W. Larson, Vice President and
  General Manager -- Consumer Packaging
  Division..............................   1993     292,600     121,558              0                 0            8,068
                                           1992     280,000     121,238          1,881             4,500            7,658
                                           1991     236,133      95,634          2,054                 0            3,500
C. Larry Bradford, Vice
  President -- Sales and Marketing......   1993     369,000           0         18,209                 0           15,085
                                           1992     353,000       3,644          1,361            12,100           13,658
                                           1991     299,600      23,370          2,408                 0            3,500
James B. Malloy, former President, Chief
  Executive Officer and Chief Operating
  Officer(d)............................   1993     992,000           0         24,208                 0           15,561
                                           1992     945,000     626,082         14,542            72,400           16,755
                                           1991     840,000           0         13,991                 0           14,873

 (a) 1993 totals consist of a $3,500 Company contribution to the Company's Savings Plan (the 'Savings Plan') for each Named Executive Officer (other than Dr. Smurfit) and Company-paid split-dollar term life insurance premiums for Dr. Smurfit ($16,775) and Messrs. Malloy ($12,061), Terrill ($16,045), Larson ($4,568) and Bradford ($11,585). Mr. Malloy also had reportable (above 120% of the applicable federal long-term rate) earnings equal to $6,341 credited to his account under the Company's Deferred Compensation Capital Enhancement Plan (the 'Deferred Compensation Plan').

 (b) 1992 totals consist of a $3,500 Company contribution to the Savings Plan for each Named Executive Officer (other than Dr. Smurfit) and Company-paid split-dollar term life insurance premiums for Dr. Smurfit ($15,764) and Messrs. Malloy ($13,255), Terrill ($12,846), Larson ($4,158) and Bradford ($10,158). Mr. Malloy also had reportable earnings of $6,539 credited to his account under the Deferred Compensation Plan.

 (c) 1991 totals consist of a $3,500 Company contribution to the Savings Plan for each Named Executive Officer (other than Dr. Smurfit) and Company-paid split-dollar term life insurance premiums for Dr. Smurfit ($14,042) and Messrs. Malloy ($11,373),

                                              (footnotes continued on next page)

(footnotes continued from previous page)
     Terrill ($10,493), Larson ($3,665) and Bradford ($8,081). Mr. Malloy also had reportable earnings of $6,036 credited to his account under the Deferred Compensation Plan. Mr. Terrill received a moving allowance of $4,561.

 (d) As of February 1, 1994, James B. Malloy retired as President, Chief Executive Officer and Chief Operating Officer, and James E. Terrill succeeded to Mr. Malloy's positions as President and Chief Executive Officer. Previously, Mr. Terrill was the Executive Vice President -- Operations.

     Prior to consummation of the Offerings, the Company intends to pay aggregate cash bonuses of $7.62 million to a number of its and its affilates' officers, including approximately $1,964,000, $347,000, $87,000, $231,000 and
$1,386,000 to Messrs. Smurfit, Terrill, Larson, Bradford and Malloy, respectively, and $1.77 million to officers of JS Group and its affiliates (other than Michael W.J. Smurfit). In addition, the Company paid approximately $2.9 million of bonuses to other employees of the Company in 1992.

1994 LONG-TERM INCENTIVE PLAN

     Prior to consummation of the Equity Offerings, JSC intends to adopt the Jefferson Smurfit Corporation (U.S.) 1994 Long-Term Incentive Plan (the 'Incentive Plan'). Pursuant to the Plan, participants will be granted awards, payable in cash on June 30, 1997 (the 'Payment Date') (or earlier in the event of death or disability) if and to the extent vested. A participant's award will vest on the Payment Date if he is still employed by JSC or any of its subsidiaries at such time; provided that such award shall vest in full if the participant dies or becomes disabled and shall vest 20% on June 30, 1995, and an additional 20% on June 30, 1996 if the participant is employed on such date and is thereafter terminated, prior to June 30, 1997, by the Company without cause. Notwithstanding the foregoing, no amounts shall be paid under the Incentive Plan unless the Equity Offerings are consummated. The aggregate amount of awards under the Incentive Plan will not exceed $5 million. The awards expected to be granted to Messrs. Terrill, Larson and Bradford are $1,000,000, $200,000 and $75,000, respectively.

1992 STOCK OPTION PLAN

  OPTION PLAN

     Under the Company's 1992 Stock Option Plan, the Named Executive Officers and certain other eligible employees have been granted options to purchase shares of stock of the Company. The options become vested over a ten year period and vest in their entirety upon the death, disability or retirement of the optionee. Non-vested options are forfeited upon any other termination of employment. Options may not be exercised unless they are both exercisable and vested. Upon the earliest to occur of (i) MSLEF II's transfer of all of its Common Stock or, if MSLEF II distributes its Common Stock to its partners pursuant to its dissolution, the transfer by such partners of at least 50% of the aggregate Common Stock received from MSLEF II pursuant to its dissolution,
(ii) the 11th anniversary of the grant date of the options, and (iii) a public offering of common stock (including the Equity Offerings), all vested options shall become exercisable and all options which vest subsequently shall become exercisable upon vesting; provided, however, that if a public offering occurs prior to the Threshold Date (defined below) all vested options and all options which vest subsequent to the public offering but prior to the Threshold Date shall be exercisable in an amount (as of periodic determination dates) equal to the product of (a) the number of shares of Common Stock vested pursuant to the option (whether previously exercised or not) and (b) the Morgan Percentage (as defined below) as of such date; provided further that in any event a holder's options shall become exercisable from time to time in an amount equal to the percentage that the number of shares sold or distributed to its partners by MSLEF II represents of its aggregate ownership of shares (with vested options becoming exercisable up to such number before any non-vested options become so exercisable) less the number of options, if any, which have become exercisable on January 1, 1995 as set forth below. The Threshold Date is the earlier of (x) the date the members of the MSLEF II Group (as defined below) shall have received collectively $200,000,000 in cash and/or other property as a return of their investment in the Company (as a result of sales of shares of the Company's common equity) and (y) the date that the members of the MSLEF II Group shall have transferred an aggregate of at least 30% of the Company's common equity owned by the MSLEF II Group as of August 26, 1992. The Morgan Percentage as of any date is the percentage determined from the quotient of (a) the number of shares of the Company's common equity held as of August 26, 1992, that were transferred by the MSLEF II Group as of the determination date and (b) the number of shares of the Company's common equity outstanding as of such date. The Plan Committee, with the consent of the Board of Directors of the Company, may accelerate the exercisability of options at such times and circumstances as it deems appropriate in its discretion. The option exercise price is not adjustable other than pursuant to an antidilution provision. Ten percent of stock options granted prior to 1993 vest and become exercisable on January 1, 1995 so long as the Equity Offerings have been consummated. The foregoing describes the current terms of the 1992 Stock Option Plan, as intended to be amended prior to the consummation of the Equity Offerings.

  OPTION GRANTS

     No option grants were made during 1993 to any Named Executive Officers. Effective as of February 15, 1994 options with an exercise price of $20 per share were granted to a number of officers and employees including Messrs.
Terrill and Larson who were granted options for 319,000, and 5,000 shares, respectively (such dollar amount and numbers have been adjusted to reflect the ten-for-one stock split). Such options vest over the period ending on December 31, 1999.

  OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table summarizes the exercise of options by the Named Executive Officers during 1993 and the value of options held by such officers as of the end of 1993. No stock appreciation rights have been granted to any Named Executive Officers. The table gives effect to the ten-for-one stock split provided for by the Recapitalization Plan, but does not give effect to options granted in 1994. In addition, options to purchase 755,000 shares (as adjusted for the ten-to-one stock split) have been granted to officers and employees of JS Group and its affiliates (other than Michael W.J. Smurfit).

                                     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION VALUE
                                ----------------------------------------------------------------------------------
                                                                                                       VALUE OF
                                                                                                     UNEXERCISED
                                                                                                     IN-THE-MONEY
                                                               NUMBER OF SECURITIES UNDERLYING        OPTIONS AT
                                                                         UNEXERCISED                 DECEMBER 31,
                                  SHARES                         OPTIONS AT DECEMBER 31, 1993            1993
                                ACQUIRED ON       VALUE       ----------------------------------    --------------
            NAME                EXERCISE(#)    REALIZED($)    EXERCISABLE(#)    UNEXERCISABLE(#)    EXERCISABLE($)
- -----------------------------   -----------    -----------    --------------    ----------------    --------------
Michael W. J. Smurfit........        0             N/A               0              1,026,000              0
James E. Terrill.............        0             N/A               0                181,000              0
Alan W. Larson...............        0             N/A               0                 45,000              0
C. Larry Bradford............        0             N/A               0                121,000              0
James B. Malloy..............        0             N/A               0                724,000             $0

                                  VALUE OF
                                 UNEXERCISED
                                IN-THE-MONEY
                                 OPTIONS AT
                                 DECEMBER 31,
                                    1993
                               ----------------
            NAME               UNEXERCISABLE($)
- -----------------------------  ----------------
Michael W. J. Smurfit........          0
James E. Terrill.............          0
Alan W. Larson...............          0
C. Larry Bradford............          0
James B. Malloy..............         $0

PENSION PLANS

  SALARIED EMPLOYEES' PENSION PLAN AND SUPPLEMENTAL INCOME PENSION PLANS

     The Company and its subsidiaries maintain a non-contributory pension plan for salaried employees (the 'Pension Plan') and non-contributory supplemental income pension plans (the 'SIP Plans') for certain key executive officers. The Pension Plan provides monthly benefits at age 65 equal to 1.5% of a participant's final average earnings minus 1.2% of such participant's primary social security benefit, multiplied by the number of years of credited service. Final average earnings equals the average of the highest five consecutive years of the participant's last 10 years of service, including overtime and certain bonuses, but excluding bonus payments under the Management Incentive Plan, deferred or acquisition bonuses, fringe benefits and certain other compensation. Employees' pension rights vest after five years of service. Benefits are also available under the Pension Plan upon early or deferred retirement. The pension benefits for the Named Executive Officers can be calculated pursuant to the following table, which shows the total estimated single life annuity payments that would be payable to the Named Executive Officers participating in the Pension Plan and one of the SIP Plans after various years of service at selected compensation levels. A limit of 20 and 22.5 years of service can be credited for SIP I and SIP II, respectively. Payments under the SIP Plans are an unsecured liability of the Company.

     In order to participate in the SIP Plans, an executive must be selected by the Board of Directors. SIP Plan I provides annual benefits at normal retirement age (65) equal to 2.5% of a participant's final average earnings multiplied by the number of years of credited service (with a limit of 20 years or 50% of final average earnings), less such participant's regular Pension Plan benefit and a certain portion of the social security benefit, whereas SIP Plan II uses a 2% multiplier (with a limit of 22.5 years or 45% of final average earnings). Final average earnings equals the participant's average earnings, including bonus payments made under the Management Incentive Plan, for the five consecutive highest-paid calendar years out of the last 10 years of service. Participants may elect to receive benefits in the form of either a life annuity, a life annuity with ten years certain or a designated survivor annuity.

                                                                      SIP I PARTICIPANTS
                                                        ----------------------------------------------
                                                            ANNUAL BENEFITS (SINGLE LIFE ANNUITY)
                                                               UPON FINAL RETIREMENT WITH FINAL
                                                                  YEARS OF SERVICE INDICATED
                        FINAL                             (PRIOR TO ADJUSTMENT FOR SOCIAL SECURITY)
                       AVERAGE                          ----------------------------------------------
                      EARNINGS                          5 YEARS     10 YEARS    15 YEARS     20 YEARS
- -----------------------------------------------------   --------    --------    --------    ----------
$  200,000............................................   $ 25,000    $ 50,000    $ 75,000    $  100,000
   400,000...........................................     50,000     100,000     150,000       200,000
   600,000...........................................     75,000     150,000     225,000       300,000
   800,000...........................................    100,000     200,000     300,000       400,000
 1,000,000...........................................    125,000     250,000     375,000       500,000
 1,200,000...........................................    150,000     300,000     450,000       600,000
 1,400,000...........................................    175,000     350,000     525,000       700,000
 1,600,000...........................................    200,000     400,000     600,000       800,000
 1,800,000...........................................    225,000     450,000     675,000       900,000
 2,000,000...........................................    250,000     500,000     750,000     1,000,000

                                                                SIP II PARTICIPANTS
                                             ---------------------------------------------------------
                                                       ANNUAL BENEFITS (SINGLE LIFE ANNUITY)
                                                         UPON FINAL RETIREMENT WITH FINAL
                                                            YEARS OF SERVICE INDICATED
                                                     (PRIOR TO ADJUSTMENT FOR SOCIAL SECURITY)
                  FINAL                      ---------------------------------------------------------
                 AVERAGE                                                                        22.5
                 EARNINGS                    5 YEARS    10 YEARS    15 YEARS     20 YEARS      YEARS
- ------------------------------------------   -------    --------    --------    ----------    --------
$ 200,000.................................   $20,000    $ 40,000    $ 60,000    $   80,000    $ 90,000
   400,000................................    40,000      80,000     120,000       160,000     180,000
   600,000................................    60,000     120,000     180,000       240,000     270,000
   800,000................................    80,000     160,000     240,000       320,000     360,000
 1,000,000................................   100,000     200,000     300,000       400,000     450,000
 1,200,000................................   120,000     240,000     360,000       480,000     540,000
 1,400,000................................   140,000     280,000     420,000       560,000     630,000
 1,600,000................................   160,000     320,000     480,000       640,000     720,000
 1,800,000................................   180,000     360,000     540,000       720,000     810,000
 2,000,000................................   200,000     400,000     600,000       800,000     900,000

     Dr. Smurfit and Mr. Malloy participate in SIP Plan I and have 21 and 15 years of credited service, respectively. SIP Plan II became effective January 1, 1993, and Mr. Terrill, Mr. Larson and Mr. Bradford participate in such plan and have 22, 5 and 11 years of credited service, respectively. Estimated final average earnings for each of the the Named Executive Officers are as follows:
Mr. Malloy ($1,185,000); Dr. Smurfit  ($1,040,000); Mr. Terrill ($532,000);  Mr.
Larson ($366,000); and Mr. Bradford ($461,000).

EMPLOYMENT CONTRACTS AND TERMINATION, SEVERANCE AND CHANGE OF CONTROL
ARRANGEMENTS

     The Company and its subsidiaries maintain a severance pay plan for all salaried employees who have at least one year of credited service (the 'Severance Plan'). Upon a covered termination, the Severance Plan provides for the payment of one week's salary for each full year of service, payable in accordance with payroll practices.

     Mr. Malloy has a deferred compensation agreement with JSC pursuant to which JSC intends to pay to him, upon his retirement, lifetime payments of $70,000 annually in addition to his accrued benefits under SIP Plan I.

  DEFERRED COMPENSATION CAPITAL ENHANCEMENT PLAN

     The Company's Deferred Compensation Capital Enhancement Plan (the 'DCC') allows for the deferral of compensation of key full-time salaried employees of the Company and its subsidiaries. Participants may defer a portion of their compensation and their employer may defer discretionary bonuses (together the 'Deferred Compensation Amount'). Deferrals occur in 18 month cycles. A participant becomes vested with respect to amounts deferred during a particular cycle if he continues to be employed by the Company or its subsidiaries for seven years from the beginning of the cycle, retires at age 65 or leaves employment for reasons of death or disability. Upon Normal Retirement (as defined in the DCC) benefits are distributed under the DCC. Certain participants will receive preretirement distributions from the DCC, beginning in the eighth year of each cycle. The amounts distributed upon Normal Retirement for each cycle are determined with reference to the age of the participant at the beginning of the cycle and the participant's Deferred Compensation Amount with respect to the cycle. If a participant is younger than 45 years old at the beginning of a cycle, he will receive upon Normal Retirement a total of fifteen annual payments, each totalling one and one-half times his Deferred Compensation Amount. If at the beginning of a cycle a participant is between the ages of 45 and 55 years old, at Normal Retirement he will receive a total of fifteen annual payments that, in the aggregate, equal his Deferred Compensation Amount with respect to the cycle plus appreciation credited annually at 100% of the Moody's Rate (as defined in the DCC). If at the beginning of  a  cycle a  participant  is at  least  55 years  old,  his  Normal
Retirement benefit will be a total of fifteen annual payments that, in the aggregate, equal his Deferred Compensation Amount with respect to the cycle plus appreciation credited annually at 150% of the Moody's Rate. If at the beginning of a cycle a participant is age 65 or older, the number of such annual payments shall be five. If a participant dies prior to retirement, the value of his death benefit may be more or less than his Normal Retirement benefits, depending on his age at the beginning of the cycle. Benefits may be reduced by the employer if a former participant is engaged in a competing business within two years of termination from the Company or its subsidiaries. Participants may receive early distributions in the event that they experience unforeseen financial emergencies. Benefits otherwise payable to the participant are then actuarially reduced to reflect such early distributions. The benefits payable under the DCC are funded by the Company through life insurance policies. There have been no deferrals under the DCC since 1986. Deferrals made by the Named Executive Officers during 1985 and 1986 and their ages at the time of such deferrals were:
Mr. Malloy ($30,000  at 57, $50,000  at 58),  Dr. Smurfit ($30,000  at 48),  Mr.
Terrill  ($15,000 at 51, $25,000 at 52), Mr. Bradford ($15,000 at 49, $25,000 at
50) and Mr. Larson ($0). In 1993, the Company made the first preretirement distribution to certain participants totaling $195,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company has not heretofore maintained a formal compensation committee. Dr. Smurfit, Mr. Malloy and Mr. Kilroy, executive officers of the Company, participated in deliberations of the Board of Directors on executive compensation matters during 1993. Following consummation of the Offerings, the Company will maintain a Compensation Committee of the Board of Directors. See ' -- Committees'.

     Dr. Smurfit and Mr. Kilroy are both directors and executive officers of JS Group, the Company, JSC and CCA, and Mr. Malloy is a director of JS Group and a former director and executive officer of the Company, JSC and CCA.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The table below sets forth certain information regarding the beneficial ownership of the Company's capital stock as of February , 1994, and as adjusted to give effect to the Reclassification and the Equity Offerings, by (i) each person who is known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting stock, together with such person's address, (ii) each of the Named Executive Officers, (iii) each of the directors of the Company and (iv) all directors and executive officers of the Company as a group. Except as set forth below, the stockholders named below have sole voting and investment power with respect to all shares of stock shown as being beneficially owned by them.

                                                                                                             BENEFICIAL OWNERSHIP
                                                                           BENEFICIAL OWNERSHIP                  AFTER EQUITY
                                                                              PRIOR TO EQUITY                     OFFERINGS
                       BENEFICIAL OWNERS                                         OFFERINGS                  ----------------------
- ---------------------------------------------------------------- -----------------------------------------  SHARES OF   PERCENT OF
    5% STOCKHOLDERS, NAMED EXECUTIVE OFFICERS, DIRECTORS AND        NUMBER             PERCENT    PERCENT     COMMON      COMMON
           EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP           OF SHARES(a)  CLASS  OF CLASS   OF STOCK    STOCK(a)     STOCK
- ---------------------------------------------------------------- ------------  ------ ---------  ---------  ----------  ----------
SIBV ...........................................................  18,400,000     A        100%        50%       (b)         (b)
  Smurfit International B.V.                                      21,700,000     D        100%
  Strawinskylaan 2001                          Total ...........  40,100,000
  Amsterdam 107722, The Netherlands
  Attention: Rokin Corporate Services B.V.
MSLEF II Associated Entities ...................................  18,400,000     B        100%         0(d)
  c/o Morgan Stanley & Co. Incorporated                           13,400,000     C       61.8%      39.7%
  1251 Avenue of the Americas               Total ..............  31,800,000     C
  New York, NY 10020
  Attention: Donald P. Brennan
First Plaza Group Trust(c) .....................................   5,000,000               23%       6.2%
  c/o Morgan Stanley & Co. Incorporated
  1251 Avenue of the Americas
  New York, NY 10020
  Attention: Donald P. Brennan
Michael W.J. Smurfit(d)(e) .....................................           0                                     0
Howard E. Kilroy(d)(e) .........................................           0                                     0
James E. Terrill(d) ............................................           0                                     0
James B. Malloy(d) .............................................           0                                     0
Alan W. Larson(d) ..............................................           0                                     0
C. Larry Bradford(d) ...........................................           0                                     0
Donald P. Brennan ..............................................           0                                     0
Alan E. Goldberg ...............................................           0                                     0
David R. Ramsay ................................................           0                                     0
All directors and executive officers as a group (23]
  persons)(d) ..................................................           0                                     0

- ------------

 (a) Gives effect to the Reclassification pursuant to which, immediately prior to the consummation of the Equity Offerings, the Company's five classes of common stock will be converted into one class, on a basis of ten shares of Common Stock for each share of stock of each of the old classes. Following the Reclassification, the Company's only class of common stock will be the Common Stock.

 (b) Includes          shares of  Common Stock  to be  purchased by  SIBV (or  a
     corporate affiliate) from the Company pursuant to the SIBV Investment.

 (c) Amounts shown exclude shares of Common Stock owned by MSLEF II, of which each of First Plaza Group Trust and State Street Bank & Trust Co. is a limited partner. If MSLEF II were to distribute its shares of Common Stock to its partners each of First Plaza Group Trust and State Street Bank & Trust Co. would receive a number of shares based on its pro rata ownership of MSLEF II.

 (d) Amounts shown exclude shares of Common Stock that have been reserved for sale to certain directors, officers and other employees of the Company; the actual amounts of such shares to be purchased by the individuals listed in the foregoing table and by all directors and executive officers as a group are undetermined. See 'Underwriters'. Messrs. Malloy, Smurfit, Terrill, Larson, Bradford and Kilroy and all directors and executive officers as a group own options to purchase 724,000, 1,026,000, 500,000, 50,000, 121,000 and 423,000 shares of Common Stock, respectively. None of such options are currently or will become exercisable within 60 days following consummation of the Offerings. However, a portion of options hereafter vested will become exercisable, based upon the number of shares transferred by the MSLEF II Group (as defined in the Option Plan) following the Equity Offerings. See 'Management -- Executive Compensation -- 1992 Stock Option Plan'. Prior to the Recapitalization, the holder of an option granted under the 1992 Stock Option Plan has the right to acquire Class E Stock. Subsequent to the Recapitalization, the holder of an option has the right to acquire Common Stock.

 (e) Amounts exclude shares of Common Stock owned by SIBV as to which such persons disclaim beneficial ownership.

                              CERTAIN TRANSACTIONS

     Set forth below is a summary of certain agreements and arrangements entered into by the Company and related parties in connection with the 1989 Transaction and the 1992 Transaction (as defined below), as well as other transactions between the Company and related parties which have taken place during the Company's most recently completed three fiscal years.

GENERAL

     As a result of certain transactions which occurred in December 1989 (the '1989 Transaction'), JSC became a wholly-owned subsidiary of the Company and CCA became an indirect wholly-owned subsidiary of JSC. As part of the 1989 Transaction, the Company issued (i) 1,510,000 shares of the Company's Class A common stock ('Class A Stock') and 500,000 shares of the Company's Class D common stock ('Class D Stock') to SIBV for $150 million and $50 million, respectively, (ii) 1,510,000 shares of the Company's Class B common stock ('Class B Stock') to MSLEF II for $150 million, (iii) 100,000 shares of the Company's Class C common stock ('Class C Stock') to MSLEF II, Inc. (the general partner of MSLEF II) and 400,000 shares of Class C Stock to the Direct Investors (as defined below) for $10 million and $40 million, respectively (the Direct Investors also purchased Junior Accrual Debentures and Subordinated Debentures in aggregate principal amounts of $129.2 million and $30.8 million, respectively), and (iv) its preferred stock ('Old Preferred Stock') to SIBV for $100 million. SIBV subsequently transferred all of such common and preferred stock to Smurfit Packaging.

     In addition to the issuances of capital stock by the Company described above, the financing for the 1989 Transaction was provided by (i) the issuance by CCA of the Secured Notes and the Subordinated Debt, and (ii) the incurrence of term debt and revolving credit indebtedness pursuant to the 1989 Credit Agreement.

     As a result of certain transactions among the Company and CCA and certain of their securityholders which occurred in August 1992 (the '1992 Transaction'),
(i) MSLEF II acquired an additional 330,000 and 1,212,788 shares of Class B Stock and Class C Stock, respectively, and certain holders of Class C Stock acquired 457,212 additional shares of Class C Stock, for an aggregate of $200 million, (ii) Smurfit Holdings, B.V., a subsidiary of SIBV, acquired 330,000 shares of Class A Stock for $33 million, (iii) Smurfit Packaging agreed that its Old Preferred Stock (including shares issued since the 1989 Transaction as a dividend) would convert into 1,670,000 shares of Class D Stock on December 31, 1993, (iv) proceeds from the issuances of shares described in clauses (i) and
(ii) above were used to acquire, at a purchase price of $1,100 per $1,000 accreted value, an aggregate of $129.2 million principal amount ($193.5 million accreted value) of Junior Accrual Debentures from the Direct Investors, (v) CCA borrowed approximately $400 million under the 1992 Credit Agreement, and used the proceeds to prepay approximately $400 million of scheduled installments relating to term loan indebtedness under the 1989 Credit Agreement, (vi) various provisions of the 1989 Credit Agreement and the Secured Note Purchase Agreement were amended and restated, and (vii) MSLEF II and SIBV amended a number of the provisions contained in the Organization Agreement, agreed to the terms of a Stockholders Agreement (which will replace the Organization Agreement upon the closing of the Equity Offerings) and entered into the Registration Rights Agreement.

     Currently Smurfit Packaging and Smurfit Holdings, through their ownership of all of the outstanding Class A Stock, and MSLEF II, through its ownership of all of the outstanding Class B Stock, each own 50% of the voting common stock of the Company. MSLEF II, MSLEF II, Inc., Equity Investors, First Plaza Group Trust, as trustee for certain pension plans ('First Plaza'), and Leeway & Co., as nominee for State Street Bank and Trust Co., as trustee for a master pension trust ('Leeway,' and together with First Plaza, the 'Direct Investors') (collectively, the 'MSLEF II Group'), and Smurfit Packaging own all of the non-voting stock of the Company. On December 31, 1993, all of the Old Preferred Stock owned by Smurfit Packaging was converted into 1,670,000 shares of Class D Stock. Since such conversion of Old Preferred Stock, each of Smurfit Packaging and the MSLEF II Group own, through their ownership of Class D Stock and Class C Stock, respectively, 50% of the non-voting common stock of the Company.

     The Company's capital stock currently consists of Class A Stock, Class B Stock, Class C Stock, Class D Stock and Class E common stock (the 'Class E Stock' and, together with the Class A, Class B, Class C and Class D Stock, the 'Old Common Stock'). The classes of stock comprising the Old Common Stock are identical in all respects except with respect to certain voting rights, and certain exchange provisions that do not affect the percentage of the Company owned by SIBV and MSLEF II. The Company's Class E Stock is non-voting stock reserved for issuance pursuant to the Company's 1992 Stock Option Plan. In the Reclassification, the Old Common Stock, which consists of five classes of stock, will be converted into one class, on a basis of ten shares of Common Stock for each share of the Old Common Stock. Following the Reclassification, the Company's only class of common stock will be Common Stock. Immediately prior to
the consummation of the Equity Offerings,            shares of Common Stock will
be outstanding and such stock will be owned by the Company's stockholders in proportion to their ownership of the Old Common Stock as described in the two preceding paragraphs. Substantially concurrently with the consummation of the Equity Offerings, SIBV (or a corporate affiliate) will purchase
shares   of   Common   Stock   from   the   Company   pursuant   to   the   SIBV

Investment. Accordingly, following the consummation of the Equity Offerings and the SIBV Investment, MSLEF II Associated Entities and SIBV through its subsidiaries will beneficially own % and %, respectively, of the shares of Common Stock then outstanding. See 'Security Ownership of Certain Beneficial Owners'.

     The relationships among JSC, CCA, the Company and its stockholders are set forth in a number of agreements described below. The summary descriptions herein of the terms of such agreements do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of such agreements, which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. Capitalized terms not otherwise defined below or elsewhere in this Prospectus have the meanings given to them in such agreements. Any reference to either SIBV or MSLEF II in the following descriptions of the Organization Agreement and the Stockholders Agreement or in references to the terms of those agreements set forth in this Prospectus shall be deemed to include their permitted transferees, unless the context indicates otherwise.

THE ORGANIZATION AGREEMENT

     Since the 1989 Transaction, the Company has been operated pursuant to the terms of the Organization Agreement, which has been amended on various occasions. The Organization Agreement, among other things, provides generally for the election of directors, the selection of officers and the day-to-day management of the Company. The Organization Agreement provides that one-half of the directors of each of the Company, CCA and JSC be elected by the holders of the Class A Stock (Smurfit Holdings and Smurfit Packaging) and one-half by the holders of the Class B Stock (MSLEF II) and that officers of such companies be designated by the designees of Smurfit Holdings and Smurfit Packaging on the respective boards, except that the Chief Financial Officer of the Company be designated by the holders of the Class B Stock (MSLEF II). The Organization Agreement also contains certain tag along rights, rights of first refusal and call and put provisions and provisions relating to a sale of the Company as an entirety, as well as provisions relating to transactions between the Company and its affiliates, on the one hand, and SIBV or MSLEF II, as the case may be, and their respective affiliates, on the other. These latter provisions are similar to those contained in the Stockholders Agreement described below.

     Pursuant to the terms of the Organization Agreement and in connection with the Recapitalization Plan, the Organization Agreement will terminate upon the closing of the Equity Offerings and, at or prior to such closing, the Stockholders Agreement shall be entered into by SIBV, MSLEF II and the Company.

     The Organization Agreement also contains provisions whereby each of SIBV, MSLEF II, MSLEF II, Inc., the Company, JSC, CCA and the holders of Class C Stock indemnify each other and related parties with respect to certain matters arising under the Organization Agreement or the transactions contemplated thereby, including losses resulting from a breach of the Organization Agreement. In addition, the Company, JSC and CCA have also agreed to indemnify SIBV, MSLEF II, MSLEF II, Inc. and the holders of Class C Stock and related parties against losses arising out of (i) the conduct and operation of the business of the Company, JSC or CCA, (ii) any action or failure to act by the Company, JSC or CCA, (iii) the 1989 Transaction and the 1992 Transaction or (iv) the financing for the 1989 Transaction. Further, SIBV has agreed to indemnify the Company, JSC, CCA and each of their subsidiaries against all liability for taxes, charges, fees, levies or other assessments imposed on such entities as a result of their not having withheld tax upon the issuance or payment of a specified note to SIBV and the transfer of certain assets to SIBV in connection with the 1989 Transaction. The foregoing indemnification provisions survive a termination of the Organization Agreement, including a termination in connection with the closing of the Equity Offerings.

STOCKHOLDERS AGREEMENT

     The Stockholders Agreement will be entered into at or prior to the consummation of the Offerings by SIBV, MSLEF II and the Company. The Company, SIBV and MSLEF II are discussing an amendment to the Stockholders Agreement and the Registration Rights Agreement which would modify restrictions contained therein on the ability of MSLEF II and its affiliates to sell or otherwise dispose of any or all of their shares of Common Stock.

  DIRECTORS AND MANAGEMENT

     For a description of certain provisions of the Stockholders Agreement which relate to the management of the Company (including the election of directors of the Company), see 'Management -- Provision of Stockholders Agreement Pertaining to Management'.

  TRANSACTIONS WITH AFFILIATES; OTHER BUSINESSES

     The Stockholders Agreement specifically permits SIBV and MSLEF II (and their affiliates) to engage in transactions with the Company, JSC and CCA in addition to certain specific transactions contemplated by the Stockholders Agreement, provided such transactions (except for (i) transactions between any of the Company, JSC and CCA, (ii) the transactions contemplated by the Stockholders Agreement, (iii) the transactions contemplated by the Operating Agreement, dated as of April 30, 1992, between CCA and Smurfit Paperboard, Inc. ('SPI'), or in the Rights Agreement, dated as of April 30, 1992, between CCA, SPI and Bankers Trust Company, (iv) the transactions contemplated by the Registration Rights Agreement, (v) the provision of services pursuant to the Financial Advisory Services Agreement, dated as of September 12, 1989, by and among MS&Co., SIBV and the Company, and (vi) the provisions of certain other specified agreements) are fully and fairly disclosed, have fair and equitable terms, are reasonably necessary and are treated as a commercial arms-length transaction with an unrelated third party.

     Neither SIBV nor MSLEF II (or their affiliates) is prohibited from owning, operating or investing in any business, regardless of whether such business is competitive with the Company, JSC or CCA, nor is either SIBV or MSLEF II required to disclose its intention to make any such investment to the other or to advise the Company, JSC or CCA of the opportunity presented by any such prospective investment.

  TRANSFER OF OWNERSHIP

     In general, transfers of Common Stock to entities affiliated with SIBV or the members of the MSLEF II Group are not restricted. The Stockholders Agreement provides members of the MSLEF II Group the right to 'tag along' pro rata upon the transfer by SIBV of any Common Stock, other than transfers to affiliates and sales pursuant to a public offering registered under the Securities Act or pursuant to Rule 144 under the Securities Act.

     No member of the MSLEF II Group may transfer, within any thirty-six month period, in the aggregate five percent or more of the outstanding Common Stock to any non-affiliated person or group without SIBV's prior written consent. Transfers of two percent or more in the aggregate of the outstanding Common Stock are subject to the right of first refusal on the part of SIBV; transfers of less than two percent in the aggregate are not restricted by the Stockholders Agreement. In the event that there is a public trading market for the Common Stock, no member of the MSLEF II Group may effect a sale of Common Stock pursuant to rights granted in the Registration Rights Agreement without first offering the shares to be sold to SIBV for purchase. SIBV and its affiliates have the right, exercisable on or after August 26, 2002, to purchase all, but not less than all, of the Common Stock then owned by the MSLEF II Group at a price equal to the Fair Market Value (as defined in the Stockholders Agreement).

     In general, if JS Group either does not, directly or indirectly, own a majority of the voting stock of SIBV, or directly or indirectly, have the right to appoint a majority of the directors and officers of SIBV, then all of the obligations of MSLEF II and the members of the MSLEF II Group under the Stockholders Agreement and all the rights of SIBV under the Stockholders Agreement shall cease.

  TERMINATION

     The Stockholders Agreement shall terminate either upon mutual agreement of SIBV and MSLEF II, or at the option of SIBV or the MSLEF II Group, as the case may be, upon either the

MSLEF II Group or SIBV, respectively, ceasing to own six percent or more of the outstanding Common Stock.

REGISTRATION RIGHTS AGREEMENT

     Pursuant to the Registration Rights Agreement, dated as of August 26, 1992, between MSLEF II, SIBV and the Company, as amended by Amendment No. 1 thereto dated as of April 15, 1993 (the 'Registration Rights Agreement'), entered into in connection with the 1992 Transaction, MSLEF II and the other members of the MSLEF II Group have the right, upon a notice (a 'Registration Notice') from MSLEF II to both the Company and SIBV, to cause the Company to use its best efforts to register the shares of Common Stock owned by such holders. MSLEF II may not deliver a Registration Notice until the earlier of (a) consummation of the refinancing of certain long-term debt of CCA and (b) December 31, 1997. Upon the consummation of the Recapitalization Plan clause (a) of the preceding sentence will be satisfied and MSLEF II will be entitled to exercise its demand registration rights as described herein. The MSLEF II Group is entitled to four such demand registrations pursuant to the Registration Rights Agreement, two of which MSLEF II will have the right to effect prior to the Company effecting a common stock registration for its own account. MSLEF II may not, however, deliver a Registration Notice (i) until the conclusion of any pending Company Registration Process (as defined in the Registration Rights Agreement), (ii) within 30 days of the conclusion of a MSLEF II Registration Process (as defined in the Registration Rights Agreement), or (iii) in certain other limited situations. The Company is generally prohibited from 'piggybacking' and selling stock for its own account on a registration effected pursuant to a Registration Notice except after the second completed registration for MSLEF II, in which event MSLEF II may require that any such securities which are 'piggybacked' be offered and sold on the same terms as the securities offered by MSLEF II. The Registration Rights Agreement also sets forth certain waiting periods following sales by MSLEF II pursuant to a registration statement. The MSLEF II Group is entitled, subject to certain limitations, to register its Common Stock in connection with a registration statement prepared by the Company to register Common Stock or any equity securities exercisable for, convertible into, or exchangeable for Common Stock. The Company, SIBV and MSLEF II are discussing an amendment to the Registration Rights Agreement which would modify restrictions contained therein on the ability of MSLEF II to exercise its demand registration rights.

     The Company will pay all registration expenses (other than underwriting discounts and commissions) in connection with MSLEF II's first two completed demand registrations and all registrations made in connection with a Company registration. The Registration Rights Agreement also contains customary terms and provisions with respect to, among other things, registration procedures and certain rights to indemnification and contribution granted by parties thereunder in connection with the registration of Common Stock subject to such agreement.

FINANCIAL ADVISORY SERVICES AGREEMENT

     Under a financial advisory services agreement (the 'Financial Advisory Services Agreement'), MS&Co. agreed to act as the Company's financial advisor and provided certain services and earned certain fees in connection with its roles in the 1989 Transaction, with an expectation that for the term of the Organization Agreement, the Company would retain MS&Co. to render it investment banking services at market rates to be negotiated.

OTHER TRANSACTIONS

     In connection with the 1986 acquisition of CCA, CCA and SIBV entered into an agreement pursuant to which CCA granted SIBV an option to purchase CCA's non-U.S. operations (the 'CCA Option'). In 1987, SIBV exercised the CCA Option with respect to CCA's European, Venezuelan and Puerto Rican subsidiaries for an aggregate cash price of $64.3 million, which was approximately equal to CCA's investment as of the date of exercise. In June 1989, SIBV exercised the remainder of the CCA Option and purchased CCA's beneficial interests in its Mexican and Colombian subsidiaries for an aggregate cash price of approximately $150.7 million, which was approximately equal to CCA's investment as of the date of exercise.

     In the 1989 Transaction, (i) the Company acquired the entire equity interest in JSC, (ii) JSC (through its ownership of JSC Enterprises) acquired the entire equity interest in CCA, (iii) The Morgan Stanley Leveraged Equity Fund, L.P., a Delaware limited partnership ('MSLEF I'), and certain other private investors, including MS&Co. and certain limited partners of MSLEF I investing in their individual capacity (collectively, the 'MSLEF I Group') received $500 million in respect of their shares of CCA common stock and (iv) SIBV received $41.75 per share, or an aggregate of approximately $1.25 billion, in respect of its shares of JSC stock, and the public stockholders received $43 per share of JSC stock. Certain assets of JSC and CCA were also transferred to SIBV or one of its affiliates (the 'Designated Assets'). Pursuant to a tender offer and consent solicitation for certain debentures of CCA which were outstanding prior to the consummation of the 1989 Transaction, MS&Co. received an aggregate of $3.7 million in consideration. MS&Co. also received $29.5 million for serving in its capacity as financial advisor to the Company in connection with the 1989 Transaction. In addition, MS&Co. as underwriter of the Subordinated Debt received aggregate net discounts and commissions of $34.6 million. In connection with the sale of the Secured Notes to Morgan Stanley International, MS&Co. received a placement fee of $7.5 million from CCA; in addition, CCA agreed to indemnify MS&Co. against certain liabilities in connection therewith, including liabilities under the Securities Act.

     In connection with the issuance of the 1993 Notes, the Company entered into an agreement with SIBV whereby SIBV committed to purchase up to $200 million aggregate principal amount of 11 1/2% Junior Subordinated Notes maturing 2005 to be issued by the Company. From time to time until December 31, 1994, the Company, at its option, may issue the Junior Subordinated Notes, the proceeds of which must be used to repurchase or otherwise retire Subordinated Debt. The Company is obligated to pay SIBV for letter of credit fees incurred by SIBV in connection with this commitment in addition to an annual commitment fee of 1.375% on the undrawn principal amount. The amount payable for such commitment for 1993 was $2.9 million. The above commitments will be terminated upon the consummation of the Offerings.

     Net sales by JSC to JS Group, its subsidiaries and affiliates were $18.4 million, $22.8 million and $21.0 million for the years ended December 31, 1993, 1992 and 1991, respectively. Net sales by JS Group, its subsidiaries and affiliates to JSC were $49.3 million, $60.1 million and $11.8 million for the years ended December 31, 1993, 1992 and 1991, respectively. Product sales to and purchases from JS Group, its subsidiaries and affiliates were consummated on terms generally similar to those prevailing with unrelated parties.

     JSC provides certain subsidiaries and affiliates of JS Group with general management and elective management services under separate management services agreements. The services provided include, but are not limited to, management information services, accounting, tax and internal auditing services, financial management and treasury services, manufacturing and engineering services, research and development services, employee benefit plan and management services, purchasing services, transportation services and marketing services. In consideration of general management services, JSC is paid a fee up to 2% of the subsidiaries' or affiliates' gross sales, which fee amounted to $2.3 million, $2.4 million and $2.5 million for 1993, 1992 and 1991, respectively. In consideration for elective services, JSC received approximately $3.5 million, $3.2 million and $2.9 million in 1993, 1992 and 1991, respectively, for its cost of providing such services. In addition, JSC paid JS Group and its affiliates $0.4 million in 1993, $0.3 million in 1992 and $0.7 million in 1991 for management services and certain other services.

     In October 1991, an affiliate of JS Group completed a rebuild of the No. 2 paperboard machine owned by it, located in CCA's Fernandina Beach, Florida paperboard mill (the 'Fernandina Mill'). Pursuant to the Fernandina Operating Agreement, CCA operates and manages the machine, which is owned by a subsidiary of SIBV. As compensation to CCA for its services, the affiliate of JS Group agreed to reimburse CCA for production and manufacturing costs directly attributable to the No. 2 paperboard machine and to pay CCA a portion of the indirect manufacturing, selling and administrative costs incurred by CCA for the entire Fernandina Mill. The compensation is determined by applying various formulas and agreed upon amounts to the subject costs. The amounts reimbursed to CCA totaled $62.2 million, $54.7 million and $10.9 million in 1993, 1992 and 1991, respectively.

     CCA, JS Group and MSLEF II have had discussions from time to time regarding the purchase of the No. 2 paperboard machine in the Fernandina Mill by the Company from JS Group in exchange for cash or Common Stock. No agreement has been reached as to any such transaction. The Company expects, however, that it may in the future reach an agreement with regard to such acquisition from JS Group but cannot predict when and on what terms such acquisition would be consummated. Such acquisition will occur only if it is approved by the Board of Directors of the Company and is determined by the Board of Directors to be on terms no less favorable than a sale made to a third party in an arm's length transaction.

     During 1990, certain assets of CCA comprising the business unit performing management services for the foreign subsidiaries previously owned by CCA were sold to a subsidiary of JS Group at a price equal to their net book value of approximately $5.2 million. Net sales and income from operations related to these assets were not material. Payment for the assets was received in February 1991.

     On February 21, 1986, JSC purchased from Times Mirror 80% of the issued and outstanding capital stock of SNC for approximately $132 million, including a promissory note to National Westminster Bank plc in the amount of $42 million (the 'Subordinated Note'). The Subordinated Note was guaranteed by JS Group. In the 1992 Transaction, the Company prepaid $19.1 million aggregate principal amount on the Subordinated Note. The remaining amount of $22.9 million was due and paid on February 22, 1993.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

     The following is a brief discussion of the basic terms of and the instruments governing certain indebtedness of the Company. The following discussion does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the instruments governing the respective indebtedness, which instruments are filed as exhibits to the Registration Statement of which this Prospectus is a part.

TERMS OF NEW CREDIT AGREEMENT

  GENERAL

     Pursuant to a commitment letter dated February 10, 1994 (the 'Commitment Letter') among Chemical Bank ('Chemical'), Chemical Securities Inc. ('CSI'), Bankers Trust Company ('Bankers Trust'), BT Securities Corporation ('BTSC'), JSC and CCA, Chemical has committed to provide $250 million of the New Bank Facilities (as defined below), Bankers Trust has committed to provide $250 million of the New Bank Facilities and CSI and BTSC have agreed to use their best efforts to assemble a syndicate of financial institutions (the 'Lenders') to provide the balance of the remaining commitments for the New Bank Facilities in a maximum aggregate principal amount of $1.5 billion, all upon the terms and subject to the conditions set forth in the Commitment Letter, including the execution of definitive financing agreements.

     Pursuant to the Commitment Letter, the New Bank Facilities are expected to consist of (i) the New Term Loans, consisting of two senior secured term loan facilities to be provided to CCA in an aggregate principal amount of $1.05 billion, to be allocated between the Delayed Term Loan in an aggregate principal amount of $850 million and the Initial Term Loan in an aggregate principal amount of $200 million and (ii) the New Revolving Credit Facility consisting of a seven year senior secured revolving credit facility available to JSC and CCA in an aggregate principal amount of $450 million, of which up to $150 million will be available as a letter of credit facility (the 'Letter of Credit Facility').

     The Commitment Letter provides that the commitments of Chemical and Bankers Trust will terminate unless definitive financing agreements with respect thereto shall have been executed and delivered on or prior to June 30, 1994.

     In connection with the New Bank Facilities, Chemical will act as the administrative agent (in such capacity, the 'Agent'), Chemical and Bankers Trust will act as senior managing agents and CSI and BTSC will act as the arrangers for the New Bank Facilities. The Commitment Letter also contemplates that certain managing agents will be appointed for the New Bank Facilities.

     JSC and CCA have agreed, jointly and severally, to pay certain fees to the Agent for its own account and for the account of the other Lenders in connection with the New Bank Facilities, payable as follows: (i) a commitment fee of 1/2 of 1% per annum on the undrawn amount of the Initial Term Loan and the New Revolving Credit Facility, accruing, with respect to each Lender, on the date of acceptance of such Lender's commitment and (ii) with respect to each Lender which has a commitment under the Delayed Term Loan, (A) 1/2 of 1% per annum on the amount of such commitment accruing for the period from and including the date of acceptance of such Lender's commitment to but excluding the date of the initial funding of the New Bank facilities (the 'Closing Date') or the earlier termination of such Lender's commitment and (B) 3/4 of 1% per annum on the undrawn amount of such Lender's commitment, accruing from and including the Closing Date to the date of the funding of the Delayed Term Loan. All such commitment fees will be payable on the Closing Date and, thereafter, in arrears at the end of each quarter and upon termination of any commitment. The fees payable in respect of letters of credit provided under the New Revolving Credit Facility are in an amount equal to the greater of (a) the margin in excess of the Adjusted LIBOR Rate applicable to the New Revolving Credit Facility at such time minus 1/2 of 1% and (b) 1%. In addition, a separate fronting fee shall be payable by JSC and CCA to the bank issuing the letters of credit for its own account in an amount to be agreed. All letter of credit fees shall be payable on the aggregate face amount of outstanding letters of credit under the New Revolving Credit Facility, and shall be payable in arrears at the end of each quarter and upon the termination of the New Revolving Credit Facility. CSI, BTSC and the Lenders shall receive such other fees as have been separately agreed upon with CSI, BTSC, Chemical and Bankers Trust.

     Pursuant to the Commitment Letter, JSC and CCA agreed, regardless of whether the financing agreements relating to the New Bank Facilities are executed or the commitments to provide the New Bank Facilities are terminated, to reimburse Chemical, Bankers Trust, CSI and BTSC for, among other things, all of their respective out-of-pocket costs and expenses incurred or sustained by such entities in connection with the transactions contemplated by the Commitment Letter and to indemnify Chemical, Bankers Trust, CSI and BTSC, and each director, officer, employee and affiliate thereof against certain claims, damages, liabilities and expenses incurred or asserted in connection with the transactions contemplated by the Commitment Letter.

  THE NEW BANK FACILITIES

     The New Bank Facilities will be provided pursuant to the terms and conditions of the New Credit Agreement.

     Borrowings under the Initial Term Loan will be used, together with the proceeds of the Equity Offerings, the Debt Offerings and the SIBV Investment, to consummate the Bank Debt Refinancing. Borrowings under the Delayed Term Loan must be made on or before December 15, 1994 and will be used solely to redeem or repurchase the Subordinated Debt and pay accrued interest and the applicable redemption premiums thereon, to repay amounts drawn under the New Revolving Credit Facility prior to December 15, 1994 for the purpose of repurchasing Subordinated Debt, and to pay the related fees and expenses in connection with such repurchase or redemption. Borrowings under the New Revolving Credit Facility are to be used for the sole purpose of providing working capital for JSC, CCA and their subsidiaries and for other general corporate purposes including to fund open market or privately negotiated purchases of Subordinated Debt prior to December 15, 1994. Amounts borrowed and outstanding under the New Revolving Credit Facility to finance purchases of Subordinated Debt which aggregate at least $20 million will be repaid with the proceeds of borrowings from time to time under the Delayed Term Loan.

     The obligations under the New Credit Agreement will be unconditionally guaranteed by the Company, JSC, CCA, SNC (but only to the extent permitted under the Shareholders Agreement, dated as of February 21, 1986, between JSC and Times Mirror) and certain other existing and subsequently acquired or organized material subsidiaries of the Company, JSC and CCA (each such entity providing such a guaranty, a 'Guarantor'). The obligations of JSC and CCA under the New Credit Agreement (including all guarantee obligations of JSC and CCA in respect thereof) will be secured by a security interest in substantially all of the assets of JSC, CCA and their material subsidiaries, with the exception of trade receivables of JSC, CCA and their material subsidiaries sold to JSFC, and by a pledge of all the capital stock of JSC, CCA and each material subsidiary of the Company, JSC and CCA.

     The Delayed Term Loan and the New Revolving Credit Facility will each mature on the date which is seven years after the Closing Date. The Initial Term Loan will mature on the date which is eight years after the Closing Date. The outstanding principal amount of the New Term Loans is repayable as follows, such repayments to be made at the end of each six month period after the Closing Date as follows:

                      SEMI-ANNUAL                                                                         TOTAL
                     PERIOD AFTER                         DELAYED TERM LOAN     INITIAL TERM LOAN      SEMI-ANNUAL
                     CLOSING DATE                         SEMI-ANNUAL AMOUNT    SEMI-ANNUAL AMOUNT        AMOUNT
- -------------------------------------------------------   ------------------    ------------------    --------------
First..................................................      $  --                 $  --              $            0
Second.................................................                 0                     0                    0
Third..................................................        50,000,000             1,000,000           51,000,000
Fourth.................................................        50,000,000             1,000,000           51,000,000
Fifth..................................................        75,000,000             1,000,000           76,000,000
Sixth..................................................        75,000,000             1,000,000           76,000,000
Seventh................................................        75,000,000             1,000,000           76,000,000
Eighth.................................................        75,000,000             1,000,000           76,000,000
Ninth..................................................        75,000,000             1,000,000           76,000,000
Tenth..................................................        75,000,000             1,000,000           76,000,000
Eleventh...............................................        75,000,000             5,000,000           80,000,000
Twelfth................................................        75,000,000             5,000,000           80,000,000
Thirteenth.............................................        75,000,000             6,000,000           81,000,000
Fourteenth.............................................        75,000,000             6,000,000           81,000,000
Fifteenth..............................................         --                   85,000,000           85,000,000
Sixteenth..............................................         --                   85,000,000           85,000,000
                                                          ------------------    ------------------    --------------
                                                             $850,000,000          $200,000,000       $1,050,000,000
                                                          ------------------    ------------------    --------------
                                                          ------------------    ------------------    --------------

     The New Term Loans and the New Revolving Credit Facility may be prepaid at any time, in whole or in part, at the option of the borrowers. Voluntary reductions of the unutilized portion of the New Revolving Credit Facility are permitted at any time. Pursuant to the Commitment Letter, required prepayments on the New Bank Facilities are to be made in an amount equal to (i) 75% of Excess Cash Flow (to be defined as the parties shall mutually agree), reducing to 50% of Excess Cash Flow upon the satisfaction of certain performance tests to be agreed, (ii) 100% of the net proceeds of the issuance or incurrence of certain indebtedness (not including the Debt Offerings), (iii) 100% of the net proceeds of certain non-ordinary course asset sales, (iv) 100% of the net proceeds of certain condemnation or insurance proceeds, (v) in the event the gross proceeds from the Equity Offerings and any other equity infusion in the Company is less than $500 million (the amount by which $500 million exceeds such gross proceeds, the 'Differential'), the lesser of (A) 100% of the net proceeds to the Company of the sale of Common Stock in connection with the exercise of the underwriters' overallotment option, if any, in connection with the Equity Offerings and (B) the amount of the Differential, and (vi) 25% of the net proceeds of the issuance of any other equity securities (other than the Equity Offerings and the exercise of management stock options). Required prepayments will be allocated pro rata between the Delayed Term Loan and the Initial Term Loan, and will be applied pro rata against the remaining scheduled amortization payments under each of the New Term Loans (and, if the Delayed Term Loan has not then been drawn, the amount allocable thereto will permanently reduce the commitments thereunder) or, if the New Term Loans have been fully repaid, to permanently reduce the then existing commitments under the New Revolving Credit Facility.

     Interest on indebtedness outstanding under the Delayed Term Loan and the New Revolving Credit Facility, from and including the Closing Date to but excluding the first anniversary of the Closing Date, will be payable at a rate per annum, selected at the option of the borrower, equal to the ABR Rate (as defined below) plus 1.5% per annum or the Adjusted LIBOR Rate plus 2.5% per annum. From and including the first anniversary of the Closing Date and thereafter, the margin in excess of the ABR Rate or the Adjusted LIBOR Rate applicable to such New Bank Facilities will be determined by reference to certain financial tests. Interest on indebtedness outstanding under the Initial Term Loan will be payable at a rate per annum, selected at the option of CCA, equal to the ABR Rate plus 2% per annum or the Adjusted LIBOR Rate plus 3% per annum. Notwithstanding the foregoing, for the first 90 days following the Closing Date, all such borrowings may only be made with reference to the ABR Rate or the Adjusted LIBOR Rate for one month borrowings. All overdue installments of principal and, to the extent permitted by law, interest on borrowings accruing interest based on the ABR Rate or the Adjusted LIBOR Rate shall bear interest at a rate per annum equal to 2% in excess of the interest rate then borne by such borrowings. The borrowers shall have the option of selecting the type of borrowing and the length of the interest period applicable thereto.

     'ABR Rate' shall mean the higher of (a) the rate at which Chemical announces from time to time as its prime lending rate, (b) 1/2 of 1% in excess of the Federal Funds Rate and (c) 1% in excess of the base certificate of deposit rate.

     'Adjusted LIBOR Rate' shall mean the London Interbank Offered Rate, adjusted for statutory reserves at all times.

     Interest based on the ABR Rate and the Adjusted LIBOR Rate shall be determined based on the number of days elapsed over a 360 day year. Interest based on the (i) ABR Rate shall be payable quarterly and (ii) Adjusted LIBOR Rate shall be payable at the end of the applicable interest period but in any event not less often than quarterly.

     The New Credit Agreement will contain certain representations and warranties, certain negative, affirmative and financial covenants, certain conditions and certain events of default which are customarily required for similar financings, in addition to other representations, warranties, covenants, conditions and events of default appropriate to the specific transactions contemplated thereby. Such covenants will include restrictions and limitations of dividends, redemptions and repurchases of capital stock, the incurrence of debt, liens, leases, sale-leaseback transactions, capital expenditures, the issuance of stock, transactions with affiliates, the making of loans, investments and certain payments, and on mergers, acquisitions and asset sales, in each case subject to exceptions to be agreed upon. Furthermore, the Company will be required to maintain compliance with certain financial covenants, such as minimum levels of consolidated earnings before depreciation, interest, taxes and amortization, and minimum interest coverage ratios.

     Events of default under the New Credit Agreement will include, among other things, (i) failure to pay principal, interest, fees or other amounts when due;
(ii) violation of covenants; (iii) failure of any representation or warranty made by the Company to the Lenders to be true in all material aspects; (iv) cross default and cross acceleration with certain other indebtedness; (v) 'change of control' (the definition of which is to be mutually agreed upon);
(vi) certain events of bankruptcy; (vii) certain material judgments; (viii) certain ERISA events; and (ix) the invalidity of the guarantees of the indebtedness under the New Credit Agreement or of the security interests granted to the Lenders, in certain cases with appropriate grace periods to be agreed upon.

     The conditions to the borrowing of the Delayed Term Loan are set forth above. See 'Recapitalization Plan -- Subordinated Debt Refinancing'.

     The foregoing summary of the Commitment Letter is qualified in its entirety by reference to the text of such letter, a copy of which has been filed with the Securities and Exchange Commission as an exhibit to the Registration Statement of which this Prospectus forms a part.

SECURITIZATION

     In 1991, JSC and CCA entered into the Securitization in order to reduce its borrowings under the 1989 Credit Agreement. The Securitization involved the sale of Receivables to JSFC, a special purpose subsidiary of JSC. Under the Securitization, JSFC currently has borrowings of $182.3 million outstanding from EFC, a third-party owned corporation not affiliated with JSC, and has pledged its interest in such Receivables to EFC. EFC issued CP Notes and Term Notes. EFC also entered into a liquidity facility with the Liquidity Banks and a subordinated loan agreement with the Subordinated Lender to provide additional sources of funding. EFC pledged its interest in the Receivables assigned to it by JSFC to secure EFC's obligations to the Liquidity Banks, the Subordinated Lender, and the holders of the CP Notes and the Term Notes. Neither the Company nor JSFC is a guarantor of CP Notes, the Term Notes or borrowings under the liquidity facility. See Note 5 to the Company's consolidated financial statements and 'Recapitalization Plan -- Consents and Waivers -- Securitization'.

TERMS OF 1993 NOTES

     In April 1993, CCA issued $500 million aggregate principal amount of 1993 Notes. The 1993 Notes are unsecured senior obligations of CCA and will mature April 1, 2003. The 1993 Notes bear interest at 9.75% per annum. Interest is payable semiannually on April 1 and October 1, of each year. The 1993 Notes are not redeemable prior to maturity.

     The 1993 Notes are senior unsecured obligations of CCA, which rank pari passu with the other senior indebtedness of CCA, including, without limitation, CCA's obligations under the New Credit Agreement and the Senior Notes, and are senior in right to payment to the Subordinated Debt. CCA's obligations under the New Credit Agreement, but not the 1993 Notes, will be secured by liens on substantially all the assets of CCA and its subsidiaries with the exception of cash and cash equivalents and trade receivables. The secured indebtedness will have priority over the 1993 Notes with respect to the assets securing such indebtedness.

     The 1993 Note Indenture contains certain covenants that, among other things, limit the ability of JSC and its subsidiaries (including CCA) to incur indebtedness, pay dividends, engage in transactions with stockholders and affiliates, issue capital stock, create liens, sell assets, enter into sale-leaseback transactions, engage in mergers and consolidations and make investments in unrestricted subsidiaries. The limitations imposed by the covenants on JSC and its subsidiaries (including CCA) are subject to certain exceptions.

     Upon a Change of Control (as defined below), CCA is required to make an offer to purchase the 1993 Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued interest. Certain transactions with affiliates of the Company may not constitute a Change of Control. 'Change of Control' is defined to mean such time as (i)(a) a person or group, other than MSLEF II, Morgan Stanley Group, SIBV, JS Group and any affiliate thereof, (collectively, the 'Original Stockholders'), becomes the beneficial owner of more than 35% of the total voting power of the then outstanding voting stock of the Company or a parent of the Company and (b) the Original Stockholders beneficially own, directly or indirectly, less than the then outstanding voting stock of the Company or a parent of the Company beneficially owned by such person or group; (ii)(a) a person or group, other than the Original Stockholders, becomes the beneficial owner of more than 35% of the total voting power of the then outstanding voting stock of JSC, (b) the Original Stockholders beneficially own, directly or indirectly, less than the then outstanding voting stock of JSC beneficially owned by such person or group and (c) CCA is a subsidiary of JSC at the time that the later of (a) and (b) above occurs; or
(iii) individuals who at the beginning of any period of two consecutive calendar years constituted the Board of Directors of JSC (together with any new directors whose election by the Board of Directors or whose nomination for election by JSC's shareholders was approved by a vote of at least two-thirds of the members of the Board of Directors of JSC then still in office who either were members of the Board of Directors of JSC at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors of JSC then in office. Pursuant to the Proposed 1993 Note Amendment, the Company and JSC are seeking to eliminate clause (iii) above.

     The payment of principal and interest on the 1993 Notes is unconditionally guaranteed on a senior basis by JSC. Such guarantee ranks pari passu with the other senior indebtedness of JSC, including, without limitation, JSC's obligations under the New Credit Agreement (including its guarantees of CCA's obligations thereunder) and JSC's guarantee of CCA's obligations under the Senior Notes, and is senior in right of payment to JSC's guarantees of the Subordinated Debt. JSC's obligations under the New Credit Agreement, but not its guarantees of the 1993 Notes, will be secured by liens on substantially all the assets of JSC and its subsidiaries with the exception of cash and cash equivalents and trade receivables, and guaranteed by CCA and certain subsidiaries of JSC and CCA. The secured indebtedness will have priority over JSC's guarantees of the 1993 Notes with respect to the assets securing such indebtedness. In the event that (i) a purchaser of capital stock of CCA acquires a majority of the voting rights thereunder or (ii) there occurs a merger or consolidation of CCA that results in CCA having a parent other than JSC and, at the time of and after giving effect to such transaction, such purchaser or parent satisfies certain minimum net worth and cash flow requirements, JSC will be released from its guarantee of the 1993 Notes. Such sale, merger or consolidation will be prohibited unless certain other requirements are met, including that the purchaser or the entity surviving such a merger or consolidation expressly assumes JSC's or CCA's obligations, as the case may be, and that no Event of Default (as defined in the 1993 Note Indenture) occur or be continuing.

     The net proceeds from the offering of the 1993 Notes were used to repay certain revolving credit indebtedness and term loan indebtedness outstanding under the Old Bank Facilities. The Company has also entered into reverse interest rate swap agreements which hedge a portion of the 1993 Note issue.

     MS&Co. acted as underwriter in connection with the original offering of the 1993 Notes and received an underwriting discount of $12.5 million in connection therewith.

     In connection with implementing the Recapitalization Plan, the Company intends to amend the terms of the 1993 Note Indenture. Among other things, the Proposed 1993 Note Amendment will modify the provisions of the 1993 Note Indenture which limit the ability of the Company, JSC and CCA to incur indebtedness and to make certain restricted payments. See 'Recapitalization Plan -- Consents and Waivers'.

TERMS OF SENIOR NOTES

     Concurrently with the Equity Offerings, CCA is offering $500 million aggregate principal amount of % Series A Senior Notes due 2004 and $100 million aggregate principal amount of % Series B Senior Notes due 2002 in the Debt Offerings. The Senior Notes are unsecured senior obligations of CCA with
interest payable semiannually on         and            , of each year.

     The Senior Notes are senior unsecured obligations of CCA, which rank pari passu with the other senior indebtedness of CCA, including, without limitation, CCA's obligations under the New Credit Agreement and the 1993 Notes, and are senior in right to payment to the Subordinated Debt. CCA's obligations under the New Credit Agreement, but not the Senior Notes, will be secured by liens on substantially all the assets of CCA and its subsidiaries with the exception of cash and cash equivalents and trade receivables. The secured indebtedness will have priority over the Senior Notes with respect to the assets securing such indebtedness.

     The  Senior Notes are redeemable in whole or  in part at the option of CCA,
at any time on or  after                   ,  1999, at the following  redemption
prices (expressed as percentages of principal amount) together with accrued and unpaid interest to the redemption date, if redeemed during the 12-month period commencing:

                                                                                    REDEMPTION
[        ]                                                                            PRICES
- ---------------------------------------------------------------------------------   ----------
  1999...........................................................................           %
  2000...........................................................................
  2001...........................................................................
  2002...........................................................................
  2003...........................................................................
  2004...........................................................................

     The indentures relating to the Senior Notes (the 'Senior Note Indentures') contain certain covenants that, among other things, limit the ability of JSC and its subsidiaries (including CCA) to incur indebtedness, pay dividends, engage in transactions with stockholders and affiliates, issue capital stock, create liens, sell assets, engage in mergers and consolidations and make investments in unrestricted subsidiaries. The limitations imposed by the covenants on JSC and its subsidiaries (including CCA) are subject to certain exceptions.

     Upon a Change of Control, CCA is required to make an offer to purchase the Senior Notes at a purchase price equal to % of the principal amount thereof, plus accrued interest. Certain transactions with affiliates of the Company may not constitute a change of Control. 'Change of

Control' is defined to mean such time as (i)(a) a person or group, other than the Original Stockholders, becomes the beneficial owner of more than 35% of the total voting power of the then outstanding voting stock of the Company or a parent of the Company and (b) the Original Stockholders beneficially own, directly or indirectly, less than the then outstanding voting stock of the Company or a parent of the Company beneficially owned by such person or group; or (ii)(a) a person or group, other than the Original Stockholders, becomes the beneficial owner of more than 35% of the total voting power of the then outstanding voting stock of JSC, (b) the Original Stockholders beneficially own, directly or indirectly, less than the then outstanding voting stock of JSC beneficially owned by such person or group and (c) CCA is a subsidiary of JSC at the time that the later of (a) and (b) above occurs.

     The payment of principal and interest on the Senior Notes is unconditionally guaranteed on a senior basis by JSC. Such guarantee ranks pari passu with the other senior indebtedness of JSC, including, without limitation, JSC's obligations under the New Credit Agreement (including its guarantees of CCA's obligations thereunder) and JSC's guarantee of CCA's obligations under the 1993 Notes, and is senior in right of payment to JSC's guarantees of the Subordinated Debt. JSC's obligations under the New Credit Agreement, but not its guarantees of the Senior Notes, will be secured by liens on substantially all the assets of JSC and its subsidiaries with the exception of cash and cash equivalents and trade receivables, and guaranteed by CCA and certain subsidiaries of JSC and CCA. The secured indebtedness will have priority over JSC's guarantees of the Senior Notes with respect to the assets securing such indebtedness. In the event that (i) a purchaser of capital stock of CCA acquires a majority of the voting rights thereunder or (ii) there occurs a merger or consolidation of CCA that results in CCA having a parent other than JSC and, at the time of and after giving effect to such transaction, such purchaser or parent satisfies certain minimum net worth and cash flow requirements, JSC will be released from its guarantee of the Senior Notes. Such sale, merger or consolidation will be prohibited unless certain other requirements are met, including that the purchaser or the entity surviving such a merger or consolidation expressly assumes JSC's or CCA's obligations, as the case may be, and that no Event of Default (as defined in the Senior Note Indenture) occur or be continuing.

     The net proceeds from the offering of the Senior Notes will be used to effect the Bank Debt Refinancing, as contemplated by the Recapitalization Plan. See 'Recapitalization Plan'.

     MS&Co. is acting as underwriter in connection with the original offering of
the  Senior Notes and will receive  an underwriting discount of $     million in
connection therewith.

SUBSTITUTION TRANSACTION

     JSC is currently the guarantor on all of CCA's outstanding public indebtedness (consisting of the 1993 Notes and the three classes of Subordinated
Debt) and will similarly guarantee the Senior Notes. The Company will organize a new subsidiary ('Smurfit Interco'), all the outstanding capital stock of which will be owned by the Company and which will own all of the outstanding capital stock of JSC, but which will have no other significant assets (other than intercompany note receivables) and, except for guarantees of indebtedness of CCA, no indebtedness for borrowed money. Subject to obtaining the consent of the holders of the 1993 Notes to the Proposed 1993 Note Amendment and the consents necessary to amend the Securitization documents, the Company intends (i) to cause Smurfit Interco to replace JSC as guarantor under the indentures relating to CCA's public indebtedness (and under the New Credit Agreement), (ii) to amend such indentures so that references to JSC therein and in the 1993 Notes and the Senior Notes shall be changed to be Smurfit Interco and (iii) to cause JSC to merge into CCA, which shall succeed to all of JSC's assets and liabilities (except that any guaranty of obligations of CCA by JSC shall be extinguished) (collectively, the 'Substitution Transaction'). The purpose of the Substitution Transaction is to maximize operating efficiencies by combining the Company's two key operating subsidiaries into one entity and achieve cost savings.

TERMS OF SUBORDINATED DEBT

  SUBORDINATED DEBT

     Terms. The Senior Subordinated Notes are unsecured senior subordinated obligations of CCA, limited to $350 million aggregate principal amount, and will mature on December 1, 1999. The Senior

Subordinated Notes bear interest at 13 1/2% from the date of their issuance or from the most recent interest payment date to which interest has been paid or duly provided for. Interest is payable semiannually on June 1 and December 1 of each year.

     The Subordinated Debentures are unsecured subordinated obligations of CCA, limited to $300 million aggregate principal amount, and will mature on December 1, 2001. The Subordinated Debentures bear interest at 14% from the date of issuance of the Subordinated Debentures or from the most recent interest payment date to which interest has been paid or duly provided for. Interest is payable semiannually on June 1 and December 1 of each year.

     The Junior Accrual Debentures are unsecured junior subordinated obligations of CCA, limited to $200 million aggregate principal amount, and will mature on December 1, 2004. The Junior Accrual Debentures bear interest at 15 1/2% from the date of issuance. No interest will be paid on the Junior Accrual Debentures prior to December 1, 1994. On December 1, 1994 all interest accrued from the date of issuance of the Junior Accrual Debentures to and including November 30, 1994 will be paid in one lump sum. From and after December 1, 1994 interest on the Junior Accrual Debentures will be payable semiannually on each June 1 and December 1, commencing June 1, 1995.

     The indentures under which the Subordinated Debt is governed contain certain restrictive covenants which impose limitations on JSC and CCA and certain of their subsidiaries' ability to, among other things: (i) incur additional indebtedness; (ii) pay dividends and make other distributions; (iii) create liens; and (iv) use the proceeds of certain asset sales.

     Optional Redemption. The Senior Subordinated Notes will be redeemable in whole or in part, at the option of CCA, at any time on or after December 1, 1994, at the following redemption prices (expressed in percentages of principal amount) together with accrued and unpaid interest to the redemption date, if redeemed during the 12-month period commencing:

                                                                REDEMPTION
DECEMBER 1                                                        PRICES
- -------------------------------------------------------------   ----------
1994.........................................................     106.750%
1995.........................................................     103.375
1996 and thereafter..........................................     100.000

     The Subordinated Debentures will be redeemable in whole or in part, at the option of CCA, at any time on or after December 1, 1994, at the following redemption prices (expressed in percentages of principal amount) together with accrued and unpaid interest to the redemption date, if redeemed during the 12-month period commencing:

                                                                REDEMPTION
DECEMBER 1                                                        PRICES
- -------------------------------------------------------------   ----------
1994.........................................................     107.000%
1995.........................................................     103.500
1996 and thereafter..........................................     100.000

     The Junior Accrual Debentures will be redeemable, in whole or in part, at the option of CCA, at any time on or after December 1, 1994, at 100% of the principal amount thereof, together with accrued and unpaid interest to the redemption date.

     Sinking Fund. The Subordinated Debenture Indenture requires CCA to provide for retirement, by redemption, of 33 1/3% of the original aggregate principal amount of the Subordinated Debentures on each of December 15, 1999 and December 15, 2000 at a redemption price of 100% of the principal amount thereof, plus accrued interest to the redemption date. Such sinking fund payments are calculated to retire 66 2/3% of the principal amount of the Subordinated Debentures originally issued under the Subordinated Debenture Indenture prior to maturity. CCA may, at its option, receive credit against sinking fund payments for the principal amount of Subordinated Debentures acquired by CCA and surrendered for cancellation or redeemed otherwise than through operation of the sinking fund.

     The Junior Accrual Debenture Indenture requires CCA to provide for retirement, by redemption, of 33 1/3% of the original aggregate principal amount of the Junior Accrual Debentures on each of December 1, 2002 and December 1, 2003 at a redemption price of 100% of the principal amount thereof, plus accrued interest to the redemption date. Such sinking fund payments are calculated to retire 66 2/3% of the principal amount of the Junior Accrual Debentures originally issued under the Junior Accrual Debenture Indenture prior to maturity. CCA may, at its option, receive credit against sinking fund payments for the principal amount of Junior Accrual Debentures acquired by CCA and surrendered for cancellation or redeemed otherwise than through operation of the sinking fund.

     Subordination. The Subordinated Debt is subordinated in right of payment to all Senior Debt (as defined in the indentures relating to the Subordinated Debt (the 'Subordinated Debt Indentures') of CCA which includes CCA's obligations under the New Credit Agreement, the 1993 Notes, the Senior Notes and certain other indebtedness of CCA.

     Guarantees. The payment of principal and interest on the Subordinated Debt is guaranteed on a senior subordinated, subordinated and junior subordinated basis, respectively, by JSC. Such guarantees are subordinated in right of payment to all Senior Debt of JSC, which includes JSC's obligations under the New Credit Agreement (including its guarantee of CCA's obligations thereunder), JSC's guarantee of CCA's obligations under the 1993 Notes and the Senior Notes and certain other borrowings of JSC.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The  authorized capital stock of the Company consists of          shares of
Common Stock and           shares of preferred stock,  par value $.01 per  share
(the 'Preferred Stock'). JSC's authorized capital stock consists of 1,000 shares of common stock, par value $.01 per share, of which 1,000 shares of common stock are issued and outstanding and are owned by the Company. CCA's authorized capital stock consists of 1,000 shares of common stock, par value $.01 per share, of which 1,000 shares are issued and outstanding and are indirectly owned by the Company. The following summary does not purport to be complete and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Company's Restated Certificate of Incorporation and By-laws, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part, and to the applicable provisions of the Delaware General Corporation Law.

COMMON STOCK

     As of the date  of this Prospectus,           shares  of Common Stock  were
issued and outstanding.

     Voting Rights. Each share of Common Stock entitles the holder thereof to one vote in elections of directors and all other matters submitted to a vote of stockholders. The Common Stock does not have cumulative voting rights, which means that holders of a majority of the outstanding Common Stock voting for the election of directors can elect all directors then being elected. Upon the consummation of the Equity Offerings, SIBV and MSLEF II will enter into the Stockholders Agreement, which provides, among other things, for the election of the Company's Board of Directors. See 'Certain Transactions -- Stockholders Agreement' and 'Management -- Provisions of Stockholders Agreement Pertaining to Management'. Following the consummation of the Equity Offerings and the SIBV Investment, SIBV and MSLEF II Associated Entities collectively will beneficially own % of the outstanding shares of Common Stock, and consequently they collectively will have the power, and in accordance with the Stockholders Agreement intend, to elect all of the Company's directors. See 'Risk Factors -- Control by Principal Stockholders'.

     Dividends. Each share of Common Stock has an equal and ratable right to receive dividends to be paid from the Company's assets legally available therefor when, as and if declared by the Board of Directors. The declaration and payment of dividends on the Common Stock are currently effectively prohibited by the terms of the Company's outstanding indebtedness. In addition, Delaware law generally requires that dividends are payable only out of the Company's surplus or current net profits in accordance with the Delaware General Corporation Law. See 'Dividend Policy'.

     Liquidation. In the event of the dissolution, liquidation or winding up of the Company, the holders of Common Stock are entitled to share equally and ratably in the assets available for distribution after payments are made to the Company's creditors and to the holder of any Preferred Stock of the Company that may be outstanding at the time.

     Other. The holders of shares of Common Stock have no preemptive, subscription, redemption or conversion rights and are not liable for further call or assessment. All of the outstanding shares of Common Stock are, and the Common Stock offered hereby will be, fully paid and nonassessable.

     Prior to the date of this Prospectus, there has been no established public trading market for the Common Stock. Application will be made to list the Common
Stock  on the  New York Stock  Exchange under  the symbol '         '. See 'Risk
Factors -- Absence of Prior Public Market'.

PREFERRED STOCK

     The Board of Directors of the Company is authorized, without further stockholder action, to divide any or all shares of authorized Preferred Stock into series and to fix and determine the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereon, of any series so established, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion or exchange privileges. As of the date of this Prospectus, the Board of Directors of the Company has not authorized any series of Preferred Stock and there are no plans, agreements or understandings for the issuance of any shares of Preferred Stock.

STOCKHOLDERS AGREEMENT

     The Stockholders Agreement, among other things, provides for the election of directors of the Company and the selection of officers. See 'Certain Transactions -- Stockholders Agreement' and 'Management -- Provisions of Stockholders Agreement Pertaining to Management'.

RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS

     Stockholders' rights and related matters are governed by the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation and its By-laws. Certain provisions of the Restated Certificate of Incorporation and By-laws of the Company, which are summarized below, may discourage or make more difficult any attempt by a person or group to obtain control of the Company.

     No Stockholder Action by Written Consent; Special Meeting. The Company's Restated Certificate of Incorporation prohibits stockholders from taking action by written consent in lieu of an annual or special meeting, and thus stockholders may only take action at an annual or special meeting called in accordance with the Company's By-laws. The Company's By-laws provide that special meetings of stockholders may only be called by (i) the Chairman of the Board, (ii) the President, (iii) any Vice President, (iv) the Secretary or (v) any Assistant Secretary. Special meetings may not be called by the stockholders.

     Advance Notice Requirements for Stockholder Proposals and Director Nominations. The Company's By-laws establish advance notice procedures with regard to stockholder proposals and the nomination, other than by or at the direction of the Board of Directors or a committee thereof, of candidates for election as directors. These procedures provide that the notice of stockholder proposals and stockholder nominations for the election of directors at an annual meeting must be in writing and received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. The notice of stockholder nominations must set forth certain information with respect to the stockholder giving the notice and with respect to each nominee.

     Indemnification. The Company's By-laws will provide that the Company shall advance expenses to and indemnify each director and officer of the Company to the fullest extent permitted by law.

LIMITATIONS ON DIRECTORS' LIABILITY

     The Company's Restated Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or purchases or (iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions will be to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions will not limit the liability of directors under federal securities laws and will not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

     Section 203 of the Delaware General Corporation Law ('DGCL') prohibits certain transactions between a Delaware corporation and an 'interested stockholder,' which is defined as a person who, together with any affiliates and/or associates of such person, beneficially owns, directly or indirectly, 15 percent or more of the outstanding voting shares of a Delaware corporation. This provision prohibits certain business combinations (defined broadly to include mergers, consolidations, sales or other dispositions of assets having an aggregate value of 10 percent or more of the consolidated assets of the corporation, and certain transactions that would increase the interested stockholder's proportionate share ownership in the corporation) between an interested stockholder and a corporation for a period of three years after the date the interested stockholder acquired its stock, unless (i) the business combination is approved by the corporation's board of directors prior to the date the interested stockholder acquired shares; (ii) the interested stockholder acquired at least 85 percent of the voting stock of the corporation in the transaction in which it became an interested stockholder; or (iii) the business combination is approved by a majority of the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock owned by disinterested stockholders at an annual or special meeting. A Delaware corporation, pursuant to a provision in its certificate of incorporation or by-laws, may choose not to be governed by Section 203 of the DGCL in which case such election becomes effective one year after its adoption. The Company anticipates that it will choose, pursuant to a provision of its Restated Certificate of Incorporation, not to be governed by Section 203 of the DGCL. Such election is expected to become effective on or about the first anniversary of the completion of the Offerings.

REGISTRAR AND TRANSFER AGENT

     [        ] will act as Registrar and Transfer Agent for the Common Stock.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon the completion of the Equity Offerings, the Company will have shares of Common Stock outstanding, assuming no exercise of the overallotment option granted to the U.S. Underwriters and assuming the exercise of all other
options granted by the Company. Of these shares, the            shares of Common
Stock issued in the Equity Offerings will be freely tradeable without restriction or further registration under the Securities Act, except for any of such shares held by 'affiliates' (as defined under the Securities Act) of the Company. The shares of Common Stock sold by the Company to SIBV (or a corporate affiliate) pursuant to the SIBV Investment will be shares held by an
'affiliate'.  The remaining              shares of  Common Stock  will be deemed
'restricted' securities under the meaning of Rule 144 under the Securities Act ('Rule 144'). Neither shares held by an affiliate nor restricted securities may be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemptions contained in Rule 144.

     Generally, Rule 144 provides that a person who has owned restricted securities for at least two years, or who may be deemed an 'affiliate' of the Company, is entitled to sell, within any three-month period, up to the number of restricted securities that does not exceed the greater of (i) one percent of the then outstanding shares of Common Stock, or (ii) the average weekly trading volume during the four calendar weeks preceding the date on which notice of sale is filed with the Securities and Exchange Commission (the 'Commission'). Sales under Rule 144 are subject to certain restrictions relating to manner of sale, volume of sales and the availability of current public information about the Company. In addition, restricted securities that have been held by a person who is not an 'affiliate' of the Company for at least three years may be sold under Rule 144(k) without regard to the volume limitations or current public information or manner of sale requirements of Rule 144. As defined in Rule 144, an 'affiliate' of an issuer is a person that directly, or indirectly through the use of one or more intermediaries, controls, or is controlled by, or is under the common control with, such issuer.

     The Company, SIBV and the MSLEF II Associated Entities have agreed, subject to certain exceptions, not to offer, sell, contract to sell or otherwise dispose of shares of Common Stock for a period of 180 days after the date of this Prospectus, without the prior written consent of MS&Co. (except with respect to shares of Common Stock held by the MSLEF II Associated Entities, for which the prior written consent of Kidder, Peabody will be required). See 'Underwriters'.

     Prior to the Equity Offerings, there has been no public market for the Common Stock. Trading of the Common Stock is expected to commence following the completion of the Equity Offerings. There can be no assurance that an active trading market will develop or continue after the completion of the Equity Offerings or that the market price of the Common Stock will not decline below the initial public offering price. No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of Common Stock in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price of the Common Stock or the ability of the Company to raise capital through a public offering of its equity securities. See 'Risk Factors -- Absence of Prior Public Market'.

     In addition, the Company, MSLEF II and SIBV have entered into the Registration Rights Agreement providing that MSLEF II shall have certain rights to have the shares of Common Stock owned by it and certain other parties after the Equity Offerings registered by the Company under the Securities Act in order to permit the public sale of such shares. The Stockholders Agreement also grants SIBV certain rights, including rights of first refusal, to purchase shares held by MSLEF II and certain related parties. As described under 'Risk Factors -- Control by Principal Stockholders', MSLEF II's (and its affiliates') intention is to dispose of the shares of Common Stock owned by them. The timing of such sales or other dispositions by them (which could include distributions to the partners of MSLEF II) will depend on market and other conditions, but could occur or commence relatively soon after the 180 day hold back period. See 'Risk Factors -- Control by Principal Stockholders'. Such dispositions could be privately negotiated transactions or, subject to SIBV's rights of first refusal, if applicable, public sales. Sales or dispositions of shares of Common Stock by MSLEF II to persons, including its limited partners, other than SIBV or its affiliates could increase the likelihood of a 'Change of Control' being deemed to have occurred under the indentures relating to the Company's Subordinated Debt, 1993 Notes and Senior Notes; however, so long as MSLEF II, SIBV and their affiliates own more than 50% of the aggregate outstanding voting stock of the Company, no such Change of Control will be deemed to have occurred by reason of any other person's or group's ownership of the Company's voting stock. See 'Description of Certain Indebtedness'.

                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS
                      FOR NON-U.S. HOLDERS OF COMMON STOCK

     The following is a general discussion of certain United States federal income and estate tax consequences of the ownership and disposition of Common Stock by 'Non-U.S. Holders'. In general, a 'Non-U.S. Holder' is an individual or entity other than (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state or (iii) an estate or trust, the income of which is includable in gross income for

United States federal income tax purposes regardless of its source. The term 'Non-U.S. Holder' does not include individuals who were United States citizens within the ten-year period immediately preceding the date of this Prospectus and whose loss of United States citizenship had as one of its principal purposes the avoidance of United States taxes. This discussion is based on current law and is for general information only. This discussion does not address aspects of United States federal taxation other than income and estate taxation and does not address all aspects of income and estate taxation, nor does it consider any specific facts or circumstances that may apply to a particular Non-U.S. Holder. ACCORDINGLY, PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL AND NON-UNITED STATES INCOME AND OTHER TAX CONSEQUENCES OF HOLDING AND DISPOSING OF SHARES OF COMMON STOCK.

DIVIDENDS

     In general, dividends paid to a Non-U.S. Holder will be subject to United States withholding tax at a 30% rate (or a lower rate prescribed by an applicable tax treaty) unless the dividends are either (i) effectively connected with a trade or business carried on by the Non-U.S. Holder within the United States, or (ii) if certain income tax treaties apply, attributable to a permanent establishment in the United States maintained by the Non-U.S. Holder. Dividends effectively connected with such a United States trade or business or attributable to such a United States permanent establishment generally will not be subject to withholding tax (if the Non-U.S. Holder files certain forms, including IRS Form 4224, with the payor of the dividend) and generally will be subject to United States federal income tax on a net income basis, in the same manner as if the Non-U.S. Holder were a resident of the United States. A Non-U.S. Holder that is a corporation may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the repatriation from the United States of its 'effectively connected earnings and profits,' subject to certain adjustments. To determine the applicability of a tax treaty providing for a lower rate of withholding, dividends paid to an address in a foreign country are presumed under current Treasury Regulations to be paid to a resident of that country absent knowledge to the contrary. Treasury regulations proposed in 1984 that have not been finally adopted, however, would require Non-U.S. Holders to file certain forms to obtain the benefit of any applicable tax treaty providing for a lower rate of withholding tax on dividends. Such forms would contain the Non-U.S. Holder's name and address and an official statement by the competent authority (as designated in the applicable treaty) in the foreign country attesting to the Non-U.S. Holder's status as a resident thereof.

SALE OF COMMON STOCK

     In general, a Non-U.S. Holder will not be subject to United States federal income tax on any gain recognized upon the disposition of Common Stock unless
(i) the gain is effectively connected with a trade or business carried on by the Non-U.S. Holder within the United States or, alternatively, if certain tax treaties apply, attributable to a permanent establishment in the United States maintained by the Non-U.S. Holder (and in either such case, the branch profits tax may also apply if the Non-U.S. Holder is a corporation); (ii) in the case of a Non-U.S. Holder who is a nonresident alien individual and holds shares of stock as a capital asset, such individual is present in the United States for 183 days or more in the taxable year of disposition, and either (a) such individual has a 'tax home' (as defined for United States federal income tax purposes) in the United States, or (b) the gain is attributable to an office or other fixed place of business maintained by such individual in the United States; (iii) the Non-U.S. Holder is subject to tax pursuant to the provisions of United States tax law applicable to certain United States expatriates; or
(iv) the Company is or has been a United States real property holding corporation (a 'USRPHC') for United States federal income tax purposes (which the Company does not believe that it is or is likely to become) at any time within the shorter of the five year period preceding such disposition or such Non-U.S. Holder's holding period. If the Company were or were to become a USRPHC, gains realized upon a disposition of Common Stock by a Non-U.S. Holder which did not directly or indirectly own more than 5% of the Common Stock during the shorter of the periods described above generally would not be subject to United States federal income tax, provided that the

Common Stock is 'regularly traded' on an established securities market. Since the Common Stock will trade on the New York Stock Exchange, the Company believes that the Common Stock will be 'regularly traded' on an established securities market.

ESTATE TAX

     Common Stock owned or treated as owned by an individual who is not a citizen or resident (as defined for United States federal estate tax purposes) of the United States at the time of death will be includable in the individual's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and therefore may be subject to United States federal estate tax.

BACKUP WITHHOLDING, INFORMATION REPORTING AND OTHER REPORTING REQUIREMENTS

     The Company must report annually to the Internal Revenue Service and to each Non-U.S. Holder the amount of dividends paid to, and the tax withheld with respect to, each Non-U.S. Holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information also may be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Holder resides or is established.

     United States backup withholding (which generally is imposed at the rate of 31% on certain payments to persons that fail to furnish the information required under the United States information reporting requirements) and information reporting generally will not apply to dividends paid on Common Stock to a Non-U.S. Holder at an address outside the United States.

     The payment of proceeds from the disposition of Common Stock to or through a United States office of a broker will be subject to information reporting and backup withholding unless the owner, under penalties of perjury, certifies, among other things, its status as a Non-U.S. Holder, or otherwise establishes an exemption. The payment of proceeds from the disposition of Common Stock to or through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding and information reporting, except as noted below. In the case of proceeds from a disposition of Common Stock paid to or through a non-United States office of a broker that is (i) a United States person, (ii) a 'controlled foreign corporation' for United States federal income tax purposes or (iii) a foreign person 50% or more of whose gross income from certain periods is effectively connected with a United States trade or business, (a) backup withholding will not apply unless such broker has actual knowledge that the owner is not a Non-U.S. Holder, and (b) information reporting will apply unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder (and the broker has no actual knowledge to the contrary).

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be refunded or credited against the Non-U.S. Holder's United States federal income tax liability, if any, provided that the required information is furnished to the Internal Revenue Service.

                                  UNDERWRITERS

     Under the terms and subject to the conditions in the Underwriting Agreement dated the date hereof (the 'Underwriting Agreement'), the U.S. Underwriters named below have severally agreed to purchase, and the Company has agreed to sell to them, and the International Underwriters named below have severally agreed to purchase, and the Company has agreed to sell to them, the respective number of shares of the Common Stock set forth opposite the names of such Underwriters below:

                                                                                               NUMBER OF
NAME                                                                                            SHARES
- --------------------------------------------------------------------------------------------   ---------
U.S. Underwriters:
     Morgan Stanley & Co. Incorporated......................................................
     Kidder, Peabody & Co. Incorporated.....................................................
     Salomon Brothers Inc...................................................................
                                                                                               ---------
          Subtotal..........................................................................
                                                                                               ---------
International Underwriters:
     Morgan Stanley & Co. International Limited.............................................
     Kidder, Peabody International Limited..................................................
     Salomon Brothers International Limited.................................................
                                                                                               ---------
          Subtotal..........................................................................
                                                                                               ---------
     Total..................................................................................
                                                                                               ---------
                                                                                               ---------

     The U.S. Underwriters and the International Underwriters are collectively referred to as the 'Underwriters'. The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the shares of Common Stock offered hereby are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are obligated to take and pay for all of the shares of Common Stock offered hereby (other than those covered by the U.S. Underwriters' over-allotment option described below) if any such shares are taken.

     Pursuant to the Agreement Between U.S. and International Underwriters, each U.S. Underwriter has represented and agreed that, with certain exceptions, (i) it is not purchasing any U.S. Shares (as defined below) for the account of anyone other than a United States or Canadian Person (as defined below) and (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any U.S. Shares or distribute any prospectus relating to the U.S. Shares outside the United States or Canada or to anyone other than a United States or Canadian Person. Pursuant to the Agreement Between U.S. and International Underwriters, each International Underwriter has represented and agreed that, with certain exceptions, (i) it is not purchasing any International Shares (as defined below) for the account of any United States or Canadian Person and (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any International Shares or distribute any prospectus relating to the International Shares within the United States or Canada or to any United States or Canadian Person. The foregoing limitations do not apply to stabilization transactions or to certain other transactions specified in the Agreement Between U.S. and International Underwriters. As used herein, 'United States or Canadian Person' means any national or resident of the United States or Canada, or any corporation, pension, profit-sharing or other trust or other entity organized under the laws of the United States or Canada or of any political subdivision thereof (other than a branch located outside the United States and Canada of any United States or Canadian Person) and includes any United States or Canadian branch of a person who is otherwise not a United States or Canadian Person. All shares of Common Stock to be purchased by the U.S. Underwriters and the International Underwriters are referred to herein as the U.S. Shares and the International Shares, respectively.

     Pursuant to the Agreement Between U.S. and International Underwriters, sales may be made between the U.S. Underwriters and International Underwriters of any number of shares of Common Stock to be purchased pursuant to the Underwriting Agreement as may be mutually agreed. The per share price of any shares sold shall be the Price to Public set forth on the cover page hereof, in United

States dollars, less an amount not greater than the per share amount of the concession to dealers set forth below.

     Pursuant to the Agreement Between U.S. and International Underwriters, each U.S. Underwriter has represented that it has not offered or sold, and has agreed not to offer or sell, any shares of Common Stock, directly or indirectly, in Canada in contravention of the securities laws of Canada or any province or territory thereof and has represented that any offer of Common Stock in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer is made. Each U.S. Underwriter has further agreed to send to any dealer who purchases from it any shares of Common Stock a notice stating in substance that, by purchasing such Common Stock, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, directly or indirectly, any of such Common Stock in Canada or to, or for the benefit of, any resident of Canada in contravention of the securities laws of Canada or any province or territory thereof and that any offer of Common Stock in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province of Canada in which such offer is made, and that such dealer will deliver to any other dealer to whom it sells any of such Common Stock a notice to the foregoing effect.

     Pursuant to the Agreement Between U.S. and International Underwriters, each International Underwriter has represented and agreed that (i) it has not offered or sold and will not offer or sell any shares of Common Stock in the United Kingdom by means of any document (other than in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985);
(ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the shares of Common Stock offered hereby in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the shares of Common Stock, other than any document which consists of, or is a part of, listing particulars, supplementary listing particulars or any other document required or permitted to be published by listing rules under Part IV of the Financial Services Act 1986, if that person is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988.

     The Underwriters propose to offer part of the Common Stock directly to the public at the Price to Public set forth on the cover page hereof and part to certain dealers at a price which represents a concession not in excess of
$         per share under the Price  to Public. The Underwriters may allow,  and
such  dealers may reallow, a concession not  in excess of $         per share to
other Underwriters or to certain dealers.

     Application will be made to list the Common Stock on the New York Stock Exchange, under the symbol ' '. The Underwriters intend to sell the shares of Common Stock so as to meet the distribution requirements of such listing.

     Pursuant to the Underwriting Agreement, the Company has granted the U.S. Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase up to 2,195,122 additional shares of Common Stock at the Price to Public set forth on the cover page hereof, less underwriting discounts and commissions. The U.S. Underwriters may exercise such option to purchase solely for the purpose of covering overallotments, if any, made in connection with the offering of the shares of Common Stock offered hereby. To the extent such option is exercised, each U.S. Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares as the number set forth next to such U.S. Underwriter's name in the preceding table bears to the total number of U.S. Shares offered hereby.

     The Company has agreed that, without the prior written consent of MS&Co., it will not register for sale or offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, for a period of 180 days after the date of this Prospectus, other than (i) the shares of Common Stock offered hereby and the shares of Common Stock to be sold to Smurfit Holdings as described in this Prospectus, (ii) any shares of Common Stock sold upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this Prospectus and (iii) any shares of Common Stock sold pursuant to existing employee benefit plans of the Company. In addition, SIBV and the MSLEF II Associated Entities have agreed not to offer, sell, contract to sell or otherwise dispose of shares of Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of MS&Co. (except with respect to shares of Common Stock held by the MSLEF II Associated Entities, for which the prior written consent of Kidder, Peabody will be required). See 'Shares Eligible For Future Sale'.

     The Company and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

     Upon consummation of the Equity Offerings and the SIBV Investment, affiliates of MS&Co. will own approximately % of the outstanding shares of Common Stock ( % if the U.S. Underwriters' overallotment option is exercised in full). See 'Security Ownership of Certain Beneficial Owners'. In addition, MS&Co. owns approximately $ million aggregate principal amount of the 1993 Notes, approximately $ million aggregate principal amount of the Senior Subordinated Notes, approximately $ million aggregate principal amount of the Subordinated Debentures and approximately $ million aggregate principal amount of the Junior Accrual Debentures.

     The provisions of Schedule E ('Schedule E') to the By-laws of the NASD apply to the U.S. Offering. Accordingly, the public offering price can be no higher than that recommended by a 'qualified independent underwriter'. The NASD requires that the 'qualified independent underwriter' (i) be an NASD member experienced in the securities or investment banking business, (ii) not be an affiliate of the issuer of the securities and (iii) agree to undertake the responsibilities and liabilities of an underwriter under the Securities Act. In accordance with this requirement, Salomon Brothers Inc ('Salomon') is serving in such role, and the initial public offering price of the Common Stock offered hereby will not be higher than Salomon's recommended initial public offering price. Salomon also participated in the preparation of the Registration Statement of which this Prospectus is a part and has performed due diligence
with  respect thereto. The Company has agreed to pay Salomon a fee of $       in
connection with the Equity Offerings and to reimburse Salomon for certain expenses. The Company has also agreed to indemnify Salomon against certain liabilities, including liabilities under the Securities Act.

     Pursuant to the provisions of Schedule E, NASD members may not execute transactions in Common Stock offered hereby to any accounts over which they exercise discretionary authority without prior written approval of the customer.

     Rule 312(g) of the New York Stock Exchange effectively prohibits MS&Co. and its affiliates, following the Equity Offerings, from effecting any transaction (except on an unsolicited basis) for the account of any customer in, or making any recommendation with respect to, the Common Stock.

     The Company has reserved up to        shares of Common Stock,  representing
   % of the shares of Common Stock to be sold in the Equity Offerings ( % if the U.S. Underwriters' overallotment option is exercised in full), for sale to certain of its directors, officers and other employees at the Price to Public set forth on the cover page hereof. If such shares are not so sold to directors, officers and other employees of the Company, they will be sold to the public.

     From time to time MS&Co. has provided, and continues to provide, investment banking services to the Company and its affiliates. See 'Certain Transactions'.

PRICING OF THE OFFERINGS

     Prior to the Equity Offerings, there has been no public market for the Common Stock. The initial public offering price for the Common Stock will be determined by negotiations between the Company and the Underwriters in accordance with the recommendation of Salomon, the 'qualified independent underwriter,' as is required by the by-laws of the NASD. Among the factors to be considered in determining the initial public offering price will be the sales, earnings and certain other financial and operating information of the Company in recent periods, the future prospects of the Company and its industry in general, and certain ratios, market prices of securities and certain financial and operating information of companies engaged in activities similar to those of the Company.

                                 LEGAL MATTERS

     The validity of the Common Stock and certain other legal matters relating to the Equity Offerings have been passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom, New York, New York. Certain legal matters have been passed upon for the Underwriters by Shearman & Sterling, New York, New York. Skadden, Arps, Slate, Meagher & Flom also represented MSLEF II and the Company in connection with the 1989 Transaction, the 1992 Transaction and regularly represents the Company, MS&Co. and MSLEF II on a variety of legal matters. Shearman & Sterling regularly represents MSLEF II on a variety of legal matters.

                                    EXPERTS

     The consolidated financial statements and schedules of the Company at December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Company has filed with the Commission a Registration Statement (which term shall encompass any amendment thereto) on Form S-1 under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     Upon completion of the Offerings, the Company will be subject to the informational requirements of the Exchange Act, and in accordance therewith will be required to file reports and other information with the Commission. The Registration Statement and the exhibits and schedules thereto filed by the Company with the Commission, as well as such reports and other information filed by the Company with the Commission, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and should also be available for inspection and copying at the regional offices of the Commission located in the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

     The Company anticipates that copies of such materials and other information concerning the Company also will be available for inspection at the New York Stock Exchange, 20 Broad Street, New York, New York 10005 on which Exchange the Company's Common Stock will be traded.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                              PAGE
                                                                                                              ----
Consolidated Financial Statements of Jefferson Smurfit Corporation
  (formerly SIBV/MS Holdings, Inc.):
  Report of Independent Auditors...........................................................................   F-2
  Consolidated Balance Sheets at December 31, 1993 and 1992................................................   F-3
  For the Years Ended December 31, 1993, 1992 and 1991:
     Consolidated Statements of Operations.................................................................   F-4
     Consolidated Statements of Stockholders' Deficit......................................................   F-5
     Consolidated Statements of Cash Flows.................................................................   F-6
  Notes to Consolidated Financial Statements...............................................................   F-7

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
JEFFERSON SMURFIT CORPORATION
(formerly SIBV/MS Holdings, Inc.)

     We have audited the accompanying consolidated balance sheets of Jefferson Smurfit Corporation (formerly SIBV/MS Holdings, Inc.) as of December 31, 1993 and 1992, and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the three years in the period ended December 31, 1993. Our audits also included the financial statement schedules listed in the Index at Item 16(b) of the Registration Statement. These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Jefferson Smurfit Corporation at December 31, 1993 and 1992, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

     As described in Note 6 and Note 8 to the financial statements, in 1993, the Company changed its method of accounting for income taxes and postretirement benefits.

                                          ERNST & YOUNG

St. Louis, Missouri
January 28, 1994

                         JEFFERSON SMURFIT CORPORATION
                          CONSOLIDATED BALANCE SHEETS

                                                                                                     DECEMBER 31,
                                                                                                ----------------------
                                                                                                  1993         1992
                                                                                                ---------    ---------
                                                                                                 (IN MILLIONS, EXCEPT
                                                                                                     SHARE DATA)
                                           ASSETS
Current assets
    Cash and cash equivalents................................................................   $    44.2    $    45.0
    Receivables, less allowances of $9.2 in 1993 and $7.8 in 1992............................       243.2        243.7
    Refundable income taxes..................................................................          .7         17.0
    Inventories
        Work-in-process and finished goods...................................................        96.1         91.4
        Materials and supplies...............................................................       137.2        132.6
                                                                                                ---------    ---------
                                                                                                    233.3        224.0
    Deferred income taxes....................................................................        41.9         41.1
    Prepaid expenses and other current assets................................................         5.2         10.1
                                                                                                ---------    ---------
            Total current assets.............................................................       568.5        580.9
Property, plant and equipment
    Land.....................................................................................        60.2         47.6
    Buildings and leasehold improvements.....................................................       241.3        216.4
    Machinery, fixtures and equipment........................................................     1,601.1      1,477.8
                                                                                                ---------    ---------
                                                                                                  1,902.6      1,741.8
    Less accumulated depreciation and amortization...........................................       563.2        525.0
                                                                                                ---------    ---------
                                                                                                  1,339.4      1,216.8
    Construction in progress.................................................................        35.1         53.3
                                                                                                ---------    ---------
        Net property, plant and equipment....................................................     1,374.5      1,270.1
Timberland, less timber depletion............................................................       261.5        226.4
Deferred debt issuance costs, net............................................................        52.3         67.0
Goodwill, less accumulated amortization of $27.6 in 1993 and $20.3 in 1992...................       261.4        226.0
Other assets.................................................................................        78.9         66.0
                                                                                                ---------    ---------
                                                                                                $ 2,597.1    $ 2,436.4
                                                                                                ---------    ---------
                                                                                                ---------    ---------
                            LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
    Current maturities of long-term debt.....................................................   $    10.3    $    32.4
    Accounts payable.........................................................................       270.6        267.8
    Accrued compensation and payroll taxes...................................................       110.1         85.7
    Interest payable.........................................................................        52.6         45.4
    Other accrued liabilities................................................................        84.9         43.9
                                                                                                ---------    ---------
            Total current liabilities........................................................       528.5        475.2
Long-term debt, less current maturities
    Nonsubordinated..........................................................................     1,839.4      1,741.3
    Subordinated.............................................................................       779.7        761.7
                                                                                                ---------    ---------
            Total long-term debt.............................................................     2,619.1      2,503.0
Other long-term liabilities..................................................................       257.1        108.1
Deferred income taxes........................................................................       232.2        159.8
Minority interest............................................................................        18.0         19.2
Stockholders' deficit
    Cumulative exchangeable preferred stock, par value and liquidation value $1,000 per
     share; authorized 500,000 shares; 167,000 issued and outstanding in 1992................                    167.0
    Common stock
        Class A, par value $.01 per share; authorized 4,010,000 shares; 1,840,000 shares issued and outstanding in 1993 and 1992
        Class B, par value $.01 per share; authorized 4,010,000 shares; 1,840,000 shares issued and outstanding in 1993 and 1992
        Class C, non-voting, par value $.01 per share; authorized 2,170,000 shares; 2,170,000 shares issued and outstanding in 1993 and 1992
        Class D, non-voting, par value $.01 per share; authorized 2,170,000 shares; 2,170,000 issued and outstanding in 1993; 500,000 issued and outstanding in 1992
        Class E, non-voting par value $.01 per share; authorized 603,656 shares; no shares issued and outstanding
    Additional paid-in capital...............................................................       798.8        631.8
    Retained earnings (deficit)
        At date of 1989 Recapitalization.....................................................    (1,421.3)    (1,421.3)
        Subsequent to 1989 Recapitalization..................................................      (435.3)      (206.4)
                                                                                                ---------    ---------
                                                                                                 (1,856.6)    (1,627.7)
                                                                                                ---------    ---------
            Total stockholders' deficit......................................................    (1,057.8)      (828.9)
                                                                                                ---------    ---------
                                                                                                $ 2,597.1    $ 2,436.4
                                                                                                ---------    ---------
                                                                                                ---------    ---------

                See notes to consolidated financial statements.

                         JEFFERSON SMURFIT CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                      YEAR ENDED DECEMBER 31,
                                                                                  --------------------------------
                                                                                    1993        1992        1991
                                                                                  --------    --------    --------
                                                                                   (IN MILLIONS EXCEPT PER SHARE
                                                                                               DATA)
Net sales......................................................................   $2,947.6    $2,998.4    $2,940.1
Costs and expenses
     Cost of goods sold........................................................    2,573.1     2,499.3     2,409.4
     Selling and administrative expenses.......................................      239.2       231.4       225.2
     Restructuring and other charges...........................................      150.0
                                                                                  --------    --------    --------
          Income (loss) from operations........................................      (14.7)      267.7       305.5
Other income (expense)
     Interest expense..........................................................     (254.2)     (300.1)     (335.2)
     Other, net................................................................        8.1         5.2         5.4
                                                                                  --------    --------    --------
          Loss before income taxes, equity in earnings (loss) of affiliates, minority interests, extraordinary item and cumulative effect of
            accounting changes.................................................     (260.8)      (27.2)      (24.3)
Provision for (benefit from) income taxes......................................      (83.0)       10.0        10.0
                                                                                  --------    --------    --------
                                                                                    (177.8)      (37.2)      (34.3)
Equity in earnings (loss) of affiliates........................................                     .5       (39.9)
Minority interest share of (income) loss.......................................        3.2         2.7        (2.9)
                                                                                  --------    --------    --------
          Loss before extraordinary item and cumulative effect of accounting
            changes............................................................     (174.6)      (34.0)      (77.1)
Extraordinary item
     Loss from early extinguishments of debt, net of income tax benefit of
       $21.7 in 1993 and $25.8 in 1992.........................................      (37.8)      (49.8)
Cumulative effect of accounting changes
     Postretirement benefits, net of income tax benefit of $21.9...............      (37.0)
     Income taxes..............................................................       20.5
                                                                                  --------    --------    --------
          Net loss.............................................................   $ (228.9)   $  (83.8)   $  (77.1)
Per share of common stock:
     Loss before extraordinary item and cumulative effect of accounting
       changes.................................................................   $ (27.47)   $ (11.55)   $ (25.20)
     Extraordinary item........................................................      (5.95)     (10.31)
     Cumulative effect of accounting changes...................................      (2.60)
                                                                                  --------    --------    --------
          Net loss.............................................................   $ (36.02)   $ (21.86)   $ (25.20)
                                                                                  --------    --------    --------
                                                                                  --------    --------    --------

                See notes to consolidated financial statements.

                         JEFFERSON SMURFIT CORPORATION
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                        (IN MILLIONS EXCEPT SHARE DATA)

                                               CUMULATIVE
                                              EXCHANGEABLE
                                            PREFERRED STOCK              COMMON STOCK
                                         ----------------------    ------------------------
                                           AMOUNT       NUMBER      AMOUNT        NUMBER       ADDITIONAL    RETAINED
                                         ($1000 PAR       OF       ($.01 PAR        OF          PAID-IN      EARNINGS
                                           VALUE)       SHARES      VALUE)        SHARES        CAPITAL      (DEFICIT)
                                         ----------    --------    ---------    -----------    ----------    ---------
Balance at January 1, 1991............    $  121.0      121,000     $             4,020,000      $400.0      $(1,420.8)
Net loss..............................                                                                           (77.1)
Dividend on cumulative exchangeable
  preferred stock in additional
  shares..............................        24.2       24,200                                                  (24.2)
                                         ----------    --------    ---------    -----------    ----------    ---------
Balance at January 1, 1992............       145.2      145,200                   4,020,000       400.0       (1,522.1)
Net loss..............................                                                                           (83.8)
Issuance of common stock, net of
  related expenses....................                                            2,330,000       231.8
Dividend on cumulative exchangeable
  preferred stock in additional shares
  through August 1992.................        21.8       21,800                                                  (21.8)
                                         ----------    --------    ---------    -----------    ----------    ---------
Balance at December 31, 1992..........       167.0      167,000                   6,350,000       631.8       (1,627.7)
Net loss..............................                                                                          (228.9)
Conversion of cumulative exchangeable
  preferred stock.....................      (167.0)    (167,000)                  1,670,000       167.0
                                         ----------    --------    ---------    -----------    ----------    ---------
Balance at December 31, 1993..........    $                         $             8,020,000      $798.8      $(1,856.6)
                                         ----------    --------    ---------    -----------    ----------    ---------
                                         ----------    --------    ---------    -----------    ----------    ---------

                See notes to consolidated financial statements.

                         JEFFERSON SMURFIT CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                        YEAR ENDED DECEMBER 31,
                                                                                     -----------------------------
                                                                                      1993       1992       1991
                                                                                     -------    -------    -------
                                                                                             (IN MILLIONS)
Cash flows from operating activities
     Net loss.....................................................................   $(228.9)   $ (83.8)   $ (77.1)
     Adjustments to reconcile net loss to net cash provided by operating activities
          Extraordinary loss from early extinguishment of debt....................      59.5       75.6
          Cumulative effect of accounting changes
               Postretirement benefits............................................      58.9
               Income taxes.......................................................     (20.5)
          Restructuring and other charges.........................................     150.0
          Depreciation, depletion and amortization................................     130.8      134.9      130.0
          Amortization of deferred debt issuance costs............................       7.9       14.6       17.6
          Deferred income taxes...................................................    (156.9)        .1       (6.3)
          Equity in (earnings) loss of affiliates.................................                  (.5)      39.9
          Non-cash interest.......................................................      18.0       33.6       37.8
          Non-cash employee benefit expense.......................................     (12.5)     (18.8)      (9.4)
          Change in current assets and liabilities, net of effects from acquisitions
               Receivables........................................................        .7       12.9       (6.8)
               Inventories........................................................      14.2      (10.4)     (20.8)
               Prepaid expenses and other current assets..........................       5.0       (2.9)       2.3
               Accounts payable and accrued liabilities...........................      26.2       14.9      (30.8)
               Interest payable...................................................       4.7       (4.9)       5.5
               Income taxes.......................................................      16.2      (17.3)      13.4
          Other, net..............................................................       4.9       (2.3)      37.7
                                                                                     -------    -------    -------
     Net cash provided by operating activities....................................      78.2      145.7      133.0
                                                                                     -------    -------    -------
Cash flows from investing activities
     Property additions...........................................................     (97.2)     (77.5)    (102.0)
     Timberland additions.........................................................     (20.2)     (20.4)     (16.9)
     Investments in affiliates and acquisitions...................................       (.1)      (5.8)      (9.9)
     Proceeds from property and timberland disposals and sale of businesses.......      24.5        1.8        6.1
                                                                                     -------    -------    -------
     Net cash used for investing activities.......................................     (93.0)    (101.9)    (122.7)
                                                                                     -------    -------    -------
Cash flows from financing activities
     Borrowings under senior unsecured notes......................................     500.0
     Net borrowings (repayments) under accounts receivable securitization
      program.....................................................................       6.4       (8.8)     184.7
     Borrowings under bank credit facility........................................                400.0
     Other increases in long-term debt............................................      12.0       56.8       55.8
     Payments of long-term debt and, in 1992, related premiums....................    (479.2)    (698.6)    (203.3)
     Deferred debt issuance costs.................................................     (25.2)     (40.4)      (3.7)
     Capital contribution, net of related expenses................................                231.8
                                                                                     -------    -------    -------
     Net cash provided by (used for) financing activities.........................      14.0      (59.2)      33.5
                                                                                     -------    -------    -------
Increase (decrease) in cash and cash equivalents..................................       (.8)     (15.4)      43.8
Cash and cash equivalents
     Beginning of year............................................................      45.0       60.4       16.6
                                                                                     -------    -------    -------
     End of year..................................................................   $  44.2    $  45.0    $  60.4
                                                                                     -------    -------    -------
                                                                                     -------    -------    -------

                See notes to consolidated financial statements.

                         JEFFERSON SMURFIT CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1993
                         (TABULAR AMOUNTS IN MILLIONS)

1. BASIS OF PRESENTATION

     Jefferson Smurfit Corporation (formerly SIBV/MS Holdings, Inc.), hereinafter referred to as the 'Company', owns 100% of the equity interest in Jefferson Smurfit Corporation (U.S.) (formerly Jefferson Smurfit Corporation), hereinafter referred to as 'JSC'. The Company has no operations other than its investment in JSC. Fifty percent of the voting stock of the Company is owned by Smurfit Packaging Corporation ('SPC') and Smurfit Holdings B.V. ('SHBV'), indirect wholly-owned subsidiaries of Jefferson Smurfit Group plc ('JS Group'), a public corporation organized under the laws of the Republic of Ireland. The remaining 50% is owned by The Morgan Stanley Leveraged Equity Fund II, L.P. ('MSLEF II').

     In December 1989, pursuant to a series of transactions referred to hereafter as the '1989 Recapitalization', the Company acquired the entire equity interest in JSC and Container Corporation of America ('CCA') acquired its equity interest not owned by JSC. Prior to the 1989 Recapitalization, Smurfit International B.V. ('SIBV'), an indirect wholly-owned subsidiary of JS Group, owned 78% of JSC's outstanding common equity, the public owned the remaining common equity of JSC and JSC indirectly owned 50% of the common stock and 100% of the preferred stock of CCA. The other 50% of the common stock of CCA was owned by The Morgan Stanley Leveraged Equity Fund L.P. and other investors ('MSLEF I Group'). Both MSLEF II and MSLEF I Group are affiliates of Morgan Stanley & Co. Incorporated ('MS&Co.'). Unless otherwise indicated, references to the Company include JSC and CCA.

     For financial accounting purposes, the Company's purchase of the JSC common equity owned by SIBV and the acquisition by CCA of its common equity owned by MSLEF I Group were accounted for as purchases of treasury stock, resulting in a deficit balance in stockholders' equity in the accompanying consolidated financial statements. The Company's acquisition of JSC's minority interest, representing approximately 22% of JSC's common equity, was accounted for as a purchase.

2. SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation: The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. Significant intercompany accounts and transactions are eliminated in consolidation.

     Cash Equivalents: The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At December 31, 1993 cash and cash equivalents of $42.9 million are maintained as collateral for obligations under the accounts receivable securitization program (see Note 5).

     Revenue Recognition: Revenue is recognized at the time products are shipped.

     Inventories: Inventories are valued at the lower of cost or market, principally under the last-in, first-out ('LIFO') method except for $50.6 million in 1993 and $51.9 million in 1992 which are valued at the lower of average cost or market. First-in, first-out costs (which approximate replacement costs) exceed the LIFO value by $44.7 million and $46.3 million at December 31, 1993 and 1992, respectively.

     Property, Plant and Equipment: Property, plant and equipment are carried at cost. Provisions for depreciation and amortization are made using straight-line rates over the estimated useful lives of the related assets and the terms of the applicable leases for leasehold improvements.

     Effective January 1, 1993, the Company changed its estimate of the useful lives of certain machinery and equipment. Based upon historical experience and comparable industry practice, the depreciable lives of the papermill machines that previously ranged from 16 to 20 years were increased to an average of 23 years, while major converting equipment and folding carton presses that previously averaged 12 years were increased to an average of 20 years. These changes were made to better reflect

                         JEFFERSON SMURFIT CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993
                         (TABULAR AMOUNTS IN MILLIONS)

the estimated periods during which such assets will remain in service. The change had the effect of reducing depreciation expense by $17.8 million and decreasing net loss by $11.0 million in 1993.

     Timberland: The portion of the costs of timberland attributed to standing timber is charged against income as timber is cut, at rates determined annually, based on the relationship of unamortized timber costs to the estimated volume of recoverable timber. The costs of seedlings and reforestation of timberland are capitalized.

     Deferred Debt Issuance Costs: Deferred debt issuance costs are amortized over the terms of the respective debt obligations using the interest method.

     Goodwill: The excess of cost over the fair value assigned to the net assets acquired is recorded as goodwill and is being amortized using the straight-line method over 40 years.

     Income Taxes: Effective January 1, 1993, the Company changed its method of accounting for income taxes from the deferred method to the liability method required by Statement of Financial Accounting Standards ('SFAS') No. 109, 'Accounting for Income Taxes' (see Note 6).

     Interest Rate Swap Agreements: The Company enters into interest rate swap agreements which involve the exchange of fixed and floating rate interest payments without the exchange of the underlying principal amount. The differential to be paid or received is accrued as interest rates change and is recognized over the life of the agreements as an adjustment to interest expense.

     Earnings (Loss) Per Common Share: The computations of earnings (loss) per common share are based on the weighted average number of common shares outstanding of 6,355,000, 4,831,000 and 4,020,000 during 1993, 1992 and 1991, respectively, after recognition of preferred dividend requirements in 1992 and 1991 of $21.8 million and $24.2 million, respectively. The computations do not assume the inclusion of common stock equivalents associated with stock options or the conversion of the cumulative exchangeable preferred stock as the results would have been antidilutive.

     Reclassifications: Certain reclassifications of prior year presentations have been made to conform to the 1993 presentation.

3. INVESTMENTS

     Equity in loss of affiliates of $39.9 million in 1991, which is net of deferred income tax benefits of $18.5 million, includes the Company's (i) write-off of its equity investment in Temboard, Inc., formerly Temboard and Company Limited Partnership ('Temboard'), totalling $29.3 million, (ii) write-off of its remaining equity investment in PCL Industries Limited ('PCL') totaling $6.7 million, and (iii) proportionate share of the net loss of equity affiliates, including PCL prior to the write-off of that investment, totaling $3.9 million.

                         JEFFERSON SMURFIT CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993
                         (TABULAR AMOUNTS IN MILLIONS)

4. RELATED PARTY TRANSACTIONS

TRANSACTIONS WITH JS GROUP

     Transactions with JS Group, its subsidiaries and affiliates were as follows:

                                                                              YEAR ENDED DECEMBER 31,
                                                                             -------------------------
                                                                             1993      1992      1991
                                                                             -----     -----     -----
Product sales............................................................    $18.4     $22.8     $21.0
Product and raw material purchases.......................................     49.3      60.1      11.8
Management services income...............................................      5.8       5.6       5.4
Charges from JS Group for services provided..............................       .4        .3        .7
Charges from JS Group for letter of credit and commitment fees (see Note
  5).....................................................................      2.9
Charges to JS Group for costs pertaining to the No. 2 paperboard
  machine................................................................     62.2      54.7      10.9
Receivables at December 31...............................................      1.7       3.3       2.4
Payables at December 31..................................................     11.6      10.2       3.4

     Product sales to and purchases from JS Group, its subsidiaries, and affiliates are consummated on terms generally similar to those prevailing with unrelated parties.

     JSC provides certain subsidiaries and affiliates of JS Group with general management and elective management services under separate Management Services Agreements. In consideration for general management services, JSC is paid a fee up to 2% of the subsidiaries' or affiliate's gross sales. In consideration for elective services, JSC is reimbursed for its direct cost of providing such services.

     In October 1991 an affiliate of JS Group completed a rebuild of the No. 2 paperboard machine owned by the affiliate that is located in CCA's Fernandina Beach, Florida paperboard mill (the 'Fernandina Mill'). Pursuant to an operating agreement between CCA and the affiliate, the affiliate engaged CCA to operate and manage the No. 2 paperboard machine. As compensation to CCA for its services the affiliate reimburses CCA for production and manufacturing costs directly attributable to the No. 2 paperboard machine and pays CCA a portion of the indirect manufacturing, selling and administrative costs incurred by CCA for the entire Fernandina Mill. The compensation is determined by applying various formulas and agreed upon amounts to the subject costs. The amounts reimbursed to CCA are reflected as reductions of cost of goods sold and selling and administrative expenses in the accompanying consolidated statements of operations.

TRANSACTIONS WITH TIMES MIRROR

     Under the terms of a long-term agreement, Smurfit Newsprint Corporation ('SNC'), a majority-owned subsidiary of the Company, supplies newsprint to Times Mirror, a minority shareholder of SNC, at amounts which approximate prevailing market prices. The obligations of the Company and Times Mirror to supply and purchase newsprint, respectively, are wholly or partially terminable upon the occurrence of certain defined events. Sales to Times Mirror for 1993, 1992 and 1991 were $115.2 million, $114.0 million and $150.6 million, respectively.

                         JEFFERSON SMURFIT CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993
                         (TABULAR AMOUNTS IN MILLIONS)

5. LONG-TERM DEBT

     Long-term debt at December 31 consists of:

                                                                    1993                       1992
                                                           -----------------------    -----------------------
                                                            CURRENT                    CURRENT
                                                           MATURITIES    LONG-TERM    MATURITIES    LONG-TERM
                                                           ----------    ---------    ----------    ---------
1992 term loan..........................................     $           $  201.3       $           $  392.3
1989 term loan..........................................                    412.3                      608.8
Revolving loans.........................................                    196.5                      223.0
Senior secured notes....................................                    270.5                      270.5
Accounts receivable securitization program loans........                    182.3                      175.9
Senior unsecured notes..................................                    500.0
Other...................................................       10.3          76.5          9.5          70.8
                                                           ----------    ---------    ----------    ---------
          Total non-subordinated........................       10.3       1,839.4          9.5       1,741.3
13.95% Subordinated note, due 1993......................                                  22.9
13.5% Senior subordinated notes, due 1999...............                    350.0                      350.0
14.0% Subordinated debentures, due 2001.................                    300.0                      300.0
15.5% Junior subordinated accrual debentures, due
  2004..................................................                    129.7                      111.7
                                                           ----------    ---------    ----------    ---------
          Total subordinated............................                    779.7         22.9         761.7
                                                           ----------    ---------    ----------    ---------
                                                             $ 10.3      $2,619.1       $ 32.4      $2,503.0
                                                           ----------    ---------    ----------    ---------
                                                           ----------    ---------    ----------    ---------

     Aggregate annual maturities of long-term debt at December 31, 1993, for the next five years are $10.3 million in 1994, $220.6 million in 1995, $379.8 million in 1996, $431.5 million in 1997, and $273.0 million in 1998. In addition, approximately $77.7 million in accrued interest related to the Junior Subordinated Accrual Debentures (the 'Junior Accrual Debentures') becomes due in 1994. Accrued interest of approximately $58.9 million is classified as long-term debt in the accompanying financial statements because it is the Company's intention to refinance the Junior Accrual Debentures in December 1994 with the proceeds from its $200 million commitment from SIBV described below.

1992 TERM LOAN

     In August 1992, the Company repurchased $193.5 million of Junior Accrual Debentures, and repaid $19.1 million of the Subordinated Note and $400 million of the 1989 term loan facility ('1989 Term Loan'). Proceeds of $231.8 million from the issuance of additional common stock (see Note 7) and a $400 million senior secured term loan ('1992 Term Loan') were used to repurchase the Junior Accrual Debentures and repay the loans. Premiums paid in connection with this transaction, the write-off of related deferred debt issuance costs, and losses on interest rate swap agreements, totaling $49.8 million (net of income tax benefits of $25.8 million), are reflected in the accompanying 1992 consolidated statement of operations as an extraordinary loss.

     Outstanding loans under the 1992 Term Loan bear interest primarily at rates for which Eurodollar deposits are offered plus 3% (6.375% at December 31, 1993). The 1992 Term Loan, which matures on December 31, 1997, may require principal prepayments before then as defined in the 1992 Term Loan.

1989 TERM LOAN AND REVOLVING CREDIT FACILITY

     The 1989 Amended and Restated Credit Agreement ('1989 Credit Agreement') consists of the 1989 Term Loan and a $400.0 million revolving credit facility (which expires in 1995) of which up to $125.0 million may consist of letters of credit. The 1989 Term Loan, which expires in 1997, requires

                         JEFFERSON SMURFIT CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993
                         (TABULAR AMOUNTS IN MILLIONS)

minimum annual principal reductions, subject to additional reductions if the Company has excess cash flows or excess cash balances, as defined, or receives proceeds from certain sales of assets, issuance of equity securities, permitted indebtedness or any pension fund termination.

     Outstanding loans under the 1989 Credit Agreement bear interest primarily at rates for which Eurodollar deposits are offered plus 2.25%. The weighted average interest rate at December 31, 1993 on outstanding Credit Agreement borrowings was 5.95%. A commitment fee of 1/2 of 1% per annum is assessed on the unused portion of the revolving credit facility. At December 31, 1993, the unused portion of the revolving credit facility, after giving consideration to outstanding letters of credit, was $112.1 million.

SENIOR SECURED NOTES

     The Senior Secured Notes due in 1998 may be prepaid at any time. Mandatory prepayment is required from a pro rata portion of net cash proceeds of certain sales of assets or additional borrowings. The Senior Secured Notes bear interest at rates for which three month Eurodollar deposits are offered plus 2.75% (6.25% at December 31, 1993).

     Obligations under the 1992 Term Loan, the 1989 Credit Agreement, and the Senior Secured Notes Agreement share pro rata in certain mandatory prepayments and the collateral and guarantees that secure these obligations. These obligations are secured by the common stock of JSC and CCA and substantially all of their assets, with the exception of cash and cash equivalents and trade receivables, and are guaranteed by the Company. These agreements contain various business and financial covenants including, among other things, (i) limitations on the incurrence of indebtedness; (ii) limitations on capital expenditures;
(iii) restrictions on paying dividends, except for dividends paid by SNC; (iv) maintenance of minimum interest coverage ratios; and (v) maintenance of quarterly and annual cash flows, as defined.

     In anticipation of violation of certain financial covenants at September 30, 1993, in connection with its 1992 Term Loan, 1989 Credit Agreement and the Senior Secured Notes, the Company requested and received waivers from its lender group. In addition, the Company's credit facilities were amended in December 1993, to modify financial covenants that had become too restrictive due to continued pricing weakness in the paper industry. The Company complied with the amended covenants at December 31, 1993.

ACCOUNTS RECEIVABLE SECURITIZATION PROGRAM LOANS

     The $230.0 million accounts receivable securitization program ('Securitization Program') provides for the sale of certain of the Company's trade receivables to a wholly-owned, bankruptcy remote, limited purpose subsidiary, Jefferson Smurfit Finance Corporation ('JS Finance'), which finances its purchases of the receivables, through borrowings from a limited purpose finance company (the 'Issuer') unaffiliated with the Company. The Issuer, which is restricted to making loans to JS Finance, issued $95.0 million in fixed rate term notes, issued $13.8 million under a subordinated loan, and may issue up to $121.2 million in trade receivables backed commercial paper or obtain up to $121.2 million under a revolving liquidity facility to fund loans to JS Finance. At December 31, 1993, $47.1 million was available for additional borrowing. Borrowings under the Securitization Program, which expires April 1996, have been classified as long-term debt because of the company's intent to refinance this debt on a long-term basis and the availability of such financing under the terms of the program.

     At December 31, 1993, all assets of JS Finance, principally cash and cash equivalents of $42.9 million and trade receivables of $173.8 million, are pledged as collateral for obligations of JS Finance to the Issuer. Interest rates on borrowings under this program are at a fixed rate of 9.56% for $95.0 million of the borrowings and at a variable rate on the remainder (3.94% at December 31, 1993).

                         JEFFERSON SMURFIT CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993
                         (TABULAR AMOUNTS IN MILLIONS)

SENIOR UNSECURED NOTES

     In April 1993, CCA issued $500.0 million of 9.75% Senior Unsecured Notes due 2003 which are unconditionally guaranteed by JSC. Net proceeds from the offering were used to repay: $100.0 million outstanding under the revolving credit facility, $196.5 million outstanding under the 1989 Term Loan, and $191.0 million outstanding under the 1992 Term Loan. The write-off of related deferred debt issuance costs and losses on interest rate swap agreements, totalling $37.8 million (net of income tax benefits of $21.7 million), are reflected in the accompanying 1993 consolidated statement of operations as an extraordinary item.

     In connection with the issuance of the Senior Unsecured Notes, the Company entered into an agreement with SIBV whereby SIBV committed to purchase up to $200 million of 11.5% Junior Subordinated Notes to be issued by the Company maturing December 1, 2005. From time to time until December 31, 1994, the Company, at their option, may issue the Junior Subordinated Notes, the proceeds of which must be used to repurchase or otherwise retire subordinated debt. The Company is obligated to pay SIBV for letter of credit fees incurred by SIBV in connection with this commitment in addition to an annual commitment fee of 1.375% on the undrawn principal amount (See Note 4).

     The Senior Unsecured  Notes due  April 1,  2003, which  are not  redeemable prior to maturity, rank pari passu with the 1992 Term Loan, the 1989 Credit Agreement and the Senior Secured Notes. The Senior Unsecured Note Agreement contains business and financial covenants which are substantially less restrictive than those contained in the 1992 Term Loan, the 1989 Credit Agreement and the Senior Secured Notes Agreement.

OTHER NON-SUBORDINATED DEBT

     Other non-subordinated long-term debt at December 31, 1993, is payable in varying installments through the year 2004. Interest rates on these obligations averaged approximately 9.76 % at December 31, 1993.

SUBORDINATED DEBT

     The Senior Subordinated Notes, Subordinated Debentures and Junior Accrual Debentures are unsecured obligations of CCA and are unconditionally guaranteed on a senior subordinated, subordinated and junior subordinated basis, respectively, by JSC. Semi-annual interest payments are required on the Senior Subordinated Notes, and Subordinated Debentures. Interest on the Junior Accrual Debentures accrues and compounds on a semi-annual basis until December 1, 1994 at which time accrued interest is payable. Thereafter, interest on the Junior Accrual Debentures will be payable semi-annually.

     The Senior Subordinated Notes are redeemable at CCA's option beginning December 1, 1994 with premiums of 6.75% and 3.375% of the principal amount if redeemed during the 12-month periods commencing December 1, 1994 and 1995, respectively. The payment of principal and interest is subordinated to the prior payment, when due, of all senior indebtedness, as defined.

     The  Subordinated  Debentures  are  redeemable  at  CCA's  option beginning
December 1, 1994 with premiums of 7% and 3.5% of the principal amount if redeemed during the 12-month periods commencing December 1, 1994 and 1995, respectively. The payment of principal and interest is subordinated to the prior payment, when due, of all senior indebtedness, as defined, and the Senior Subordinated Notes. Sinking fund payments to retire 33 1/3% of the original aggregate principal amount of the Subordinated Debentures are required on each of December 15, 1999 and 2000.

     The Junior Accrual Debentures are redeemable at CCA's option beginning December 1, 1994 at 100% of the principal amount. The payment of principal and interest is subordinated to the prior

                         JEFFERSON SMURFIT CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993
                         (TABULAR AMOUNTS IN MILLIONS)

payment, when due, of all senior indebtedness, as defined, the Senior Subordinated Notes and the Subordinated Debentures. Sinking fund payments to retire 33 1/3% of the original aggregate principal amount of the Junior Accrual Debentures are required on each of December 1, 2002 and 2003.

     Holders of the Senior Subordinated Notes, Subordinated Debentures, and Junior Accrual Debentures have the right, subject to certain limitations, to require the Company to repurchase their securities at 101% of the principal amount plus accrued and unpaid interest, upon the occurrence of a change of control or in certain events from proceeds of major asset sales, as defined. The Senior Subordinated Notes, Subordinated Debentures and Junior Accrual Debentures contain various business and financial covenants which are less restrictive than those contained in the 1992 Term Loan, the 1989 Credit Agreement and the Senior Secured Notes Agreement.

INTEREST RATE SWAPS

     At December 31, 1993, the Company has interest rate swap and other hedging agreements with commercial banks which effectively fix (for remaining periods up to 3 years) the Company's interest rate on $215 million of variable rate borrowings at average all-in rates of approximately 9.1%. At December 31, 1993, the Company had $435 million of swap commitments outstanding which were marked to market in April 1993. The Company also has outstanding interest rate swap agreements related to the Securitization Program that effectively convert $95.0 million of fixed rate borrowings to a variable rate (5.6% at December 31, 1993) through December 1995, and convert $80.0 million of variable rate borrowings to a fixed rate of 7.2% through January 1996. In addition, the Company is party to interest rate swap agreements related to the Senior Unsecured Notes which effectively converts $500.0 million of fixed rate borrowings to a variable rate (8.6% at December 31, 1993) maturing at various dates through May 1995. The Company is exposed to credit loss in the event of non-performance by the other parties to the interest rate swap agreements. However, the Company does not anticipate non-performance by the counter parties.

     Interest costs capitalized on construction projects in 1993, 1992 and 1991 totalled $3.4 million, $4.2 million and $2.4 million, respectively. Interest payments on all debt instruments for 1993, 1992 and 1991 were $226.2 million, $257.6 million and $273.1 million, respectively.

6. INCOME TAXES

     Effective January 1, 1993, the Company changed its method of accounting for income taxes from the deferred method to the liability method required by SFAS No. 109, 'Accounting for Income Taxes'. As permitted under the new rules, prior years' financial statements have not been restated.

     The cumulative effect of adopting SFAS No. 109 as of January 1, 1993 was to increase net income by $20.5 million. For 1993, application of SFAS No. 109 increased the pretax loss by $14.5 million because of increased depreciation expense as a result of the requirement to report assets acquired in prior business combinations at pretax amounts.

     In adopting this new accounting principle, the Company (i) adjusted assets acquired and liabilities assumed in prior business combinations from their net-of-tax amounts to their pre-tax amounts and recognized the related deferred tax assets and liabilities for those temporary differences, (ii) adjusted deferred income tax assets and liabilities to statutory income tax rates and for previously unrecognized tax benefits related to certain state net operating loss carryforwards and, (iii) adjusted asset and liability accounts arising from the 1986 acquisition and the 1989 Recapitalization to recognize potential tax liabilities related to those transactions. The net effect of these adjustments on assets and liabilities was to increase inventory $23.0 million, increase property, plant and equipment and timberlands $196.5 million, increase goodwill $42.0 million, increase liabilities by $12.6 million, and increase deferred income taxes by $228.4 million.

                         JEFFERSON SMURFIT CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993
                         (TABULAR AMOUNTS IN MILLIONS)

     At December 31, 1993, the Company has net operating loss carryforwards for federal income tax purposes of approximately $308.6 million (expiring in the years 2005 through 2008), none of which are available for utilization against alternative minimum taxes.

     Significant components of the Company's deferred tax assets and liabilities at December 31, 1993 are as follows:

Deferred tax liabilities:

     Depreciation and depletion..................................................   $354.5
     Pensions....................................................................     26.7
     Other.......................................................................    104.0
                                                                                    ------
          Total deferred tax liabilities.........................................    485.2
                                                                                    ------
Deferred tax assets:
     Retiree medical.............................................................   $ 44.6
     Other employee benefit and insurance plans..................................     70.3
     Restructuring and other charges.............................................     49.3
     NOL and tax credit carryforwards............................................    108.4
     Other.......................................................................     47.1
                                                                                    ------
          Total deferred tax assets..............................................    319.7
Valuation allowance for deferred tax assets......................................    (24.8)
                                                                                    ------
     Net deferred tax assets.....................................................    294.9
                                                                                    ------
     Net deferred tax liabilities................................................   $190.3
                                                                                    ------
                                                                                    ------

                         JEFFERSON SMURFIT CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993
                         (TABULAR AMOUNTS IN MILLIONS)

     Provisions for (benefit from) income taxes before extraordinary item and cumulative effect of accounting changes were as follows:

                                                                           LIABILITY
                                                                            METHOD               DEFERRED METHOD
                                                                           ---------    ----------------------------------
                                                                                       YEAR ENDED DECEMBER 31,
                                                                           -----------------------------------------------
                                                                             1993            1992               1991
                                                                           ---------    ---------------    ---------------
Current
     Federal............................................................    $   28.1         $(2.2)             $14.4
     State and local....................................................         2.2           2.1                1.9
                                                                           ---------        ------             ------
                                                                                30.3           (.1)              16.3
Deferred
     Federal............................................................       (53.5)          9.7               (7.1)
     State and local....................................................         6.0            .4                 .8
     Benefits of net operating loss carryforwards.......................       (71.5)
                                                                           ---------        ------             ------
                                                                              (119.0)         10.1               (6.3)
Adjustment of deferred tax assets and liabilities for enacted tax rate
  change................................................................         5.7
                                                                           ---------        ------             ------
                                                                            $  (83.0)        $10.0              $10.0
                                                                           ---------        ------             ------
                                                                           ---------        ------             ------

     The Company increased its deferred tax assets and liabilities in 1993 as a result of legislation enacted during 1993 increasing the corporate federal statutory tax rate from 34% to 35% effective January 1, 1993.

     The Internal Revenue Service completed the examination of the Company's consolidated federal income tax returns for 1987 and 1988. The provision for current taxes includes settlement of the additional tax liabilities.

     The components of the provision for (benefit from) deferred taxes were as follows:

                                                                                          YEAR ENDED DECEMBER 31,
                                                                             --------------------------------------------------
                                                                                      1992                       1991
                                                                             -----------------------    -----------------------
Depreciation and depletion................................................           $  15.2                    $  21.8
Alternative minimum tax...................................................              10.2                       (7.5)
Tax loss carryforwards....................................................             (24.3)                      (9.7)
Equity in affiliates......................................................               6.8                        3.2
Other employee benefits...................................................               2.7                      (10.7)
Other, net................................................................               (.5)                      (3.4)
                                                                                     -------                    -------
                                                                                     $  10.1                    $  (6.3)
                                                                                     -------                    -------
                                                                                     -------                    -------

                         JEFFERSON SMURFIT CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993
                         (TABULAR AMOUNTS IN MILLIONS)

     A reconciliation of the difference between the statutory Federal income tax rate and the effective income tax rate as a percentage of loss before income taxes, equity in earnings (loss) of affiliates, extraordinary items, and cumulative effect of accounting changes is as follows:

                                                                           LIABILITY
                                                                            METHOD               DEFERRED METHOD
                                                                           ---------    ----------------------------------
                                                                                       YEAR ENDED DECEMBER 31,
                                                                           -----------------------------------------------
                                                                             1993            1992               1991
                                                                           ---------    ---------------    ---------------
U.S. Federal statutory rate.............................................     (35.0)%         (34.0)%            (34.0)%
Adjustment of deferred tax assets and liabilities for enacted tax rate
  change................................................................       2.2
State and local taxes, net of Federal tax benefit.......................      (2.0)            5.8                7.3
Permanent differences from applying purchase accounting.................       3.5            62.7               65.4
Taxes on foreign distributions..........................................        .1              .8                4.5
Effect of valuation allowances on deferred tax assets, net of Federal
  benefit...............................................................       1.2
Other, net..............................................................      (1.8)            1.5               (2.1)
                                                                           ---------        ------             ------
                                                                             (31.8)%          36.8%              41.1%
                                                                           ---------        ------             ------
                                                                           ---------        ------             ------

     The Company made income tax payments of $33.0 million, $6.6 million, and $5.9 million in 1993, 1992, and 1991, respectively.

7. CAPITAL STOCK

     On August 26, 1992, the Company's shareholders approved an increase in the authorized number of shares of Class C and Class D common stock of the Company from 500,000 shares to 2,170,000 shares, and authorized the issuance of up to 603,656 shares of Class E non-voting shares. The Company then issued an additional 330,000 shares of Class A common stock to SHBV, and an additional 330,000 shares of Class B common stock and 1,670,000 shares of Class C common stock to MSLEF II Group. Net proceeds from the shares issued totalled $231.8 million and were used to repay a portion of the Company's long-term debt (see
Note 5). At December 31, 1993, SPC converted its shares of Cumulative Exchangeable Preferred Stock ('Preferred Stock'), bearing dividends at a quarterly rate of 4.664% payable in additional preferred shares, to 1,670,000 shares of Class D common stock at a value of $167 million.

     Because the Preferred Stock shares were converted at December 31, 1993 into 1,670,000 shares of Class D common stock with a fixed value at August 26, 1992 of $167 million, no Preferred Stock dividends were recognized by the Company subsequent to August 26, 1992.

     The Company's Class A, Class B, Class C, Class D and Class E common stock are identical in all respects, except for voting rights and except that the Company's Board of Directors can cause the exchange of shares of the Class C stock into Class B stock at any time, thereby causing the automatic conversion of an equal number of shares of Class D stock into Class A stock.

8. EMPLOYEE BENEFIT PLANS

PENSION PLANS

     The Company sponsors noncontributory defined benefit pension plans covering substantially all employees not covered by multi-employer plans. Plans that cover salaried and management employees provide pension benefits that are based on the employee's five highest consecutive calendar years' compensation during the last ten years of service. Plans covering non-salaried employees generally provide benefits of stated amounts for each year of service. These plans provide reduced benefits for

                         JEFFERSON SMURFIT CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993
                         (TABULAR AMOUNTS IN MILLIONS)

early retirement. The Company's funding policy is to make minimum annual contributions required by applicable regulations. The Company also participates in several multi-employer pension plans, which provide defined benefits to certain union employees.

     In order to minimize significant year-to-year fluctuations in pension cost caused by financial market volatility, the Company changed, effective as of January 1, 1993 the method of accounting used for determining the market-related value of plan assets. The method changed from a fair market value to a calculated value that recognizes all changes in a systematic manner over a period not to exceed four years and eliminates the use of a corridor approach for amoritizing gains and losses. The effect of this change on 1993 results of operations, including the cumulative effect of prior years, was not material.

     Assumptions used in the accounting for the defined benefit plans were:

                                                                           1993       1992       1991
                                                                          ------     ------     -------
Weighted average discount rates........................................    7.60%      8.75%        9.0%
Rates of increase in compensation levels...............................     4.0%       5.5%        6.0%
Expected long-term rate of return on assets............................    10.0%      10.0%       10.0%

     The components of net pension income for the defined benefit plans and the total contributions charged to pension expense for the multi-employer plans follows:

                                                                             YEAR ENDED DECEMBER 31,
                                                                           ----------------------------
                                                                            1993       1992      1991
                                                                           ------     ------    -------
Defined benefit plans:
     Service cost-benefits earned during the period.....................   $ 12.7     $ 12.1    $  11.3
     Interest cost on projected benefit obligations.....................     54.0       50.1       47.6
     Actual (return) loss on plan assets................................    (91.1)     (26.4)    (147.9)
     Net amortization and deferral......................................      8.8      (54.6)      80.3
Multi-employer plans....................................................      2.2        2.1        1.5
                                                                           ------     ------    -------
          Net pension income............................................   $(13.4)    $(16.7)   $  (7.2)
                                                                           ------     ------    -------
                                                                           ------     ------    -------

     The following table sets forth the funded status and amounts recognized in the consolidated balance sheets at December 31 for the Company's and its subsidiaries' defined benefit pension plans:

                                                                                         1993      1992
                                                                                        ------    ------
Actuarial present value of benefit obligations:
     Vested benefit obligations......................................................   $616.7    $530.5
                                                                                        ------    ------
     Accumulated benefit obligations.................................................   $664.3    $543.0
                                                                                        ------    ------
     Projected benefit obligations...................................................   $716.0    $599.0
Plan assets at fair value............................................................    778.1     729.2
                                                                                        ------    ------
Plan assets in excess of projected benefit obligations...............................     62.1     130.2
Unrecognized net (gain) loss.........................................................     34.5     (45.2)
Unrecognized net asset at December 31, being recognized over 14 to 15 years..........    (29.2)    (33.2)
                                                                                        ------    ------
          Net pension asset..........................................................   $ 67.4    $ 51.8
                                                                                        ------    ------
                                                                                        ------    ------

     Approximately 44% of plan assets at December 31, 1993 are invested in cash equivalents or debt securities and 56% are invested in equity securities, including common stock of JS Group having a market value of $87.7 million.

                         JEFFERSON SMURFIT CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993
                         (TABULAR AMOUNTS IN MILLIONS)

POSTRETIREMENT HEALTH CARE AND LIFE INSURANCE BENEFITS

     The Company provides certain health care and life insurance benefits for all salaried and certain hourly employees. The Company has various plans under which the cost may be borne either by the Company, the employee or partially by each party. The Company does not currently fund these plans. These benefits are discretionary and are not a commitment to long-term benefit payments. The plans were amended effective January 1, 1993 to allow employees who retire on or after January 1, 1994 to become eligible for these benefits only if they retire after age 60 while working for the Company.

     Effective January 1, 1993, the Company adopted SFAS No. 106, 'Employers' Accounting for Postretirement Benefits Other Than Pensions', which requires companies to accrue the expected cost of retiree benefit payments, other than pensions, during employees' active service period. The Company elected to immediately recognize the accumulated liability, measured as of January 1, 1993. The cumulative effect of this change in accounting principle resulted in a charge of $37.0 million (net of income tax benefits of $21.9 million). The Company had previously recorded an obligation of $36.0 million in connection with prior business combinations. The net periodic postretirement benefit cost for 1993 was $9.8 million. In 1992 and 1991, the cost of the postretirement benefits was recognized as claims were paid and was $6.4 million and $5.3 million, respectively.

     The following table sets forth the accumulated postretirement benefit obligation ('APBO') with respect to these benefits as of December 31, 1993:

Retirees...................................................................   $ 58.3
Active employees...........................................................     51.8
                                                                              ------
Total accumulated postretirement benefit obligation........................    110.1
Unrecognized net loss......................................................    (11.9)
                                                                              ------
Accrued postretirement benefit cost........................................   $ 98.2
                                                                              ------
                                                                              ------

     Net periodic postirement benefit cost for 1993 included the following components:

Service cost of benefits earned............................................   $  1.5
Interest cost on accumulated postretirement benefit obligation.............      8.3
                                                                              ------
Net periodic postretirement benefit cost...................................   $  9.8
                                                                              ------
                                                                              ------

     A weighted-average discount rate of 7.6% was used in determining the APBO at December 31, 1993. The weighted-average annual assumed rate of increase in the per capita cost of covered benefits ('healthcare cost trend rate') was 11%, with an annual decline of 1% until the rate reaches 5%. The effect of a 1% increase in the assumed healthcare cost trend rate would increase both APBO as of December 31, 1993 by $5.7 million and the annual net periodic postretirement benefit cost for 1993 by $.8 million.

1992 STOCK OPTION PLAN

     Effective August 26, 1992, the Company adopted the 1992 Stock Option Plan (the 'Plan') which replaced the 1990 Long-Term Management Incentive Plan. Under the Plan, selected employees of the Company and its affiliates and subsidiaries are granted non-qualified stock options, up to a maximum of 603,656 shares, to acquire shares of common stock of the Company. The stock options are exercisable at a price equal to the fair market value, as defined, of the Company's common stock on the date of grant. The options vest pursuant to the schedule set forth for each option and expire upon the earlier of twelve years from the date of grant or termination of employment. The stock options become exercisable upon the earlier of the occurrence of certain trigger dates, as defined, or eleven years from the date of grant. Options for 494,215 and 502,645 shares, were outstanding at December 31, 1993 and 1992, respectively at an exercise price of $100.00, none of which were exercisable.

                         JEFFERSON SMURFIT CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993
                         (TABULAR AMOUNTS IN MILLIONS)

9. LEASES

     The Company leases certain facilities and equipment for production, selling and administrative purposes under operating leases. Future minimum lease payments at December 31, 1993, required under operating leases that have initial or remaining noncancelable lease terms in excess of one year are $30.3 million in 1994, $22.5 million in 1995, $15.5 million in 1996, $11.3 million in 1997,
$8.3 million in 1998 and $19.1 million thereafter.

     Net rental expense was $45.0 million, $42.2 million, and $38.7 million for 1993, 1992 and 1991, respectively.

10. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair values of the Company's financial instruments are as follows:

                                                                                      DECEMBER 31,
                                                                      --------------------------------------------
                                                                              1993                    1992
                                                                      --------------------    --------------------
                                                                      CARRYING      FAIR      CARRYING      FAIR
                                                                       AMOUNT      VALUE       AMOUNT      VALUE
                                                                      --------    --------    --------    --------
Cash and cash equivalents..........................................   $   44.2    $   44.2    $   45.0    $   45.0
Long-term debt, including current maturities.......................    2,629.4     2,686.4     2,535.4     2,540.4
Gain (loss) on interest rate swap agreements.......................                   (3.9)                  (35.5)

     The carrying amount of cash equivalents approximate fair value because of the short maturity of those instruments. The fair value of the Company's long-term debt is estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities. The fair value of the interest rate swap agreements is the estimated amount the Company would pay, net of accrued interest expense, to terminate the agreements at December 31, 1993, taking into account current interest rates and the current credit worthiness of the swap counterparties.

11. RESTRUCTURING AND OTHER CHARGES

     In September 1993, the Company recorded a pre-tax charge of $150 million to recognize the effects of a restructuring program designed to improve the Company's long-term competitive position and future profitability and to provide for environmental and other matters. Charges related to the restructuring program consist of approximately $96 million of expenses associated with plant closures, reductions in workforce, realignment and consolidation of various manufacturing operations and write-downs of nonproductive assets. The charge also includes a provision of $54 million related primarily to environmental remediation costs associated with plant closures, and existing and former operating sites. See Restructuring and Other Charges section of Management's Discussion and Analysis of Operation.

12. CONTINGENCIES

     The Company is a defendant in a number of lawsuits and claims arising out of the conduct of its business. While the ultimate results of such suits or other proceedings against the Company cannot be predicted with certainty, the management of the Company believes that resolution of these matters will not have a material adverse effect on its consolidated financial condition or results of operation.

13. BUSINESS SEGMENT INFORMATION

     The Company's business segments are paperboard/packaging products and newsprint. Substantially all the Company's operations are in the United States. The Company's customers represent a diverse

                         JEFFERSON SMURFIT CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993
                         (TABULAR AMOUNTS IN MILLIONS)

range of industries including paperboard and paperboard packaging, consumer products, wholesale trade, retailing agri-business, and newspaper publishing located throughout the United States. Credit is extended based on an evaluation of the customer's financial condition. The paperboard/packaging products segment includes the manufacture and distribution of containerboard, boxboard and cylinderboard, corrugated containers, folding cartons, fibre partitions, spiral cores and tubes, labels and flexible packaging. A summary by business segment of net sales, operating profit, identifiable assets, capital expenditures and depreciation, depletion and amortization follows:

                                                                                      YEAR ENDED DECEMBER 31,
                                                                                  --------------------------------
                                                                                    1993        1992        1991
                                                                                  --------    --------    --------
Net sales
     Paperboard/packaging products.............................................   $2,699.5    $2,751.0    $2,653.9
     Newsprint.................................................................      248.1       247.4       286.2
                                                                                  --------    --------    --------
                                                                                  $2,947.6    $2,988.4    $2,940.1
                                                                                  --------    --------    --------
                                                                                  --------    --------    --------
Operating profit (loss)
     Paperboard/packaging products.............................................   $   13.3    $  281.4    $  273.0
     Newsprint.................................................................      (21.4)      (10.3)      (36.4)
                                                                                  --------    --------    --------
          Total operating profit (loss)........................................       (8.1)      271.1       309.4
Interest expense, net..........................................................     (252.7)     (298.3)     (333.7)
                                                                                  --------    --------    --------
     Loss before income taxes, equity in earnings (loss) of affiliates, minority interests, extraordinary item, and cumulative effect of
       accounting changes......................................................   $ (260.8)   $  (27.2)   $  (24.3)
                                                                                  --------    --------    --------
                                                                                  --------    --------    --------
Identifiable assets
     Paperboard/packaging products.............................................   $2,153.3    $1,960.6    $1,971.6
     Newsprint.................................................................      224.9       235.1       253.1
     Corporate assets..........................................................      218.8       240.7       235.4
                                                                                  --------    --------    --------
                                                                                  $2,597.1    $2,436.4    $2,460.1
                                                                                  --------    --------    --------
                                                                                  --------    --------    --------
Capital expenditures
     Paperboard/packaging products.............................................   $  107.2    $   91.6    $  114.7
     Newsprint.................................................................       10.2         6.3         4.2
                                                                                  --------    --------    --------
                                                                                  $  117.4    $   97.9    $  118.9
                                                                                  --------    --------    --------
                                                                                  --------    --------    --------
Depreciation, depletion and amortization
     Paperboard/packaging products.............................................   $  115.2    $  121.2    $  116.7
     Newsprint.................................................................       15.6        13.7        13.3
                                                                                  --------    --------    --------
                                                                                  $  130.8    $  134.9    $  130.0
                                                                                  --------    --------    --------
                                                                                  --------    --------    --------

     Sales and transfers between segments are not material. Export sales are less than 10% of total sales. Corporate assets consist principally of cash and cash equivalents, refundable and deferred income taxes, investments in affiliates, deferred debt issuance costs and other assets which are not specific to a segment.

                         JEFFERSON SMURFIT CORPORATION
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1993
                         (TABULAR AMOUNTS IN MILLIONS)

14. QUARTERLY RESULTS (UNAUDITED)

     The  following  is  a  summary  of  the  unaudited  quarterly  results   of
operations:

                                                                     FIRST     SECOND      THIRD     FOURTH
                                                                    QUARTER    QUARTER    QUARTER    QUARTER
                                                                    -------    -------    -------    -------
1993
     Net sales...................................................   $735.9     $734.9     $745.7     $731.1
     Gross profit................................................    100.1       99.4       95.8       79.2
     Income (loss) from operations(1)............................     39.8       40.0     (111.6 )     17.1
     Income (loss) before extraordinary item and cumulative
       effect of accounting changes..............................    (15.5 )    (14.6 )   (116.7 )    (27.8 )
     Loss from early extinguishment of debt......................               (37.8 )
     Cumulative effect of changes in accounting principles
          Postretirement benefits................................    (37.0 )
          Income taxes...........................................     20.5
     Net loss....................................................    (32.0 )    (52.4 )   (116.7 )    (27.8 )
1992
     Net sales...................................................   $741.9     $794.0     $773.0     $734.5
     Gross profit................................................    110.7      121.5      140.5      126.4
     Income from operations......................................     53.7       65.3       83.6       65.1
     Income (loss) before extraordinary item.....................    (19.9 )    (11.3 )      1.6       (4.4 )
     Loss from early extinguishment of debt......................                          (49.8 )
     Net loss....................................................    (19.9 )    (11.3 )    (48.2 )     (4.4 )

- ------------

(1) In the third quarter of 1993, the Company recorded a pre-tax charge of $150 million for restructuring and other charges to recognize the effects of a restructuring program designed to improve the Company's long term competitive position and future profitability and to provide for environmental and other matters.

                                      [LOGO]
                         JEFFERSON SMURFIT CORPORATION

PROSPECTUS (SUBJECT TO COMPLETION)
ISSUED FEBRUARY 18, 1994
                               14,650,000 SHARES
                         JEFFERSON SMURFIT CORPORATION
                                  COMMON STOCK

- ----------------------------------------------------------
ALL OF THE SHARES OF COMMON STOCK OFFERED HEREBY ARE BEING SOLD BY THE COMPANY. OF THE 14,650,000 SHARES OF COMMON STOCK BEING OFFERED, 2,930,000 SHARES ARE
 BEING OFFERED INITIALLY OUTSIDE OF THE UNITED STATES AND CANADA BY THE INTERNATIONAL UNDERWRITERS AND 11,720,000 SHARES ARE BEING OFFERED INITIALLY
   IN  THE  UNITED  STATES  AND  CANADA  BY  THE  U.S.  UNDERWRITERS.   SEE
     'UNDERWRITERS'. PRIOR TO THIS OFFERING, THERE HAS BEEN NO PUBLIC MARKET FOR THE COMMON STOCK OF THE COMPANY. IT IS CURRENTLY ESTIMATED
      THAT THE INITIAL  PUBLIC OFFERING  PRICE PER  SHARE WILL  BE IN  THE
      RANGE OF $        TO $        . SEE 'UNDERWRITERS' FOR A DISCUSSION
       OF  THE  FACTORS  CONSIDERED  IN  DETERMINING  THE  INITIAL PUBLIC
                                  OFFERING PRICE.

        THE COMPANY IS  ALSO SELLING            SHARES  OF COMMON  STOCK
        (ASSUMING  THE PRICE TO PUBLIC IS EQUAL TO THE MIDPOINT OF THE
          RANGE SET FORTH ABOVE) TO SMURFIT INTERNATIONAL, B.V. (OR A CORPORATE AFFILIATE), THE CURRENT BENEFICIAL OWNER OF 50%
           OF THE COMPANY'S OUTSTANDING STOCK,  AT A PRICE PER  SHARE
           EQUAL  TO THE PRICE  TO PUBLIC PER  SHARE OF COMMON STOCK
            OFFERED HEREBY (OR FOR AN AGGREGATE PURCHASE PRICE  OF
              $100  MILLION).  FOR  A FURTHER  DESCRIPTION  OF THE
              TERMS AND  CONDITIONS  OF  SUCH  SALE  AND  CERTAIN
                  RELATED MATTERS SEE 'RECAPITALIZATION PLAN'.

- ----------------------------------------------------------
                    APPLICATION WILL BE MADE TO LIST THE COMMON STOCK ON THE NEW
                              YORK STOCK EXCHANGE.

- ----------------------------------------------------------
  SEE 'RISK FACTORS' FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE
                                   INVESTORS.

    --------------------------------

THESE  SECURITIES HAVE  NOT BEEN APPROVED  OR DISAPPROVED BY  THE SECURITIES AND
  EXCHANGE  COMMISSION,  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
    SECURITIES  AND EXCHANGE  COMMISSION OR ANY  STATE SECURITIES COMMISSION
      PASSED UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.  ANY
                   REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        ----------------------------------------

                               PRICE $   A SHARE

              ----------------------------------------------------

                                                               UNDERWRITING
                                                PRICE TO      DISCOUNTS AND      PROCEEDS TO
                                                 PUBLIC       COMMISSIONS(1)      COMPANY(2)
                                              ------------    --------------     ------------
Per Share.................................         $                $                 $
Total(3)..................................         $                $                 $

- ------------
     (1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
     (2)  Before  deducting  expenses  payable  by  the  Company  estimated   at
          $          . Excludes  proceeds of sale  of shares of  Common Stock to
          Smurfit International, B.V. No underwriting discounts or commissions will be paid on the sale of such shares.
     (3) The Company has granted the U.S. Underwriters an option, exercisable within 30 days from the date hereof to purchase in the aggregate up to 2,197,500 additional shares of Common Stock, at the Price to Public less underwriting discounts and commissions, for purpose of covering over-allotments, if any. If the option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions, and Proceeds
          to  Company will be $       ,  $       and $       , respectively. See
          'Underwriters'.

- ----------------------------------------------------------
    The Shares are offered, subject to prior sale, when, as and if accepted by the Underwriters and subject to approval of certain legal matters by Shearman & Sterling, counsel for the Underwriters. It is expected that delivery of the
Shares  will be made on or  about               , 1994,  at the office of Morgan
Stanley & Co. Incorporated, New York, New York, against payment therefor in New York funds.

- ----------------------------------------------------------
MORGAN STANLEY & CO.
       INTERNATIONAL
                  KIDDER, PEABODY INTERNATIONAL LIMITED
                                          SALOMON BROTHERS INTERNATIONAL LIMITED
            , 1994

                 [ALTERNATE PAGE FOR INTERNATIONAL PROSPECTUS]

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth all fees and expenses payable by the Registrant in connection with the offering of the securities being registered hereby, other than underwriting discounts and commissions. All of such expenses, except the Securities and Exchange Commission registration fee and the National Association of Securities Dealers, Inc. filing fees, are estimated.

                                              EXPENSES                                                   AMOUNT
- ----------------------------------------------------------------------------------------------------   ----------
Security and Exchange Commission registration fee...................................................   $  153,578
National Association of Securities Dealers, Inc. filing fee.........................................
Blue Sky fees and expenses..........................................................................
New York Stock Exchange listing fees................................................................
Printing and engraving expenses.....................................................................
Legal fees and expenses.............................................................................
Accounting fees and expenses........................................................................
Transfer Agent fees and expenses....................................................................
Miscellaneous.......................................................................................
                                                                                                       ----------
          Total.....................................................................................   $
                                                                                                       ----------
                                                                                                       ----------

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Restated Certificate of Incorporation of the Registrant provides the Registrant with the authority to indemnify directors, officers, employees and agents of the Registrant to the full extent allowed by the laws of the State of Delaware as those laws exist now or as they may hereafter be amended. In addition, the stockholders of the Registrant have approved the execution by the Registrant of indemnification agreements with directors and officers of the Registrant. The indemnification agreements approved by the stockholders provide that the Registrant shall indemnify directors and officers to the same extent as would otherwise be available to the indemnified parties had the Registrant purchased directors and officers liability insurance. To date, indemnification agreements with all of the Registrant's respective directors have been executed by the Registrant and such directors.

     See  Item   17   for  the   Registrant's   undertaking  with   respect   to
indemnification.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

                      TITLE OF SECURITIES       SHARES OF
   DATE OF SALE              SOLD            SECURITIES SOLD*                   PURCHASERS
- ------------------   ---------------------   ----------------   ------------------------------------------
August 26, 1992      Class A Common Stock          330,000                   Smurfit Holdings
August 26, 1992      Class B Common Stock          330,000                       MSLEF II
August 26, 1992      Class C Common Stock        1,212,788                       MSLEF II
August 26, 1992      Class C Common Stock          150,000                     Leeway & Co.
August 26, 1992      Class C Common Stock          250,000        Mellon Bank, N.A. as trustee of First
                                                                            Plaza Group Trust
August 26, 1992      Class C Common Stock           52,333                    MSLEF II, Inc.
August 26, 1992      Class C Common Stock            4,879            SIBV/MS Equity Investors, L.P.
December 31, 1993    Class D Common Stock        1,670,000                  Smurfit Packaging

- ------------

* Share data are not adjusted to reflect the ten-for-one stock split pursuant to the Reclassification.

     The sales described above were made in reliance upon the exemption provided under SS 4(2) of the Securities Act of 1933. Each share of stock was sold for $100 with the exception of the 1,670,000 Class D shares received by Smurfit Packaging upon the conversion of all of its Old Preferred Stock.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

          1.1*        Form of U.S. Underwriting Agreement.
          1.2*        Form of International Underwriting Agreement.
          3.1*        Form of Restated Certificate of Incorporation of the Company.
          3.2*        Form of By-laws of the Company.
          4.1*        Form of certificate for the Company's Common Stock.
          4.2*        Form of Indenture for the 1993 Notes.
          4.3*        Form of Indenture for the Senior Notes.
          4.4*        Form of Indenture for the Senior Subordinated Notes.
          4.5*        Form of Indenture for the Subordinated Debentures.
          4.6*        Form of Indenture for the Junior Subordinated Accrual Debentures.
          5.1*        Opinion of Skadden, Arps, Slate, Meagher & Flom.
         10.1(a)      Financial Advisory Services Agreement, dated September 12, 1989, among MS&Co., the Company and SIBV (incorporated by reference to Exhibit 10.8(a) to JSC/CCA's Registration Statement
                      on Form S-1 (File No. 33-31212)).
         10.1(b)      Financial Advisory  Services Agreement  Amendment, dated  as of  October 19,  1989,  among
                      MS&Co.,  the Company and SIBV  (incorporated by reference to  Exhibit 10.8(b) to JSC/CCA's
                      Registration Statement on Form S-1 (File No. 33 31212)).
         10.2         Stock Purchase Agreement,  dated as  of January  15, 1986,  between JSC  and Times  Mirror
                      (incorporated  by  reference to  Exhibit  2 to  JSC's Current  Report  on Form  8-K, dated
                      February 21, 1986).
         10.3         Shareholders Agreement,  dated as  of February  21,  1986, between  JSC and  Times  Mirror
                      (incorporated  by reference  to Exhibit  4.2 to  JSC's Current  Report on  Form 8-K, dated
                      February 21, 1986).
         10.4         1989 Management  Incentive Plan  (incorporated by  reference to  Exhibit 10(ab)  to  JSC's quarterly report on Form 10-Q for the quarter ended March 31, 1989).
         10.5         Deferred  Compensation Agreement, dated January 1, 1979,  between JSC and James B. Malloy, as amended and effective November 10, 1983 (incorporated by reference to Exhibit 10(m)  to
                      JSC's Registration Statement on Form S-1 (File No. 2-86554)).
         10.6(a)      JSC  Deferred Compensation Capital Enhancement Plan  (incorporated by reference to Exhibit
                      10(r) to JSC's quarterly report on Form 10-Q for the quarter ended September 30, 1985).
         10.6(b)      Amendment No. 1  to the Deferred  Compensation Capital Enhancement  Plan (incorporated  by reference  to Exhibit 10.37  to JSC/CCA's Annual Report  on Form 10-K  for the fiscal year ended December 31, 1989).
         10.7         Letter Agreement, dated November 24, 1982,  between C. Larry Bradford and Alton  Packaging
                      Corporation,  as amended  and effective  November 10,  1983 (incorporated  by reference to
                      Exhibit 10(g) to JSC's Registration Statement on Form S-1 (File No. 2-86554)).
         10.8         Form  of  Agreement  for  Indemnification  of  Directors  and  Officers  of  JSC  and  CCA
                      (incorporated  by reference to Exhibit  10(v) to JSC's Annual Report  on Form 10-K for the
                      fiscal year ended December 31, 1986).
         10.9(a)      JSC Deferred Director's Fee Plan (incorporated by reference to Exhibit 10.33 to  JSC/CCA's
                      Annual Report on Form 10-K for the fiscal year ended December 31, 1989).
         10.9(b)      Amendment  No. 1 to JSC Deferred Director's Fee Plan (incorporated by reference to Exhibit
                      10.34 to JSC/CCA's  Annual Report  on Form  10-K for the  fiscal year  ended December  31,
                      1989).
         10.10*       JSC Management Incentive Plan 1994.
         10.11        Restated  Newsprint Agreement,  dated January 1,  1990, by  and between SNC  and The Times
                      Mirror Company (incorporated by reference to Exhibit 10.39 to JSC's Annual Report on  Form
                      10-K  for the  fiscal year ended  December 31, 1990).  Portions of this  exhibit have been excluded pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

         10.12        Operating Agreement,  dated  as  of  April  30, 1992,  by  and  between  CCA  and  Smurfit
                      Paperboard,  Inc. (incorporated by reference to Exhibit 10.42 to JSC's quarterly report on
                      Form 10-Q for the quarter ended March 31, 1992).
         10.13        Rights Agreement, dated  as of April  30, 1992,  among CCA, Smurfit  Paperboard, Inc.  and
                      Bankers  Trust Company, as collateral trustee  (incorporated by reference to Exhibit 10.43 to JSC's quarterly report on Form 10-Q for the quarter ended March 31, 1992).
         10.14        Registration Rights Agreement, dated as  of August 26, 1992,  among MSLEF II, the  Company and  SIBV (incorporated by  reference to Exhibit  10.45 to JSC's  quarterly report on Form
                      10-Q for the quarter ended September 30, 1992).
         10.15*       Amendment No. 1, dated April 15, 1993,  to the Registration Rights Agreement, dated as  of
                      August 26, 1992, among the Company, MSLEF II and SIBV.
         10.16        1992  SIBV/MS Holdings, Inc. Stock Option Plan (incorporated by reference to Exhibit 10.48 to JSC's quarterly report on Form 10-Q for the quarter ended September 30, 1992).
         10.17*       Form of Stockholders Agreement, dated as of                   , 1994, among MSLEF II,  the
                      Company and SIBV.
         10.18*       Commitment  Letter, dated February 10, 1994, among  JSC, CCA, Chemical, Bankers Trust, CSI and BTSC.
         11.1         Calculation of Historical Per Share Earnings.
         12.1         Calculation of Historical Ratios of Earnings to Fixed Charges.
         21.1         Subsidiaries of the Company.
         23.1*        Consent of Skadden, Arps, Slate, Meagher & Flom (included in Exhibit 5).
         23.2         Consent of Ernst & Young.
         24.1         Powers of Attorney.

     (b) ** Financial Statement Schedules:

        Schedule II:     Amounts Receivable From  Related Parties  and Underwriters,  Promoters and  Employees
                           Other than Related Parties
        Schedule V:      Property, Plant and Equipment
        Schedule VI:     Accumulated Depreciation, Depletion and Amortization of Property, Plant and Equipment
        Schedule VIII:   Valuation and Qualifying Accounts
        Schedule X:      Supplementary Income Statement Information

*  To be filed by amendment.

** All other schedules specified under Regulation S-X for the Registrant have been omitted because they are either not applicable, not required or because the information required is included in the Financial Statements of the Registrant or notes thereto.

ITEM 17. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 ('Securities Act') may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The Registrant hereby undertakes:

          (1) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon

     Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To provide the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on February 18, 1994.

                                          SIBV/MS HOLDINGS, INC.

                                          By          /s/ JOHN R. FUNKE
                                             ...................................
                                                       John R. Funke
                                                     Vice President and
                                                  Chief Financial Officer

     Pursuant   to  the  requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                       TITLE                               DATE
- ------------------------------------------  ----------------------------------------------   ------------------
                    *                       Director, Chairman of the Board
 .........................................
           MICHAEL W.J. SMURFIT
                    *                       Director, President and Chief Executive
 .........................................  Officer (Principal Executive Officer)
             JAMES E. TERRILL
            /s/ JOHN R. FUNKE               Vice President and Chief Financial Officer       February 18, 1994
 .........................................  (Principal Financial and
              JOHN R. FUNKE                 Accounting Officer)
                    *                       Director
 .........................................
             HOWARD E. KILROY
                    *                       Director
 .........................................
            DONALD P. BRENNAN
                    *                       Director
 .........................................
             ALAN E. GOLDBERG
                    *                       Director
 .........................................
             DAVID R. RAMSAY

                                          *By          /s/ JOHN R. FUNKE
                                              ..................................
                                                        JOHN R. FUNKE
                                                      ATTORNEY-IN-FACT
                                                      FEBRUARY 18, 1994

                                  THE COMPANY
             SCHEDULE II -- AMOUNTS RECEIVABLE FROM RELATED PARTIES
                AND UNDERWRITERS, PROMOTERS, AND EMPLOYEES OTHER
                              THAN RELATED PARTIES
                                 (IN MILLIONS)

               COLUMN A                    COLUMN B      COLUMN C           COLUMN D                 COLUMN E
- --------------------------------------    ----------     --------     ---------------------     -------------------
                                                                                                  BALANCE AT END
                                                                           DEDUCTIONS                OF PERIOD
                                                                      ---------------------     -------------------


                                          BALANCE AT                                AMOUNTS
                                          BEGINNING                    AMOUNTS      WRITTEN                   NOT
            NAME OF DEBTOR                OF PERIOD      ADDITIONS    COLLECTED       OFF       CURRENT     CURRENT
- --------------------------------------    ----------     --------     ---------     -------     -------     -------
Year ended December 31, 1993
  JS Group............................       $             $            $            $           $           $
                                            -----        --------     ---------     -------     -------     -------
                                            -----        --------     ---------     -------     -------     -------
Year ended December 31, 1992
  JS Group............................       $             $            $            $           $           $
                                            -----        --------     ---------     -------     -------     -------
                                            -----        --------     ---------     -------     -------     -------
Year ended December 31, 1991
  JS Group............................       $5.2          $            $ 5.2        $           $           $
                                            -----        --------     ---------     -------     -------     -------
                                            -----        --------     ---------     -------     -------     -------

                                  THE COMPANY
                  SCHEDULE V -- PROPERTY, PLANT AND EQUIPMENT
                                 (IN MILLIONS)

                   COLUMN A                         COLUMN B      COLUMN C     COLUMN D       COLUMN E      COLUMN F
- -----------------------------------------------   ------------    --------    -----------    -----------    --------
                                                   BALANCE AT                                   OTHER
                                                  BEGINNING OF                                 CHANGES      BALANCE
                                                   PERIOD, AS     ADDITIONS                  ADD(DEDUCT)     AT END
                                                   PREVIOUSLY     AT COSTS                    DESCRIBE         OF
                CLASSIFICATION                      REPORTED        (A)       RETIREMENTS        (B)         PERIOD
- -----------------------------------------------   ------------    --------    -----------    -----------    --------
Year ended December 31, 1993
     Land......................................     $   47.6       $            $  (1.3)       $  13.9      $  60.2
     Buildings and leasehold improvements......        216.4          9.6          (2.6)          17.9        241.3
     Machinery, fixtures and equipment.........      1,477.8        119.7         (40.0)          43.6      1,601.1
     Construction in progress..................         53.3        (14.9)         (1.8)          (1.5)        35.1
                                                  ------------    --------    -----------    -----------    --------
                                                    $1,795.1       $114.4       $ (45.7)       $  73.9      $1,937.7
                                                  ------------    --------    -----------    -----------    --------
                                                  ------------    --------    -----------    -----------    --------
     Timberland, less timber depletion.........     $  226.4       $ 20.1       $   (.7)       $  15.7      $ 261.5
                                                  ------------    --------    -----------    -----------    --------
                                                  ------------    --------    -----------    -----------    --------
Year ended December 31, 1992
     Land......................................     $   47.3       $   .2       $              $    .1      $  47.6
     Buildings and leasehold improvements......        211.3          5.3           (.3)            .1        216.4
     Machinery, fixtures and equipment.........      1,418.8         79.1         (23.5)           3.4      1,477.8
     Construction in progress..................         59.1         (5.8)                                     53.3
                                                  ------------    --------    -----------    -----------    --------
                                                    $1,736.5       $ 78.8       $ (23.8)       $   3.6      $1,795.1
                                                  ------------    --------    -----------    -----------    --------
                                                  ------------    --------    -----------    -----------    --------
     Timberland, less timber depletion.........     $  228.5       $ 20.4       $  (2.2)       $ (20.3)     $ 226.4
                                                  ------------    --------    -----------    -----------    --------
                                                  ------------    --------    -----------    -----------    --------
Year ended December 31, 1991
     Land......................................     $   50.4       $   .3       $   (.1)       $  (3.3)     $  47.3
     Buildings and leasehold improvements......        205.0          4.9          (2.0)           3.4        211.3
     Machinery, fixtures and equipment.........      1,329.7         99.9         (13.4)           2.6      1,418.8
     Construction in progress..................         56.4          2.5                           .2         59.1
                                                  ------------    --------    -----------    -----------    --------
                                                    $1,641.5       $107.6       $ (15.5)       $   2.9      $1,736.5
                                                  ------------    --------    -----------    -----------    --------
                                                  ------------    --------    -----------    -----------    --------
     Timberland, less timber depletion.........     $  231.9       $ 16.9       $  (2.3)       $ (18.0)     $ 228.5
                                                  ------------    --------    -----------    -----------    --------
                                                  ------------    --------    -----------    -----------    --------

- ------------
(A) Includes capitalized leases which are not reflected in the Consolidated Statements of Cash Flow.

(B) See next page.

                                  THE COMPANY
                  SCHEDULE V -- PROPERTY, PLANT AND EQUIPMENT
                          COMPONENTS OF OTHER CHANGES
                                 (IN MILLIONS)

                                                                                                                  TOTAL
                                                                                           TIMBER                 OTHER
           CLASSIFICATION              ACQUISITIONS    SFAS 109(A)    RESTRUCTURING(B)    DEPLETION    OTHER     CHANGES
- ------------------------------------   ------------    -----------    ----------------    ---------    ------    -------
Year ended December 31, 1993
     Land...........................       $             $  15.2           $ (1.5)         $           $   .2    $ 13.9
     Buildings and leasehold
       improvements.................                        27.7             (9.9)                         .1      17.9
     Machinery, fixtures and
       equipment....................        1.4            120.5            (78.0)                        (.3)     43.6
     Construction in progress.......         .1                              (1.5)                        (.1)     (1.5 )
                                          -----        -----------        -------         ---------    ------    -------
                                           $1.5          $ 163.4           $(90.9)         $           $  (.1)   $ 73.9
                                          -----        -----------        -------         ---------    ------    -------
                                          -----        -----------        -------         ---------    ------    -------
     Timberland, less timber
       depletion....................       $             $  35.9                           $ (20.2)    $         $ 15.7
                                          -----        -----------        -------         ---------    ------    -------
                                          -----        -----------        -------         ---------    ------    -------
Year ended December 31, 1992
     Land...........................       $             $                 $               $           $   .1    $   .1
     Buildings and leasehold
       improvements.................                                                                       .1        .1
     Machinery, fixtures and
       equipment....................        5.2                                                          (1.8)      3.4
     Construction in progress.......
                                          -----        -----------        -------         ---------    ------    -------
                                           $5.2          $                 $               $           $ (1.6)   $  3.6
                                          -----        -----------        -------         ---------    ------    -------
                                          -----        -----------        -------         ---------    ------    -------
     Timberland, less timber
       depletion....................       $             $                 $               $ (20.3)    $         $(20.3 )
                                          -----        -----------        -------         ---------    ------    -------
                                          -----        -----------        -------         ---------    ------    -------
Year ended December 31, 1991
     Land...........................       $ .1          $                 $               $           $ (3.4)   $ (3.3 )
     Buildings and leasehold
       improvements.................         .8                                                           2.6       3.4
     Machinery, fixtures and
       equipment....................        3.2                                                           (.6)      2.6
     Construction in progress.......         .3                                                           (.1)       .2
                                          -----        -----------        -------         ---------    ------    -------
                                           $4.4          $                 $               $           $ (1.5)   $  2.9
                                          -----        -----------        -------         ---------    ------    -------
                                          -----        -----------        -------         ---------    ------    -------
     Timberland, less timber
       depletion....................       $             $                 $               $ (18.1)    $   .1    $(18.0 )
                                          -----        -----------        -------         ---------    ------    -------
                                          -----        -----------        -------         ---------    ------    -------

- ------------

 (A) Represents increase in property balances in connection with the adoption of SFAS No. 109. See footnote 6 to the December 31, 1993 consolidated financial statements.

 (B) Represents reduction in property balances in connection with restructuring and other charges. See footnote 11 to the December 31, 1993 consolidated financial statements.

                                  THE COMPANY
      SCHEDULE VI -- ACCUMULATED DEPRECIATION, DEPLETION AND AMORTIZATION
                        OF PROPERTY, PLANT AND EQUIPMENT
                                 (IN MILLIONS)

                                                  COLUMN B
                                                ------------     COLUMN C                      COLUMN E      COLUMN F
                                                 BALANCE AT     ----------                   ------------    --------
                                                BEGINNING OF    ADDITIONS                       OTHER        BALANCE
                  COLUMN A                       PERIOD, AS     CHARGED TO     COLUMN D        CHANGES        AT END
- ---------------------------------------------    PREVIOUSLY     COSTS AND     -----------    ADD (DEDUCT)       OF
                 DESCRIPTION                      REPORTED       EXPENSES     RETIREMENTS    DESCRIBE(A)      PERIOD
- ---------------------------------------------   ------------    ----------    -----------    ------------    --------
Year ended December 31, 1993:
     Buildings and leasehold improvements....      $ 52.1         $ 11.2        $  (1.6)        $ (5.8)       $ 55.9
     Machinery, fixtures and equipment.......       472.9           92.1          (19.1)         (38.6)        507.3
                                                ------------    ----------    -----------    ------------    --------
                                                   $525.0         $103.3        $ (20.7)        $(44.4)       $563.2
                                                ------------    ----------    -----------    ------------    --------
                                                ------------    ----------    -----------    ------------    --------
Year ended December 31, 1992:
     Buildings and leasehold improvements....      $ 41.9         $ 10.6        $   (.2)        $  (.2)       $ 52.1
     Machinery, fixtures and equipment.......       397.2           95.9          (20.2)                       472.9
                                                ------------    ----------    -----------    ------------    --------
                                                   $439.1         $106.5        $ (20.4)        $  (.2)       $525.0
                                                ------------    ----------    -----------    ------------    --------
                                                ------------    ----------    -----------    ------------    --------
Year ended December 31, 1991:
     Buildings and leasehold improvements....      $ 34.1         $  9.7        $  (1.9)        $             $ 41.9
     Machinery, fixtures and equipment.......       312.0           96.1          (11.7)            .8         397.2
                                                ------------    ----------    -----------    ------------    --------
                                                   $346.1         $105.8        $ (13.6)        $   .8        $439.1
                                                ------------    ----------    -----------    ------------    --------
                                                ------------    ----------    -----------    ------------    --------

- ------------

 (A) See next page.

     The annual provisions for depreciation have been computed principally in accordance with the following estimated lives:

          Building and leasehold improvements -- 20 to 50 years

          Machinery, fixtures and equipment -- 3 to 30 years

                                  THE COMPANY
       SCHEDULE VI -- ACCMULATED DEPRECIATION, DEPLETION AND AMORTIZATION
                          COMPONENTS OF OTHER CHANGES
                                 (IN MILLIONS)

                                                                                                                  TOTAL
                                                                                                                  OTHER
                  CLASSIFICATION                     ACQUISITIONS    SFAS 109(1)    RESTRUCTURING(2)    OTHER    CHANGES
- --------------------------------------------------   ------------    -----------    ----------------    -----    -------
Year Ended December 31, 1993
     Building and leasehold improvements..........       $              $  .2            $ (5.7)        $(.3 )   $ (5.8 )
     Machinery, fixtures and equipment............         .4             2.8             (41.8)                  (38.6 )
                                                          ---           -----           -------         -----    -------
                                                         $ .4           $ 3.0            $(47.5)        $(.3 )   $(44.4 )
                                                          ---           -----           -------         -----    -------
                                                          ---           -----           -------         -----    -------
Year ended December 31, 1992
     Buildings and leasehold improvements.........       $              $                $              $(.2 )   $  (.2 )
     Machinery, fixtures and equipment............
                                                          ---           -----           -------         -----    -------
                                                         $              $                $              $(.2 )   $  (.2 )
                                                          ---           -----           -------         -----    -------
                                                          ---           -----           -------         -----    -------
Year Ended December 31, 1991
     Buildings and leasehold improvements.........       $ .1           $                $              $(.1 )   $
     Machinery, fixtures and equipment............         .8                                                        .8
                                                          ---           -----           -------         -----    -------
                                                         $ .9           $                $              $(.1 )   $   .8
                                                          ---           -----           -------         -----    -------
                                                          ---           -----           -------         -----    -------

- ------------

(1) Represents increase in property balances in connection with the adoption of SFAS No. 109. See footnote 6 to the December 31, 1993 consolidated financial statements.

(2) Represents reduction in property balances in connection with restructuring and other charges. See footnote 11 to the December 31, 1993 consolidated financial statements.

                                  THE COMPANY
               SCHEDULE VIII -- VALUATION AND QUALIFYING ACCOUNTS
                                 (IN MILLIONS)

                                                     COLUMN B
                                                   ------------            COLUMN C                          COLUMN E
                                                    BALANCE AT     ------------------------     COLUMN D     --------
                                                   BEGINNING OF                  CHARGED TO    ----------    BALANCE
                    COLUMN A                        PERIOD, AS     CHARGED TO      OTHER       DEDUCTIONS     AT END
- ------------------------------------------------    PREVIOUSLY     COSTS AND      ACCOUNTS      DESCRIBE        OF
                  DESCRIPTION                        REPORTED       EXPENSES      DESCRIBE        (A)         PERIOD
- ------------------------------------------------   ------------    ----------    ----------    ----------    --------
Year ended December 31, 1993
     Allowance for doubtful accounts............       $7.8           $4.0          $             $2.6         $9.2
                                                      -----          -----         -----         -----       --------
                                                      -----          -----         -----         -----       --------
Year ended December 31, 1992
     Allowance for doubtful accounts............       $8.2           $3.5          $             $3.9         $7.8
                                                      -----          -----         -----         -----       --------
                                                      -----          -----         -----         -----       --------
Year ended December 31, 1991
     Allowance for doubtful accounts............       $7.8           $3.6          $             $3.2         $8.2
                                                      -----          -----         -----         -----       --------
                                                      -----          -----         -----         -----       --------

- ------------

(A) Uncollectible accounts written off, net of recoveries.

                                  THE COMPANY
            SCHEDULE X -- SUPPLEMENTARY INCOME STATEMENT INFORMATION
                                 (IN MILLIONS)

                                                                                        COLUMN B
                                                                          -------------------------------------
                     COLUMN A                                                    YEAR ENDED DECEMBER 31,
- ---------------------------------------------------                       -------------------------------------
                       ITEM                                    1993                       1992                       1991
- ---------------------------------------------------   -----------------------    -----------------------    -----------------------
Maintenance and repairs............................           $ 237.8                    $ 232.0                    $ 208.5

     Amounts for (i) depreciation and amortization of intangible assets, pre-operating costs and similar deferrals, (ii) taxes, other than payroll and income taxes, (iii) royalties and (iv) advertising costs are not presented as such amounts are less than 1% of total sales and revenue in all periods.